UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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THE CHEMOURS COMPANY

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Chemours™

2026
PROXY STATEMENT

AND NOTICE OF ANNUAL SHAREHOLDERS MEETING

March 10, 2026	1007 Market Street Wilmington, Delaware 19801
DEAR FELLOW SHAREHOLDERS:
MARY B. CRANSTON CHAIR OF THE BOARD
On behalf of the Board of Directors, thank you for your continued trust and investment in Chemours. I’ve had the privilege of serving on Chemours’ Board since the company’s inception in 2015. Today, it is an honor to address you for the first time as Chair of the Board and share our progress over the past year.
NEW BOARD STRUCTURE FOR LONG-TERM SUCCESS
In September 2025, I was appointed Chair of the Board and Alister Cowan was named Lead Independent Director of the Board, succeeding our former Chair, Dawn Farrell, who was tapped for a high-level position with the Canadian government. In this new structure, I lead the Board, set the agenda, and drive its focus on long-term strategy and shareholder value creation. I am the liaison between our CEO, Denise Dignam, and the independent directors. Working closely with Mr. Cowan, I oversee shareholder engagement and represent the Board in communications with shareholders. Mr. Cowan brings deep financial expertise and works hand in hand with me on Board activities related to overall financial performance. He leads Board discussions regarding capital allocation, financial performance, risk topics and corporate development activities. Together alongside our fellow directors, we support our CEO and the full management team as they execute Chemours’ Pathway to Thrive (“PTT”) strategy.
On behalf of the Board, I would like to express our sincere gratitude to our former Chair, Dawn Farrell, for her outstanding leadership and contributions to Chemours since its founding. Mrs. Farrell’s guidance and dedication helped position Chemours for the future, and I am proud to continue building on the foundation she established.
In 2025, we continued to strengthen our Board’s financial depth and capital markets expertise with additions of George R. Brokaw and Courtney R. Mather who were elected as new directors at last year’s Annual Meeting. Chaired by Mr. Cowan, the Audit, Risk and Finance Committee (previously the Audit Committee) expanded its oversight in 2025 and has deepened its focus on capital allocation, treasury, finance, liquidity and investment matters. Demonstrating the depth of our Board leadership, two experienced new committee chairs were appointed in 2025: Sean D. Keohane took over for me as Chair of the Nominating and Corporate Governance Committee, and Livingston L. (Tony) Satterthwaite succeeded Mr. Keohane as Chair of the Compensation and Leadership Development Committee.
Following our multi-year refresh of our Board, I am confident we have the right mix of skills, experience, and industry insight to support Chemours’ long-term growth and strategic priorities.
DISCIPLINED EXECUTION AGAINST PATHWAY TO THRIVE STRATEGY IN 2025
I’m extremely proud of the progress Ms. Dignam and the Chemours management team delivered in 2025, especially in the face of challenging market dynamics. They remained focused on advancing actions within their control and executed against the PTT strategy to strengthen the Company’s position and support more consistent performance and value creation over time.

Under Ms. Dignam’s leadership, management strengthened its balance sheet, sharpened its focus on cash generation and capital discipline, simplified its operating footprint, improved its operational rigor, resolved legacy liabilities, and advocated for the essentiality of Chemours’ chemistries. At the same time, management made deliberate progress in positioning Chemours for the future by advancing growth opportunities in high potential sectors — including data centers, semiconductors, and low global warming refrigerants — where Chemours’ differentiated technologies and expertise are positioned to win.
The Board is encouraged by the momentum built in Ms. Dignam’s first full year as CEO and is confident in management’s ability to continue translating these actions into durable shareholder value.
LEADING RESPONSIBLY
Leading responsibly remains central to the Board’s oversight and Chemours’ long-term success. Over the past year, Chemours continued to demonstrate industry leadership in responsible manufacturing, foster a strong culture of accountability and ethics, and enhance its approach to identifying and managing enterprise risks.
Following the launch of our refreshed values in 2024, management remained focused on strengthening our Speak Up culture by encouraging employees to raise concerns and engage in open dialogue without fear of retaliation.
Chemours also continued to strengthen how enterprise risks are identified, assessed, and managed across the Company. Risk discussions are integrated with the Company’s strategic planning and ongoing business reviews, supporting informed decision-making aligned with the PTT strategy.
In 2025, Chemours refreshed its 2030 Corporate Responsibility Commitment (“CRC”) goals, more closely aligning them with Chemours’ Trusted Chemistry vision, strategic priorities, and evolving stakeholder expectations — and continued to advance progress against the individual goals throughout the year. Environmental, health, and safety performance remains foundational to how we operate. Through sustained focus on responsible manufacturing, we are protecting our privilege to operate and building a stronger Chemours.
COMMITTED TO SHAREHOLDER ENGAGEMENT AND RESPONSIVENESS
The Board values the perspectives of our shareholders and maintains an active dialogue on governance, stewardship, and long-term priorities. In 2025, members of the Board engaged with shareholders to discuss stewardship and governance-related matters. By engaging regularly, we broaden our perspective and ensure we remain responsive to the long-term interests of our shareholders while advancing Chemours’ vision for sustainable growth.
LOOKING AHEAD
Chemours enters 2026 with a clear strategy, industry leading businesses, a strengthened leadership team, and a Board deeply committed to long-term value creation. Our PTT framework is more than a plan — it’s a roadmap for sustainable growth, operational excellence, and responsible leadership. With the right talent, governance, and strategic focus in place, we are confident in Chemours’ ability to deliver strong performance and create enduring shareholder value.
On behalf of the Board, I invite you to attend our 2026 Annual Meeting of Shareholders on Friday, April 24, 2026 at 10:00 am ET. The attached Notice of the 2026 Annual Meeting of Shareholders and Proxy Statement contains information about the business to be conducted at the Annual Meeting. We look forward to continuing the dialogue with you, our shareholders, and thank you for your ongoing support. Together, we will continue to build a stronger Chemours — one that thrives for decades to come.
Sincerely,
Mary B. Cranston
Chair of the Board

ABOUT CHEMOURS
OUR COMPANY
CHEMOURS DELIVERS TRUSTED CHEMISTRY THAT IS ESSENTIAL TO THE WORLD
The Chemours Company is a leading, global provider of performance chemicals that are key inputs in end-products and processes in a variety of industries. Our world-class product portfolio and unmatched expertise in chemistry brings everyday convenience to virtually everything people touch in their daily lives, making our products and the solutions they enable both vital and essential.
Science and technology are the cornerstones of our innovation, with a focus on key markets, including clean energy, advanced electronics and high-performance computing, sustainable cooling, high-quality paints, coatings and laminates. Our customer base includes a diverse set of companies, many of which are leaders in their respective industries.
We are committed to creating value for our customers and stakeholders around the world through innovative and sustainable solutions, using chemistry to help people live better and communities thrive. Our talented and deeply knowledgeable people move our business forward and are Chemours’ greatest advantage in achieving the best outcomes for our business, shareholders and communities.
INDUSTRY LEADING BUSINESSES

THERMAL & SPECIALIZED SOLUTIONS	TITANIUM TECHNOLOGIES	ADVANCED PERFORMANCE MATERIALS
Leading global provider of refrigerants, thermal management solutions, propellants, and specialty solvents.	Global manufacturer of high-quality titanium dioxide (“TiO2”) pigment, a premium white pigment used to deliver whiteness, brightness, opacity, and protection in a variety of applications.	Creates high-end polymers and advanced materials that deliver a unique combination of attributes, including low friction coefficients, extreme temperature and weather resistance, ultraviolet and chemical resistance, and electrical insulation.

OUR CORPORATE STRATEGY
Chemours’ business strategy, Pathway to Thrive, capitalizes on the fundamental strengths of our three business segments — Thermal & Specialized Solutions, Titanium Technologies, and Advanced Performance Materials — as well as our talented people and competitive differentiators in each segment. Under Pathway to Thrive, we have a clear framework and actionable steps to create near- and long-term value centered around four pillars: Operational Excellence, Enabling Growth, Portfolio Management, and Strengthening the Long Term. Each of these pillars is rooted in our foundation of balanced and disciplined capital allocation. As we drive our strategy and operate our business, we do so guided by our values and our vision to deliver trusted chemistry. Together, our values, vision, and strategy guide and reflect the fundamental strengths of our businesses and our incredible talent.

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS	1007 Market Street Wilmington, Delaware 19801

Time and Date: April 24, 2026 10:00 am EST	Place: Virtual Only — No Physical Meeting Location	Record date: March 2, 2026
The Annual Meeting of Shareholders for The Chemours Company (the “Company”) will be held virtually on April 24, 2026, at 10:00 a.m. Eastern Time (including any adjournments or postponements) for the following purposes:
1.	To elect eleven director nominees named in the accompanying Proxy Statement to serve one-year terms expiring at the Annual Meeting of Shareholders in 2027;
2.	To hold a non-binding advisory vote to approve the compensation of our named executive officers;
3.	To approve The Chemours Company 2026 Equity and Incentive Plan;
4.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2026; and
5.	To transact such other business that may properly come before the Annual Meeting or any adjournments or postponements.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE VIRTUAL
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 24, 2026:
The Notice of Annual Meeting of Shareholders,
Proxy Statement and Annual Report are available at web.viewproxy.com/chemours/2026

Only shareholders of record at the close of business on March 2, 2026 are entitled to notice of, and to vote at, the Annual Meeting, and any adjournments or postponements of the Annual Meeting.
By Order of the Board of Directors
KRISTINE M. WELLMAN
Senior Vice President, General Counsel &
Corporate Secretary
March 10, 2026
YOUR VOTE IS IMPORTANT. Even if you plan to attend the Annual Meeting, we still encourage you to submit your proxy via Internet, telephone or mail prior to the meeting. If you later choose to revoke your proxy or change your vote, you may do so by following the procedures described under “Can I revoke a proxy?” and “Can I change my vote after I have delivered my proxy?” in the “General Information About the Meeting” section of the attached Proxy Statement.

HIGHLIGHTS
PROXY HIGHLIGHTS
Details of the Annual Meeting of Shareholders (including any adjournments and postponements) (the “Annual Meeting”) for The Chemours Company (“Chemours” or the “Company”), including the location of the meeting and the proposals its shareholders will vote upon at the meeting are listed below.

Time and Date 10:00 a.m. (Eastern Time) on April 24, 2026	Place: Virtual Meeting Only — No Physical Location
The Annual Meeting will be held virtually on April 24, 2026 at 10:00 a.m. Eastern Time (including any adjournments or postponements) for the following purposes:
MANAGEMENT PROPOSALS	BOARD VOTE RECOMMENDATION	SEE PAGE
Proposal 1 — Election of Directors Our Board of Directors (the “Board”) is comprised of highly qualified directors with the depth and diversity of skills to support our refreshed corporate growth strategy.	FOR EACH NOMINEE	10
Proposal 2 — Advisory Vote on Executive Compensation The Compensation and Leadership Development Committee (“CLDC”) believes that 2025 pay outcomes are aligned with our financial performance results and our shareholders’ experience.	FOR	83
Proposal 3 — Approval of The Chemours Company 2026 Equity and Incentive Plan Equity awards play an important role in the success of the Company by encouraging and enabling the employees and other service providers to acquire a proprietary interest in the Company and the 2026 Equity and Incentive Plan will allow us to continue to offer a competitive equity compensation program.	FOR	84
Proposal 4 — Ratification of Independent Registered Public Accounting Firm PricewaterhouseCoopers LLP is qualified to serve as our independent auditor and possesses the expertise needed to audit our corporate financial statements.	FOR	92
2026 PROXY STATEMENT |	1

VOTING
As a shareholder, you are invited to participate in the Annual Meeting and are entitled and encouraged to vote on the proposals described in this Proxy Statement. Only holders of record of Chemours common stock at the close of business on March 2, 2026 (the “Record Date”) are entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote.
If your shares are registered directly in your own name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered a “shareholder of record” with respect to those shares, and these proxy materials have been sent directly to you. As a shareholder of record, you may submit your proxy in advance of the Annual Meeting using any of the following alternatives:

INTERNET	MAIL	TELEPHONE	DURING THE MEETING
Visit www.AALVote.com/CC. Have your proxy card available when you access the above website. Follow the prompts to vote your shares by Internet until 11:59 p.m., Eastern Time, on April 23, 2026.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.	Use any touch-tone telephone to vote your proxy. Call 1 866-804-9616. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
If you wish to vote your shares electronically during the virtual Annual Meeting, you will need to click on www.AALvote.com/CC during the Annual Meeting while the polls are open. You will need the control number on your proxy materials mailed to you, as applicable.

If, like most shareholders of the Company, you hold your shares through a broker, bank or other nominee, you are considered a “beneficial owner” of those shares, holding the shares in “street name.” If you are a beneficial owner of shares, you will receive instructions from your broker or other nominee describing how to vote your shares. To vote online during the Annual Meeting, beneficial owners will need to contact the broker, trustee or nominee that holds their shares to obtain a “legal proxy” to bring to the meeting.
FORWARD-LOOKING STATEMENT
This Proxy Statement includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this Proxy Statement, including in “Executive Compensation — Compensation Discussion and Analysis.” These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that may cause actual results to differ materially. We describe risks and uncertainties that could cause actual results and events to differ materially in “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.
This Proxy Statement includes website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference herein.
2	| 2026 PROXY STATEMENT

CORPORATE HIGHLIGHTS

CHEMOURS AT A GLANCE

NYSE: CC | **FY 2025 RESULTS**

$5.8B
net sales

$386M
net loss attributable to Chemours

$143M
adjusted net income(1)

$742M
adjusted EBITDA(1)

$264M
cash flow provided by operating activities

$51M
free cash flow(1)

(1) Please refer to Appendix A for reconciliation of GAAP and non-GAAP financial measures.

5,700
employees worldwide

50+
global manufacturing facilities, laboratory sites, joint ventures, and offices

~110
countries where we are serving customers

REVENUE BY BUSINESS SEGMENT

$5.8B
Total revenue

$2.1B Thermal & Specialized Solutions

$2.4B Titanium Technologies

$1.3B Advanced Performance Materials

$50M Other Segment

REVENUE BY GEOGRAPHY

$5.8B
Total revenue

$2.7B North America

$1.2B Asia Pacific

$1.2B EMEA

$748M Latin America

BUSINESS HIGHLIGHTS
In 2025, Chemours made significant progress executing our Pathway to Thrive (“PTT”) strategy with discipline to strengthen our long-term position, despite a challenging macroeconomic environment. Over the course of the year, we reinforced our leadership role in the U.S. technology transition — advancing critical solutions that enable next-generation mobility, energy efficiency, and advanced manufacturing — while driving meaningful growth opportunities for the Company. We drove out costs and positioned Chemours for stronger cash generation, reshaped our portfolio to support high-value applications, resolved legacy liabilities and continued to advocate for our essential chemistries and science-based regulation globally.
Our PTT strategy is firmly embedded in our operating cadence, capital allocation, and decision-making. Built on four pillars — Operational Excellence, Enabling Growth, Portfolio Management, and Strengthening the Long Term — PTT has guided our actions throughout 2025, alongside our values and Trusted Chemistry vision.
2026 PROXY STATEMENT |	3

In 2025, we continued to make measurable progress across all four pillars of our PTT strategy:
▪
Operational Excellence: We drove out costs and made meaningful improvements in how we operate. We reached our goal of delivering at least $125 million of cost savings within our control in 2025. Our focus on safety and reliability has never been stronger, and we continued to take steps to improve our overall operational performance through our Manufacturing Center of Excellence. Looking ahead, we are beginning to unlock efficiencies and reduce waste through the phased implementation of the Chemours Business System (“CBS”), which is a comprehensive framework that embeds Lean principles and continuous improvement practices throughout our company. The CBS is already in action across our manufacturing circuit to drive improved reliability, quality and safety.

▪
Enabling Growth: We continue to sharpen our commercial excellence across the company and invest selectively in high-growth markets where our differentiated technologies and deep expertise in managing extreme heat, corrosive and chemically sensitive environments position us to win. Most notably, semiconductors and data centers — critical enablers of the next generation of computing and artificial intelligence — represent compelling long-term growth opportunities for Chemours, and we are deliberately aligning capital and resources to these areas. Strategic investments in liquid cooling and next-generation refrigerants are positioning us to capitalize on this demand, and we are making tangible progress in commercializing our two-phase liquid cooling solution, including technical qualification by Samsung Electronics, a trial with NTT Data, and a manufacturing agreement with Navin Fluorine.

At the same time, we are executing with discipline across our commercial organization to drive pricing and expand share in critical applications. Increased demand across data centers and semiconductors is already supporting growth in Advanced Performance Materials (“APM”), with data center demand also contributing to growth in Thermal & Specialized Solutions (“TSS”). The completion of our Opteon™ capacity expansion at our Corpus Christi manufacturing site has established the foundation for TSS to further vertically integrate and reduce reliance on third-party 1234YF as we continue to support the low-global warming potential (“GWP”) refrigerant transition. Despite a weak macroenvironment for TiO₂, our commercial excellence initiatives enabled the successful implementation of a global price increase, reinforcing Chemours’ value proposition in quality and reliability.
▪
Portfolio Management: We adapted our portfolio to prioritize higher-value applications and returns. In APM, we progressed our European asset review through the announced exit of the SPS Capstone™ business at our Villers-St. Paul site in France and consolidated manufacturing of our Viton™ fluoroelastomers at our Chambers Works site. The business also entered into a strategic agreement with SRF Limited in India to provide additional strength and flexibility to our operating footprint to support market needs for essential applications. In early 2026, Titanium Technologies (“TT”) announced the sale of our former TiO2 manufacturing site in Kuan Yin, Taiwan and transitioned to a contract mining model for earth-moving operations at our mines, enabling us to dedicate our focus on our higher value core competency of mineral separation. These actions simplify our footprint, improve capital efficiency, and sharpen our focus on higher-value opportunities.

▪
Strengthening the Long-Term Pillar: We continued to de-risk our litigation profile and resolve legacy liabilities, including by reaching a proposed Judicial Consent Order with the State of New Jersey for all environmental claims. Across the globe, we are seeing greater recognition for the criticality of our essential chemistries as we continue to educate stakeholders and advocate for science-based regulation. Recent reports issued by the U.S. Department of War and European Parliament’s Industry, Research and Energy Committee reinforce the essentiality of fluoropolymers and F-gases across industries, from advanced manufacturing and critical infrastructure to defense. We also refreshed and advanced our progress against our 2030 Corporate Responsibility Commitment goals, aligning them more closely with our Trusted Chemistry vision and evolving stakeholder expectations.

Anchored in disciplined and balanced capital allocation, these actions are positioning us to deliver more consistent shareholder value, while maintaining the flexibility needed to seize new growth opportunities. Throughout 2025, we continued to focus on cash generation and the rebalancing of our debt profile, making notable progress toward
4	| 2026 PROXY STATEMENT

our long-term target of achieving a net leverage ratio below 3x across economic cycles. The sale of our Kuan Yin site, paired with continued earnings growth and improved cash generation, will support this progress.
FINANCIAL HIGHLIGHTS2
In 2025, Chemours delivered net sales of  $5.8 billion and Adjusted EBITDA of  $742 million. Despite macroeconomic challenges across our key end markets, our TSS business delivered a year of exceptional performance, with Opteon™ Refrigerants recording a 56% year-over-year increase in Net Sales as global regulation continues to drive adoption of low-GWP refrigerants and the team executes with commercial excellence.
Our 2025 results include:
▪
Net Sales of  $5.8 billion, flat compared to the prior year

▪
Net Loss of  $386 million with earnings per diluted share (“EPS”)2 of  ($2.57), a decline of  $3.03 year-over-year

▪
Adjusted Net Income of  $143 million with Adjusted EPS of  $0.95, down $0.24 year-over-year3

▪
Adjusted EBITDA of  $742 million, down 3% year-over-year

▪
Returned $78 million to shareholders in dividends

CORPORATE GOVERNANCE HIGHLIGHTS
The Board is committed to corporate governance best practices to effectively oversee execution of our corporate strategy.
BOARD GOVERNANCE
▪
An annually elected, independent Board, consisting of all independent directors except for the CEO.

▪
The Board is led by a newly appointed independent Chair and a Lead Independent Director (“LID”).

▪
Expertise and strong committee oversight, including extensive financial, operational, sustainability, and risk management experience, with five of six Audit, Risk and Finance Committee (the “Audit Committee”) members qualifying as “audit committee financial experts”.

▪
All committees composed entirely of independent directors.

▪
Ongoing Board refreshment and disciplined succession planning, with new directors onboarded in each of the last five years, regular rotation of committee membership and leadership, and Board, CEO, and management succession planning overseen by independent directors.

CORPORATE RISK AND COMPLIANCE
ENTERPRISE RISK MANAGEMENT (“ERM”)
▪
The Board oversees our ERM framework, with risk discussions integrated into strategic planning and regular Board and committee reviews, supported by periodic engagement with the Chief Compliance and ERM Officer.

▪
Each Board committee oversees the risks within its areas of responsibility.

2
Adjusted EBITDA, Adjusted EPS and Adjusted Net Income are non-GAAP financial measures. Please refer to the Appendix A for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

3
In 2025, Chemours recorded litigation-related charges pertaining to litigation settlements, PFOA drinking water treatment accruals, and other related legal fees. These charges for 2025 primarily include a $270 million accrual related to the Company’s portion of Chemours, DuPont, Corteva, EID and the State of New Jersey’s settlement agreement reached in August 2025, $12 million in third-party legal fees directly related to the New Jersey Settlement agreement, $14 million related to the Company’s portion of Chemours, DuPont, Corteva, EID’s settlement agreement to resolve the Hoosick Falls class action lawsuit and $18 million related to reserves for asbestos and production liability matters.

2026 PROXY STATEMENT |	5

ETHICS AND INTEGRITY
▪
We support a speak-up culture by ensuring that all employees have the ability to raise concerns regarding ethical conduct and employee safety by providing a variety of reporting channels, protecting confidentiality and prohibiting retaliation.

▪
The Ethics & Compliance Team oversees our Code of Conduct. All employees are required to complete an annual training course on the Code of Conduct.

CYBERSECURITY
▪
We actively manage cybersecurity risks through the ongoing assessment and testing of our processes and practices through auditing, assessments, tabletop exercises, threat modeling, and other exercises focused on evaluating the effectiveness of our cybersecurity program.

▪
Our Chief Information Security Officer (“CISO”) regularly meets with the Audit Committee to review and discuss cybersecurity risks, the initiatives and strategies, and key performance indicators.

SUSTAINABILITY
▪
2025 was a notable year in our progress toward our CRC goals and efforts to align our actions with our PTT strategy.

▪
We refreshed our CRC goals with new aspirational statements designed to give us the ability to grow, evolve, and lead into the future.

▪
Since 2018, we’ve achieved a 76% reduction in fluorinated organic chemical (FOC) process emissions globally and are advancing toward our goal of achieving a 99% reduction by 2030.

SHAREHOLDER COMMUNICATION AND ENGAGEMENT
▪
We regularly engage with investors and discusses shareholder feedback with senior management and the Board.

▪
We proactively engage with shareholders over stewardship meetings to discuss governance, sustainability and other topics of interest to investors.

6	| 2026 PROXY STATEMENT

BOARD NOMINEES SNAPSHOT
OUR BOARD
NOMINEE	PRINCIPAL OCCUPATION	INDEPENDENT	AGE	DIRECTOR SINCE	COMMITTEE MEMBERSHIPS
					AUDIT	CLDC	EHS&O	NCG
George R. Brokaw	Private Investor		58	2025
Alister Cowan Lead Independent Director	Former CFO at Suncor Energy		61	2023
Mary B. Cranston Board Chair	Former Senior Partner and Chair Emeritus of Pillsbury Winthrop Shaw Pittman		78	2015
Denise M. Dignam	President & CEO of Chemours		60	2024
Pamela F. Fletcher	CEO at Sion Power		59	2024
Erin N. Kane	President and CEO of AdvanSix		49	2019
Joseph D. Kava	VP, Data Centers at Google		58	2025
Sean D. Keohane	President and CEO of Cabot Corporation		58	2018
Courtney R. Mather	CEO and CIO of Vision One		49	2025
Livingston L. Satterthwaite	Former Vice Chair and SVP, IT and Digital Services at Cummins		65	2024
Leslie M. Turner	Former General Counsel of Hershey		68	2025
  - Committee member         - Committee Chair         - Audit Committee Financial Expert
2026 PROXY STATEMENT |	7

BOARD SKILLS AND CHARACTERISTICS
CHEMICAL INDUSTRY	7/11
COMPLEX LITIGATION AND CLASS ACTION RESOLUTION	6/11
CORPORATE GOVERNANCE AND OTHER PUBLIC BOARD EXPERIENCE	10/11
ENVIRONMENTAL, HEALTH, SAFETY AND SUSTAINABILITY	11/11
EXECUTIVE LEADERSHIP	11/11
FINANCIAL/ACCOUNTING EXPERTISE	9/11
GLOBAL MANUFACTURING AND OPERATIONS EXPERTISE	7/11
HUMAN CAPITAL, TALENT MANAGEMENT AND EXECUTIVE COMPENSATION	11/11
INFORMATION TECHNOLOGY AND CYBERSECURITY	9/11
LEGAL AND REGULATORY	8/11
MARKETING AND BUSINESS DEVELOPMENT	8/11
M&A, CAPITAL MARKETS AND STRATEGIC PLANNING	8/11
R&D AND TECHNOLOGICAL INNOVATION	8/11
RISK MANAGEMENT	11/11
DIRECTOR NOMINEE COMPOSITION
8	| 2026 PROXY STATEMENT

2025 COMPENSATION HIGHLIGHTS
EXECUTIVE COMPENSATION PHILOSOPHY
PAY FOR PERFORMANCE	Align executive pay with the Company’s strategic and financial priorities that drive shareholder value
SHAREHOLDER ALIGNMENT	Promote a culture that aligns executive interests with those of our shareholders
TALENT ATTRACTION	Provide competitive pay opportunities to attract, retain, and motivate high-performing executive talent

2025 TARGET EXECUTIVE COMPENSATION

CEO
13%
BASE SALARY
16%
ANNUAL INCENTIVE
71%
LONG-TERM INCENTIVE
25% PERFORMANCE SHARE UNITS
25% PERFORMANCE STOCK OPTIONS
25% NON-QUALIFIED STOCK OPTIONS
25% RESTRICTED STOCK UNITS
CEO PAY ELEMENTS
87% INCENTIVE BASED
NEO
31%
BASE SALARY
22%
ANNUAL INCENTIVE
47%
LONG-TERM INCENTIVE
25% PERFORMANCE SHARE UNITS
25% PERFORMANCE STOCK OPTIONS
25% NON-QUALIFIED STOCK OPTIONS
25% RESTRICTED STOCK UNITS
OTHER NEO PAY ELEMENTS
69% INCENTIVE BASED

2025 COMPENSATION PROGRAM HIGHLIGHTS
▪
The 2025 Annual Incentive Plan (“AIP”) design was tied to our performance against financial, safety and sustainability metrics.

▪
2025 CEO pay elements are 87% at risk and 2025 compensation elements for our other named executive officers (“NEOs”) are 69% at risk on average.

▪
The 2025 AIP was tied primarily to our performance against financial metrics (90%). For 2025, in order to provide a more comprehensive and accurate assessment of the Company’s effectiveness in managing cash, the CLDC introduced trailing twelve months (“TTM”) Cash Conversion Cycle (“CCC”) to the plan with a 10% plan weight replacing Average Networking Capital Days.

95%
5-Year Average Shareholder Support for Say-on-Pay Proposal
2026 PROXY STATEMENT |	9

PROPOSAL 1
ELECTION OF DIRECTORS
Eleven current members of the Board are standing for re-election, in each case, to hold office for a one-year term, or until their successors are duly elected and qualified.
Each of the Board’s nominees has agreed to be named in this Proxy Statement and to serve if elected. Although Chemours knows of no reason why any of its nominees would not be able to serve, if any such nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board. In that case, your shares will be voted for that other person.
DIRECTOR QUALIFICATION PROCESS
The Nominating and Corporate Governance Committee (the “NCG Committee”) considers potential candidates suggested by Board members, management, shareholders, search firms and others.
Director Qualifications	Skills, Experience and Criteria
Our Corporate Governance Guidelines describe qualifications for directors, emphasizing the following:	The specific skills, experience and criteria the Board may consider, and which may vary over time depending on current needs, include:
▪ Integrity and character ▪ Sound, independent judgment ▪ Breadth of experience ▪ Keen insight and knowledge ▪ Business acumen ▪ Significant professional accomplishments
▪
Executive Leadership

▪
R&D and Technological Innovation experience

▪
Chemical industry experience

▪
Financial/Accounting expertise

▪
Corporate Governance and other public board experience

▪
Human Capital, Talent Management and Executive Compensation

▪
Global Manufacturing and Operations expertise

▪
Information Technology and Cybersecurity

▪
Environment, health, safety and sustainability

▪
Risk management

▪
Legal and regulatory experience, including complex litigation and class action resolution

▪
M&A, capital markets and Strategic planning

▪
Marketing and Business Development

10	| 2026 PROXY STATEMENT

Diversity in experience, qualifications and backgrounds contribute to the total mix of viewpoints and experience represented on the Board. The Board has demonstrated a track record of diversity in its membership. The Board is 45% percent gender diverse and is represented by one director from an underrepresented community. Going forward, we will continue to ensure diversity is a central part of the NCG Committee’s deliberations regarding potential director appointments and broader refreshment plans.
Directors are expected to devote the necessary time, energy, and attention to ensure diligent performance of their responsibilities. When selecting candidates for nomination, the NCG Committee considers these factors, among other items, to assure new directors have the highest personal and professional integrity. In addition, selected director nominees are required to have demonstrated exceptional ability and judgment to be most effective in serving the long-term interests of all shareholders. The NCG Committee will not nominate for election any partner, member, managing director, executive officer or principal of any entity that provides accounting, consulting, legal, investment banking or financial advisory services to the Company.
Once the NCG Committee has identified a prospective candidate, the NCG Committee will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination will be based on information provided to the NCG Committee with the recommendation of the prospective candidate, as well as the NCG Committee’s own knowledge of the prospective candidate. This may be supplemented by inquiries to the person making the recommendation or others.
The preliminary determination will be based primarily on the likelihood that the prospective nominee can satisfy the factors described above. If the NCG Committee determines, in consultation with other Board members, that further consideration is warranted, it may gather additional information about the prospective nominee’s background and experience.
In connection with this evaluation, the NCG Committee will determine whether to interview the prospective nominee. One or more NCG Committee members and other directors, as appropriate, may interview the prospective nominee in person or by video or teleconference. After completing its evaluation, the NCG Committee will decide whether to make a recommendation to the full Board for its consideration.
The NCG Committee evaluates director candidates suggested by shareholders, applying the factors for potential candidates described above, and considers the additional information provided by the shareholder or gathered by the NCG Committee.
Shareholders wishing to suggest a candidate for director should write to the Corporate Secretary.
A shareholder’s written communication to the Corporate Secretary should be delivered to The Chemours Company, 1007 Market Street, Wilmington, DE 19801, Attention: Corporate Secretary. Shareholders who wish to nominate candidates for the Board must follow the procedures described under “2027 Annual Meeting of Shareholders — Procedures for Submitting Shareholder Proposals and Nominations” in this Proxy Statement on page 96.
BOARD SELF-EVALUATION
The Board is committed to effective oversight of our strategy in support of long-term shareholder value. To facilitate this, the Board and its committees conduct a comprehensive annual self-evaluation, focusing on the Board’s overall effectiveness and identifying opportunities for performance enhancement. With the support of our General Counsel & Corporate Secretary and a third-party evaluation tool, the NCG Committee is responsible for overseeing the self-evaluation process. The NCG Committee periodically reviews the topics to be addressed and the format of the evaluation to ensure robust and actionable feedback.
2026 PROXY STATEMENT |	11

The goal of the process is to obtain feedback from Directors regarding the performance, effectiveness and culture of the Board and its committees. The NCG Committee utilizes anonymous surveys to gather robust feedback, which is received by its Chair and then shared with each committee Chair for review and further discussion with their respective committee members. Each committee develops recommendations for any potential changes or updates in response to the received feedback, which are brought to the full Board for consideration to determine potential next steps and actions, as appropriate.
In addition to the annual self-evaluation conducted by the Board and its committees, the Board has also conducted director peer assessments using an anonymous third-party evaluation tool with four directors in 2025. This process will be conducted annually in a staggered process. The Chair also held individual meetings with each director to discuss self-improvement, Chair feedback, and overall Board effectiveness.
DIRECTOR NOMINEES
The following information describes certain information regarding our director nominees.
DIRECTOR SKILLS, EXPERIENCE, AND BACKGROUND
The NCG Committee recommended to the Board the nominees named in this Proxy Statement. Based on this recommendation and each nominee’s credentials and experience outlined below, the Board has determined that each nominee will make a significant contribution to our Board, is willing to devote the necessary time, energy, and attention to assure diligent performance of their responsibilities, and should serve as a director of the Company.
12	| 2026 PROXY STATEMENT

BIOS OF DIRECTOR NOMINEES
GEORGE R. BROKAW INDEPENDENT DIRECTOR SINCE: 2025
Mr. Brokaw brings to the Board finance and capital markets expertise, with more than three decades of experience investing and advising across a broad range of industries. Through his service on several public company boards, he has developed deep insights into strategic planning, corporate governance practices that support value creation, and effective risk management.
Mr. Brokaw also has significant experience in corporate finance and mergers and acquisitions, having led transactions across global markets, including in the US, France, Germany, Japan, Korea, Canada, and Australia. His expertise includes cross-border divestitures, capital raises, leveraged buyouts, and restructurings.
Mr. Brokaw holds a Bachelor’s degree from Yale University and earned a joint JD and MBA from the University of Virginia School of Law and Darden School of Business. Mr. Brokaw is a member of the New York Bar.

BOARD COMMITTEES:
▪
Audit, Risk and Finance

▪
Compensation and Leadership Development

KEY SKILLS AND EXPERIENCE:
Investing, Mergers & Acquisitions and Capital Markets: As a private investor, a founder and former principal at a hedge fund and as Managing Director at Highbridge Principal Strategies and Perry Capital, Mr. Brokaw has more than two decades of experience as a hedge fund and private equity investor. Before that, in his role as Managing Director at Lazard Freres & Co., Mr. Brokaw advised clients on complex cross-border financial transactions, capital structure optimization and investment strategies.
Risk Management: With over two decades of experience specializing in special situations investing, Mr. Brokaw offers valuable insight into risk management and the development of effective strategies that support growth and value creation opportunities.
Complex Litigation and Class Action Resolution: Mr. Brokaw has overseen several special litigation committees as a board member, playing a key role in providing oversight and strategic guidance on dispute resolution and navigating complex regulatory environments.

CAREER HIGHLIGHTS:
Private investor (since 2014)
Highbridge Principal Strategies
–
Managing Director (2012 – 2014)

Perry Capital LLC
–
Managing Director, Head of Private Equity (2005 – 2012)

Lazard Freres & Co.
–
Managing Director, Mergers & Acquisitions (1996 – 2005)

Dillon Read & Co.
–
Associate, Mergers & Acquisitions (1994 – 1996)

OTHER PUBLIC COMPANY BOARDS:
▪
Echostar Corporation (since 2023)

▪
CTO Realty Growth, Inc. (since 2018; Vice Chairman since 2021)

▪
Alico, Inc. (since 2013; Chair 2022 – 2025)

▪
Dish Network Corporation (2013 – 2023)

2026 PROXY STATEMENT |	13

ALISTER COWAN LEAD INDEPENDENT DIRECTOR INDEPENDENT DIRECTOR SINCE: 2023
Mr. Cowan is an accomplished executive leader with more than three decades of experience in the energy industry, including 15 years as a public company CFO. While leading Suncor Energy’s finance organization, Mr. Cowan focused on initiatives to improve capital discipline, strengthen the company’s balance sheet and return capital to shareholders.
He brings a strong track record of achieving profitable growth through market cycles and global market volatility and contributes valuable insights to Board oversight of financial reporting, risk management, capital allocation strategies and corporate development.
Mr. Cowan holds a Bachelor’s degree in accounting and finance from the Heriot-Watt University and is a member of The Institute of Chartered Accountants of Scotland.

BOARD COMMITTEES:
▪
Audit, Risk and Finance (Chair)

KEY SKILLS AND EXPERIENCE:
Financial Expertise: As a former CFO of several energy and utility companies, Mr. Cowan has developed deep expertise in all aspects of financial reporting, risk management, corporate finance and capital markets. His experience also encompasses managing the unique challenges of the energy sector, such as commodity markets volatility, navigating the regulatory environment and leading investments in new technologies.
International Operations: Acquired extensive experience in international markets through his leadership roles in multinational companies with complex global operations, as well as hands-on operational experience in Europe, New Zealand, and Canada.
Strategic Planning: In his CFO capacity, Mr. Cowan oversaw strategic planning functions at both large publicly traded entities and government enterprises. As CFO of Suncor Energy, he supported the company’s integrated business model to drive a competitive advantage and improve margin capture, leading to record shareholder dividends.

CAREER HIGHLIGHTS:
Suncor Energy Inc.
–
Executive Advisor (2023 – 2024)

–
CFO (2014 – 2023)

Husky Energy Inc.
–
CFO (2008 – 2014)

British Columbia Hydro and Power Authority
–
EVP, Finance and CFO (2004 – 2008)

Direct Energy Services, Inc.
–
VP, Finance (2003 – 2004)

TransAlta Corporation
–
VP and Comptroller (2000 – 2003)

–
CFO, TransAlta New Zealand Ltd. (1998 – 2000)

–
Group Treasurer (1997 – 1998)

–
Director, Finance (1996 – 1997)

OTHER PUBLIC COMPANY BOARDS:
▪
Smiths Group plc (since 2024)

▪
Pembina Pipeline Corporation (since 2024)

PRIVATE COMPANY DIRECTORSHIPS AND OTHER ORGANIZATIONS:
▪
Great Canadian Oil Sands Ltd. (2016)

14	| 2026 PROXY STATEMENT

MARY B. CRANSTON CHAIR OF THE BOARD INDEPENDENT DIRECTOR SINCE: 2015
Ms. Cranston is a highly regarded advisor, business leader and lawyer with substantial expertise in complex antitrust, mass tort, class action and securities law. She has received numerous recognitions for her work, including being named one of the 50 most influential and effective directors by the National Association of Corporate Directors and one of the 100 Most Influential Lawyers in America by the National Law Journal. Ms. Cranston was also inducted into the Bay Area Business Hall of Fame in 2023, which recognizes individuals for their extraordinary achievements in advancing businesses and industries in the Bay Area of California to positions of national and international prominence.
During her tenure as Chair and CEO of Pillsbury Winthrop Shaw Pittman LLC, she expanded the firm into a global platform through two large mergers, more than doubling the firm’s revenue. She also oversaw efforts to innovate the client service model and streamline operations, significantly boosting the firm’s profitability. Her extensive experience as a director of global public companies allows her to provide the Board with critical insights on leading corporate governance practices, legal and regulatory risk mitigation, compliance and cybersecurity oversight.
Ms. Cranston holds a Bachelor’s degree in political science from Stanford University, a Master’s degree in education from the University of California, Los Angeles and a JD from Stanford University.

KEY SKILLS AND EXPERIENCE:
Complex Litigation and Class Action Resolution: Ms. Cranston has advised on the economics of regulated industries and securities litigation, has litigated over 300 class actions in state and federal courts and is widely considered an expert on procedural and trial issues and all aspects of class action settlements. Ms. Cranston was inducted into the American College of Trial Lawyers, an honor reserved for the top trial lawyers in the United States. Ms. Cranston has also had a lead role during her service on the Board of Chemours in overseeing liability management and resolution efforts since Chemours’ launch as a publicly traded company.
Mergers & Acquisitions and Capital Markets: Ms. Cranston has over 30 years of experience advising Fortune 100 companies on M&A transactions. During her tenure as CEO of Pillsbury, she expanded the firm from a regional California base to a global platform through mergers with New York- and D.C.-based law firms and the addition of seven offices. In board roles throughout her career, Ms. Cranston has also overseen major acquisitions, both from the acquiree and acquirer sides.
Human Capital and Talent Management: Acquired experience throughout her senior executive leadership roles overseeing the operations of a global law firm. Ms. Cranston’s accomplishments include aligning talent management and growth strategies, leading change management and post-merger integration efforts, and driving employee engagement initiatives.

CAREER HIGHLIGHTS:
Pillsbury Winthrop Shaw Pittman LLP
–
Senior Partner and Chair Emeritus (2007 – 2011)

–
Chair and CEO (1999 – 2006)

OTHER PUBLIC COMPANY BOARDS:
▪
TPG Inc. (since 2022)

▪
McAfee Corp. (2018 – 2022)

▪
Visa Inc. (2007 – 2022)

▪
MyoKardia, Inc. (2016 – 2020)

▪
Juniper Networks, Inc. (2007 – 2015)

▪
Exponent, Inc. (2010 – 2014)

▪
International Rectifier Corporation (Infineon Technologies AG) (2008 – 2014)

▪
GrafTech International Ltd. (2000 – 2014)

PRIVATE COMPANY DIRECTORSHIPS AND OTHER ORGANIZATIONS:
▪
Go Health Urgent Care (since 2021)

▪
Boardspan, Inc. (since 2016)

▪
CSAA Insurance Group (2006 – 2023)

▪
Stanford University Board of Trustees (2000 – 2010)

2026 PROXY STATEMENT |	15

DENISE M. DIGNAM PRESIDENT AND CEO DIRECTOR SINCE: 2024
Ms. Dignam is an accomplished leader in the global chemicals sector with a strong track record of operational excellence and transformational leadership. She has been with Chemours since its launch as a publicly traded company. Prior to that, she spent over 25 years at DuPont, where she held several executive leadership roles overseeing various product divisions. Over her tenure at Chemours, she has refocused and strengthened its product portfolios with meaningful growth opportunities to accelerate value creation.
Prior to becoming the Company’s CEO, she led Chemours’ TT and APM segments, which together represented over 68% of Chemours’ net sales in 2023. During her tenure, she drove business transformation through significant operational savings, customer value initiatives, and enhancements to resource utilization across the manufacturing process. She brings a valuable perspective to the Board on the Company’s business strategy, operations, talent priorities and sustainability initiatives.
Ms. Dignam holds a Bachelor’s degree in chemical engineering from Drexel University.

KEY SKILLS AND EXPERIENCE:
Chemical Industry: Developed significant experience of more than 35 years in the chemicals sector, where she has held senior leadership roles across a range of critical functions, including operations, sales and marketing, commercialization, and global supply chain management.
Strategic Planning: Demonstrated significant acumen in developing corporate strategy throughout her leadership of Chemours’ largest business segments. While President of the APM segment, Ms. Dignam successfully restructured the Company’s product offerings, expanding access to global markets, developing clean energy and advanced electronics lines to address customer priorities and accelerate growth, and unlocking operational efficiencies to drive profitability.
Logistics and Supply Chain: Gained significant experience managing complex multinational operations, supply chains, and logistics through her leadership roles at DuPont and Chemours, where she oversaw global supply chain management and operations of Fluoroproducts divisions.

CAREER HIGHLIGHTS:
The Chemours Company
–
President and CEO (since 2024)

–
President, Titanium Technologies (2023 – 2024)

–
President, Advanced Performance Materials (2021 – 2023)

–
VP, Global Operations, Fluoroproducts (2019 – 2021)

–
Global Senior Business Director, Fluoropolymers (2016 – 2019)

–
North American Business Director, Fluoropolymers (2015 – 2016)

DuPont
–
Director of Global Supply Chain, Fluoroproducts (2013 – 2014)

–
Global Business Manager, Sulfur Products (2009 – 2013)

–
Global Sales Manager, Clean Technologies (2007 – 2009)

–
Variety of management positions (1988 – 2007)

OTHER PUBLIC COMPANY BOARDS:
▪
Kulicke & Soffa Industries, Inc. (since 2023)

PRIVATE COMPANY DIRECTORSHIPS AND OTHER ORGANIZATIONS:
▪
American Chemistry Council (since 2024)

▪
National Mining Association (since 2023)

▪
Society of Chemical Industry America (since 2024)

▪
United States Chamber of Commerce (2022 – 2023)

16	| 2026 PROXY STATEMENT

PAMELA F. FLETCHER INDEPENDENT DIRECTOR SINCE: 2024
Ms. Fletcher brings deep expertise driving innovation to create shareholder value in the automotive and transportation industries, key end markets for Chemours. With a career spanning three decades, she has focused on cutting-edge clean energy technologies and brings a successful track record of developing and growing new business lines, expanding markets, and innovating products to meet customer demands.
In her current role as CEO at Sion Power Corporation, Ms. Fletcher is leading the development of next-generation lithium-metal rechargeable batteries. Previously, she served as the SVP and Chief Sustainability Officer of Delta Airlines, where she developed the aviation industry’s leading sustainability strategy, focusing on reducing Delta’s climate impact and embedding eco-friendly practices throughout the company. As the leader of General Motors’ (“GM”) Global Innovation organization, she spearheaded the development and commercialization of new mobility products and solutions. Her extensive experience with leading global companies enables her to provide critical insights to the Board, particularly in overseeing strategic growth initiatives, go-to-market strategies, and the Company’s sustainability risks and impact management initiatives.
Ms. Fletcher holds a Bachelor’s degree in engineering from Kettering University and a Master’s degree in engineering from Wayne State University.

BOARD COMMITTEES:
▪
Environmental, Health, and Safety & Operational Performance

▪
Nominating and Corporate Governance

KEY SKILLS AND EXPERIENCE:
R&D and Technological Innovation: In her executive roles, Ms. Fletcher has applied her foundational engineering background to develop leading-edge enhancements to complex technological systems. While at GM, she played a substantial role in engineering the company’s electric vehicle offerings, including the Chevrolet Volt and the Chevrolet Bolt, the industry’s first long range, affordable EV, as well as its autonomous vehicle technology “Super Cruise.” She also led Global Innovation where she identified new business opportunities, such as GM Defense, GM Insurance, OnStar Guardian, and led the teams to develop the products and commercialize the businesses. During her time leading Global Innovation, she also led GM’s seven R&D labs located across the world.
Environmental, Health, Safety, and Sustainability: While leading Delta Air Lines’ sustainability organization, Ms. Fletcher developed extensive environmental and climate experience, accelerating the company’s decarbonization efforts through innovative emissions reduction initiatives in both the aviation fleet and ground support fleet.
Risk Management: Ms. Fletcher gained extensive experience in managing risks related to evolving market dynamics, consumer preferences, regulatory landscapes and supply chain challenges for EVs and new automotive technologies through her current CEO role and leadership positions at GM.

CAREER HIGHLIGHTS:
Sion Power Corporation
–
CEO (since 2024)

Delta Air Lines
–
SVP, Chief Sustainability Officer (2022 – 2023)

General Motors
–
VP, Global Innovation (2018 – 2022)

–
VP, Electric Vehicles (2017 – 2018)

–
Executive Chief Engineer, Autonomous and Electric Vehicles and New Technology (2012 – 2016)

–
Chief Engineer, Chevrolet Volt Propulsion System (2008 – 2011)

–
Assistant Chief Engineer Hybrid and Electrified Vehicles (2005 – 2007)

OTHER PUBLIC COMPANY BOARDS:
▪
Lumentum Holdings (since 2023)

▪
Coherent Inc. (2017 – 2022)

PRIVATE COMPANY DIRECTORSHIPS AND OTHER ORGANIZATIONS:
▪
University of North Carolina Charlotte College of Engineering, Advisory Board member (since 2000)

2026 PROXY STATEMENT |	17

ERIN N. KANE INDEPENDENT DIRECTOR SINCE: 2019
Ms. Kane brings to the Board more than two decades of executive leadership experience in the chemical industry. In her current role as President and CEO of AdvanSix, she led the company through a spin-off into an independent public company and subsequent transformation into a diversified chemistry company. The company plays a critical role in global supply chains, serving approximately 400 customers spanning a wide range of industries worldwide, including building and construction, fertilizers, agrochemicals, plastics, solvents, packaging, paints, coatings, adhesives and electronics.
With a strong track record of driving operational excellence and sustainability initiatives, along with deep understanding of engineering, technology, health, safety, and environmental matters, Ms. Kane enhances the Board’s oversight of key risks, capital allocation, operational performance and strategic priorities.
Ms. Kane holds a Bachelor’s degree in chemical engineering from Bucknell University.

BOARD COMMITTEES:
▪
Audit, Risk and Finance

▪
Environmental, Health, and Safety & Operational Performance (Chair)

KEY SKILLS AND EXPERIENCE:
Chemical Industry: Gained through her executive leadership roles with Honeywell’s chemicals and materials businesses and as CEO of AdvanSix, a vertically integrated manufacturer of diverse chemical products.
Marketing and Business Development: Led strategic growth initiatives and fostered key client relationships at Honeywell to enhance the company’s market positioning. Her expertise has also proven instrumental at AdvanSix, which was recently awarded a U.S. federal grant supporting the expansion of innovative American fertilizer production to strengthen domestic supply chains of fertilizers and create economic opportunities for American businesses.
R&D and Technological Innovation: Significant experience acquired throughout her early career and later applied throughout her leadership roles at chemicals companies. At AdvanSix, Ms. Kane has been responsible for high-return investments in R&D efforts, developing innovative products that meet the highest safety standards and supporting customers with more sustainable products made from post-industrial recycled nylon resin.

CAREER HIGHLIGHTS:
AdvanSix
–
President and CEO (since 2016)

Honeywell
–
VP and General Manager, Resins and Chemicals (2014 – 2016)

–
Business Director, Chemical Intermediates (2011 – 2014)

–
Global Marketing Manager, Resins and Chemicals (2008 – 2011) and Authentication Technologies (2006 – 2008)

–
Product Marketing Manager, Specialty Additives (2004 – 2006)

–
Six Sigma Black Belt, Specialty Materials (2002 – 2004)

Kvaerner Process and Elementis Specialties
–
Process Engineer (1999 – 2002)

OTHER PUBLIC COMPANY BOARDS:
▪
AdvanSix Inc. (since 2016)

PRIVATE COMPANY DIRECTORSHIPS AND OTHER ORGANIZATIONS:
▪
Manufacturers Alliance (since 2023)

▪
American Chemistry Council (since 2017, Board Chair 2024 & 2025)

18	| 2026 PROXY STATEMENT

JOSEPH D. KAVA INDEPENDENT DIRECTOR SINCE: 2025
Mr. Kava is a seasoned executive with over 30 years of experience in the commercial data center and semiconductor industries. In his current role at Google, he focuses on innovation, operations management, customer relations, and information technology. Over the course of his career, he has consistently demonstrated a successful track record of transforming business operations to drive growth and profitability.
His extensive executive career in managing global data centers — a key growth area for Chemours — brings deep understanding of operations, design, construction, and new product integration. Mr. Kava’s expertise enhances the Board’s oversight of business strategy, particularly high-growth end markets, customer experience, and operationalizing innovative technologies.
Mr. Kava received a Bachelor’s degree in Materials Engineering from California Polytechnic State University, San Luis Obispo. He holds four U.S. patents for his work in reactive ion and plasma etch technology.

BOARD COMMITTEES:
▪
Audit, Risk and Finance

▪
Environmental, Health, and Safety & Operational Performance

KEY SKILLS AND EXPERIENCE
R&D and Technological Innovation: In his leadership roles at Google and Applied Materials, Mr. Kava has gained extensive experience in developing and implementing strategies to scale hardware infrastructure and drive adoption of innovative information systems and technologies that support operational efficiencies and business growth.
Global Operations: Mr. Kava has acquired extensive global operational experience through his executive leadership roles, including his current position at Google, where he oversees operations and supply chain for the company’s global data centers. Previously, at Applied Materials, he was responsible for worldwide operations and several product groups for the corporate Information Technology organization.
Environmental, Health, Safety, and Sustainability: In his current role at Google, Mr. Kava oversees environmental, health and safety programs for data centers, and has led implementation of cutting-edge designs and engineering projects to drive industry-leading efficiency and sustainability performance.

CAREER HIGHLIGHTS:
Google
–
VP, Data Centers (2008 – 2024)

RagingWire Enterprise Solutions
–
COO (2006 – 2008)

Applied Materials
–
Managing Director, Global Operations, eBusiness Solutions (2003 – 2006); Business Management, Etch Product Group (2002 – 2003)

–
Senior Director, Head, Service Operations, Etch Product Group (2000 – 2002)

–
Director, Field Operations and Product Support, Etch Product Group (1998 – 2000)

–
Variety of engineering roles, Etch Product Group (1992 – 1998)

LSI Logic
–
Process Engineer, Etch Engineering Group (1991 – 1992)

OTHER PUBLIC COMPANY BOARDS:
▪
None

PRIVATE COMPANY DIRECTORSHIPS AND OTHER ORGANIZATIONS:
▪
The Sean Brock Foundation (since 2014)

▪
The Tech Interactive (since 2012)

2026 PROXY STATEMENT |	19

SEAN D. KEOHANE INDEPENDENT DIRECTOR SINCE: 2018
Mr. Keohane contributes to the Board his deep knowledge of the global chemicals industry and a proven track record of building high performing organizations with global operations. As CEO of Cabot Corporation, he successfully led the company through significant industry-wide challenges, including demand volatility during the pandemic, geopolitical risks and global supply chain realignment, achieving record earnings and a significant appreciation in shareholder value during his tenure.
He also oversaw significant enhancements to the company’s safety and sustainability efforts, including the launch of a sustainable solutions technology platform and the achievement of rigorous sustainability certifications for multiple international sites. Mr. Keohane’s extensive expertise in commercializing technology, risk management, financial strategies and investor relations offers valuable perspectives to the Board in overseeing the Company’s growth strategy and stakeholder management.
Mr. Keohane holds a Bachelor’s degree in finance from Providence College and an MBA from Harvard University.

BOARD COMMITTEES:
▪
Audit, Risk and Finance

▪
Nominating and Corporate Governance (Chair)

KEY SKILLS AND EXPERIENCE:
Chemical Industry: Acquired a deep understanding of the global chemicals industry over two decades of leadership experience in specialty chemicals and performance materials companies. As CEO of Cabot Corporation, he oversees a diverse portfolio of performance chemical products that serve a wide range of applications and end markets, including automotive, construction and consumer products.
International Operations: Brings significant expertise in complex global operations, supply chains, and end markets from Cabot, where he oversees manufacturing facilities and operations in 20 countries outside the U.S., including a substantial in-country manufacturing and sales presence in China.
R&D and Technological Innovation: Gained extensive experience driving innovation to meet evolving customer performance requirements and enhance sustainability. At Cabot, Mr. Keohane recently oversaw the opening of a new battery technology center in Europe and the launch of a new additive component to enhance lithium-ion battery performance, both designed to meet growing global demand for electric vehicles.

CAREER HIGHLIGHTS:
Cabot Corporation
–
President and CEO (since 2016)

–
EVP and President, Reinforcement Materials (2014 – 2016)

–
SVP (2012 – 2014), President (2008 – 2014) and General Manager (2003 – 2008), Performance Chemicals

–
Global Marketing Director, Carbon Black (2002 – 2003)

United Technologies
–
Variety of management positions, Pratt & Whitney (1996 – 2002)

OTHER PUBLIC COMPANY BOARDS:
▪
Cabot Corporation (since 2016)

PRIVATE COMPANY DIRECTORSHIPS AND OTHER ORGANIZATIONS:
▪
American Chemistry Council (since 2016)

▪
Board of Trustees of Dexter Southfield School (since 2018)

▪
Trustee of The Boston Latin School Association (since 2015)

20	| 2026 PROXY STATEMENT

COURTNEY R. MATHER INDEPENDENT DIRECTOR SINCE: 2025
Mr. Mather brings to the Board significant business and financial expertise and experience providing strategic advice and guidance to companies and contributes valuable insights to the Board’s oversight of financial reporting, risk management and capital allocation. In addition, Mr. Mather’s investor perspective and track record of helping public companies build long-term value further strengthens the Board’s focus on shareholder value creation.
Mr. Mather holds a Bachelor’s degree from Rutgers College. Mr. Mather holds the Chartered Alternative Investment Analyst, Chartered Financial Analyst and Certified Financial Risk Manager designations.

BOARD COMMITTEES:
▪
Audit, Risk and Finance

▪
Nominating and Corporate Governance

KEY SKILLS AND EXPERIENCE:
Financial Expertise: Mr. Mather brings a deep knowledge of accounting and financial analysis, corporate strategy, company capitalization structures and the capital markets, including from his tenure at Goldman Sachs, where he served most recently as Managing Director of private credit trading and investing, where he identified investment opportunities for both Goldman Sachs and clients.
Investor Perspective: Mr. Mather provides a first-hand investor perspective and a long track record of supporting and driving value creation at portfolio companies.
Corporate Governance: Mr. Mather has strong public board and corporate governance experience, developed through board roles at multiple public companies across a variety of industries over a period of more than ten years and his experience serving on standing board committees.

CAREER HIGHLIGHTS:
Vision One Fund, LP
–
Chief Executive Officer and Chief Investment Officer (since 2021)

Icahn Capital LP
–
Portfolio Manager and Managing Director (2014 – 2020)

Goldman Sachs & Co. LLC (1998 – 2012)
–
Managing Director

OTHER PUBLIC COMPANY BOARDS:
▪
Caesars Entertainment Corporation (since 2019)

▪
Triumph Group, Inc. (2023 – 2025)

▪
Newell Brands Inc. (2018 – 2024)

▪
Cheniere Energy Inc. (2018 – 2021)

▪
Conduent Inc. (2016 – 2021)

▪
Herc Holdings Inc. (2016 – 2019)

▪
Freeport-McMoRan Inc. (2015 – 2019)

▪
Federal-Mogul Holdings Corporation (2015 – 2017)

▪
Viskase Companies, Inc. (2015 – 2016)

▪
American Railcar Industries Inc. (2014 – 2016)

▪
CVR Refining LP (2014 – 2016)

▪
CVR Energy Inc. (2014 – 2016)

2026 PROXY STATEMENT |	21

LIVINGSTON L. SATTERTHWAITE INDEPENDENT DIRECTOR SINCE: 2024
Mr. Satterthwaite has extensive experience in the global industrial technology manufacturing and power generation industries and brings a strong track record of driving innovation and business growth. He spent over 35 years with Cummins, a global leader in manufacturing power technology, holding numerous leadership positions across the company’s global businesses and operations, including 14 years in managerial and sales positions in Europe and Asia.
As a leader of Cummins’ Power Generation business, Mr. Satterthwaite drove strong top- and bottom-line growth, led several successful product launches, expanded the business internationally and pushed the company to enter the data center market. He brings to the Board a deep understanding of international operations, differentiated customer engagement strategies, information technology oversight and product innovation.
Mr. Satterthwaite holds a Bachelor’s degree in civil engineering from Cornell University and an MBA from Stanford University.

BOARD COMMITTEES:
▪
Compensation and Leadership Development (Chair)

▪
Environmental, Health, and Safety & Operational Performance

KEY SKILLS AND EXPERIENCE:
Logistics and Supply Chain: Gained expertise in complex multinational supply chain, operations and logistics through his roles as President and COO of Cummins and as head of its Distribution business, overseeing 600 global locations in the distribution of products and aftermarket services to customers across six continents.
Information Technology and Cybersecurity: Developed expertise throughout his tenure leading the Information Technology and Digital Corporate teams at Cummins, responsible for aligning business units across IT and digital products and services.
Environmental, Health, Safety, and Sustainability: Acquired skill overseeing health, safety, and environmental programs for complex manufacturing operations while leading Cummins’ Power Generation business, where he also drove clean energy innovations in generators and diesel engine technology.

CAREER HIGHLIGHTS:
Cummins, Inc.
–
SVP, Information Technology and Digital Services (2022 – 2024)

–
Vice Chair (2021 – 2022)

–
President and COO (2019 – 2021)

–
President, Distribution Business (2015 – 2019) and Power Generation (2008 – 2015)

–
Various leadership roles (1988 – 2008)

Schlumberger
–
General Field Engineer (1983 – 1986)

OTHER PUBLIC COMPANY BOARDS:
▪
Amprius Technologies, Inc. (since 2024)

▪
Atmus Corporation (2022 – 2024)

▪
IDEX Corporation (2011 – 2025)

PRIVATE COMPANY DIRECTORSHIPS AND OTHER ORGANIZATIONS:
▪
National Association of Manufacturers (2020 – 2024)

▪
Cummins Foundation (2009 – 2024)

▪
Cornell Engineering Advisory Committee (2017 – 2023)

22	| 2026 PROXY STATEMENT

LESLIE M. TURNER INDEPENDENT DIRECTOR SINCE: 2025
Ms. Turner is an accomplished legal executive with more than three decades of experience providing strategic and policy counsel to corporate and government leaders. She has a strong track record of aligning legal and financial strategy with business and growth objectives, effectively navigating global and geopolitical risks, and managing stakeholder relations.
Having served as the General Counsel for both The Hershey Company and Coca-Cola North America, Ms. Turner has advised global growth and market entry strategies, supply chain resiliency, global partnerships and public policy. She has also overseen global political affairs during her tenure as Assistant Secretary of the Office of Territorial and International Affairs for the U.S. Department of the Interior.
Ms. Turner holds a Bachelor of Science degree from New York University, a JD from Georgetown University Law Center, and a Master of Laws in Law and Government from American University’s Washington College of Law.

BOARD COMMITTEES:
▪
Compensation and Leadership Development

▪
Nominating and Corporate Governance

KEY SKILLS AND EXPERIENCE:
Strategic Planning: Through her executive positions at Fortune 500 companies, Ms. Turner has overseen M&A, market, and geographical footprint expansion strategies that contributed to shareholder value creation.
Legal and Regulatory: As a seasoned legal professional in both the public and private sector, Ms. Turner has significant experience in public affairs and promoting corporate governance best practices to steward company brands, reputation, compliance, and business impact initiatives for sustained growth. She started her career as a litigator at a leading law firm, representing clients in complex litigation and class action matters.
Risk Management: By spearheading the risk management function of large consumer brands, Ms. Turner oversaw enterprise risk management strategies, encompassing all aspects of business operations such as human capital management and environmental impact. At Coca-Cola North America, Ms. Turner oversaw sustainability efforts within the company’s supply chain framework.

CAREER HIGHLIGHTS:
The Hershey Company
–
SVP, General Counsel (2012 – 2018)

The Coca-Cola Company
–
General Counsel, Coca-Cola North America (2008 – 2012)

–
Associate General Counsel, Bottling Investments Group (2006 – 2008)

United States Department of the Interior
–
Counselor to Secretary and Director, Office of Intergovernmental Affairs (1995 – 1996)

–
Assistant Secretary, Office of Territorial and International Affairs (1993 – 1995)

Akin Gump, Strauss, Hauer & Feld, L.L.P.
–
Of Counsel and Partner (1996 – 2006)

–
Associate (1986 – 1993)

OTHER PUBLIC COMPANY BOARDS:
▪
FirstEnergy Corporation (since 2018)

PRIVATE COMPANY DIRECTORSHIPS AND OTHER ORGANIZATIONS:
▪
Georgetown University Law Center, Board of Visitors (2012 – 2024; Chair 2021 – 2023)

▪
Georgetown University, Board of Regents (2019 – 2024)

▪
Stillman College, Board of Trustees (2017 – 2023)

▪
Manor College, Board of Trustees (since 2021)

▪
The Bay Park Conservancy (since 2020)

2026 PROXY STATEMENT |	23

DIRECTOR NOMINEE SKILLS MATRIX
The following skills matrix and biographical information about each of the nominees include information regarding the nominee’s service as a director, business experience, current or recent director positions, and the experiences, qualifications, attributes or skills that factored into the Board’s determination for nomination. The Board regularly reviews the skills, experience, and background that it believes are desirable to be represented on the Board.
	GEORGE R. BROKAW	ALISTER COWAN	MARY B. CRANSTON	DENISE M. DIGNAM	PAMELA F. FLETCHER	ERIN N. KANE	JOSEPH D. KAVA	SEAN D. KEOHANE	COURTNEY R. MATHER	LIVINGSTON L. SATTERWAITE	LESLIE M. TURNER
Chemical Industry
Complex Litigation and Class Action Resolution
Corporate Governance and Other Public Board Experience
Environmental, Health, Safety, and Sustainability
Executive Leadership
Financial/Accounting Expertise
Global Manufacturing and Operations Expertise
Human Capital and Talent Management and Executive Compensation
Information Technology and Cybersecurity
Legal and Regulatory
Marketing and Business Development
Mergers & Acquisitions, Capital Markets and Strategic Planning
R&D and Technological Innovation
Risk Management
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE ELEVEN DIRECTOR NOMINEES
24	| 2026 PROXY STATEMENT

CORPORATE GOVERNANCE
BOARD GOVERNANCE
The Board is committed to the highest standards of corporate governance, which is essential for sustained success and long-term shareholder value.
BOARD COMPOSITION
▪
Highly qualified directors reflect broad and diverse mix of business backgrounds, skills and experiences

▪
Proactive Board refreshment — onboarded new directors in each of the last five years

▪
5 of 6 Audit Committee members are “audit committee financial experts”

▪
Rigorous director selection and evaluation process

BOARD STRUCTURE
▪
All directors elected annually (directors received over 91% support from shareholders at each of the Company’s last four annual meetings)

▪
All non-employee director nominees are independent

▪
Independent Board leadership structure with separate Independent Chair of the Board and LID roles

▪
All committees are comprised of 100% independent directors

▪
Comprehensive strategy, capital allocation, enterprise risk, operating and sustainability oversight by full Board and committees

BOARD AND COMMITTEE ROLES AND RESPONSIBILITIES
▪
Executive sessions of independent directors at each regularly scheduled Board meeting

▪
Annual Board and committee self-evaluations and individual director peer assessments

▪
Rotation in Board committee membership and leadership in 2025, including addition of new members to Audit Committee, CLDC, EHS&O Committee and NCG Committee, and rotation of Audit Committee Chair as of the 2025 Annual Meeting

▪
Succession planning for executive management, including the CEO

OTHER GOVERNANCE POLICIES AND PRACTICES
▪
Majority voting for uncontested elections with a director resignation policy

▪
Directors and officers must meet share ownership guidelines

▪
Regularly review the Chemours Company Code of Conduct and the Director Code of Conduct

▪
Annual review of the Corporate Governance Guidelines and each Committee charter

2026 PROXY STATEMENT |	25

CORPORATE GOVERNANCE GUIDELINES
The Board recognizes the importance of maintaining a strong corporate governance framework that establishes the foundation of its oversight responsibilities. The Board adopted our Corporate Governance Guidelines, which provide that:
▪
Independent directors meet regularly in executive session in conjunction with regularly scheduled Board meetings;

▪
Directors have access to the Company’s management and advisors, and regularly visit the Company’s facilities;

▪
The Board may determine at any time to appoint an independent chair and a LID;

▪
As necessary and appropriate, the Board and its committees may retain outside legal, financial or other advisors;

▪
The Board and each committee will conduct an annual self-evaluation of its performance with a particular focus on overall effectiveness;

▪
The NCG Committee is responsible for overseeing the self-evaluation and individual director assessment process;

▪
The Board limits the number of other public company boards that directors may serve on;

▪
Directors will avoid any actual or potential conflicts of interests with the Company, and if any actual or potential conflicts develop, directors will report all facts to the Board in a timely manner to resolve the conflict, or the director may resign;

▪
Shareholders and others interested in communicating directly with the Board, Chair or other independent director may do so by writing to the Corporate Secretary; and

▪
The CLDC oversees the succession planning process of future leadership talent of key management positions (other than the CEO) and assists the Board in CEO succession planning.

The Corporate Governance Guidelines, along with the Charters of the committees of the Board, the Chemours Code of Conduct, Code of Ethics for the CEO, CFO and Controller, and Code of Business Conduct and Ethics for the Board of Directors are available on the Company’s website at https://investors.chemours.com/corporate-governance/documents-charters.

BOARD LEADERSHIP STRUCTURE
The Board believes it is important to maintain flexibility in its leadership structure. Effective September 2, 2025, the former Board Chair, Dawn L. Farrell, resigned from the Board. Accordingly, the Board determined that the most effective Board leadership structure for Chemours and its shareholders is a separate Board Chair and a LID. Mary B. Cranston serves as the Board Chair and Alister Cowan serves as the LID.
26	| 2026 PROXY STATEMENT

DUTIES OF THE CHAIR
Board Governance Leadership
▪
Organizes and leads executive sessions of the Board, including executive sessions with independent directors, with authority to call meetings of the independent directors

▪
Oversees shareholder engagement and represents the Board, as appropriate, in communications with shareholders

▪
Serves as a key advisor to the CEO and as liaison between the CEO and the independent directors

▪
Ensures the Board meets its fiduciary responsibilities and complies with laws and regulations.

▪
Ensure the Board and Committees perform their duties under the Corporate Governance Guidelines and committee charters

Board Effectiveness, Performance and Development
▪
Approves meeting agendas for the Board, information transmitted to the Board, and Board and committee meeting schedules to ensure that there is sufficient time for discussion of all agenda items

▪
Leads the annual performance assessment of the CEO and facilitates the Board’s engagement with the CEO

▪
Coordinates with the Chair of CLDC on CEO succession planning

▪
Leads the Board’s annual self-assessment and recommendations for improvement

▪
Leads, with the NGC Committee Chair, individual director assessments and assists the NCG Committee Chair on Board succession planning and committee membership

DUTIES OF THE LEAD INDEPENDENT DIRECTOR
Shareholder Engagement	▪ Manages shareholder engagement initiatives in conjunction with the Chair ▪ Be available for proactive stewardship meetings with shareholders, as appropriate
Financial and Risk Leadership
▪
Leads Board discussions regarding capital allocation, financial performance, risk topics and corporate development activities and strategy

▪
Ensures that Company strategy is positioned to deliver shareholder value creation

▪
Provides insights on financial analysis regarding key investments and growth

BOARD SUCCESSION PLANNING AND BOARD SIZE
A key part of the Board’s corporate governance process is ensuring that an optimal mix of skills and expertise are represented on the Board, both as the Company’s strategies and focus evolve and in anticipation of potential departures of directors over time. To ensure continuity, effective succession and transfer of historical knowledge and expertise, we have established the current Board size at 11 directors, which we will continue to evaluate on an annual basis.
2026 PROXY STATEMENT |	27

DIRECTOR INDEPENDENCE
The NCG Committee is responsible for reviewing the qualifications and independence of members of the Board and its various committees on a periodic basis, as well as the composition of the Board as a whole. This assessment includes members’ qualifications as independent, as well as consideration of skills and experience specific to the needs of the Board.
Director nominees are recommended to the Board by the NCG Committee in accordance with the policies and principles set forth in the NCG Committee Charter. The ultimate responsibility for selection of director nominees resides with the Board. The qualifications that the Board considers when nominating directors is discussed in more detail under “Director Qualification Process” in this Proxy Statement.
INDEPENDENT DIRECTORS
The Board assesses the independence of each director and examines the nature and extent of any relationships between the Company and directors, their families and their affiliates. The Corporate Governance Guidelines provide that a director is “independent” if he or she satisfies the NYSE Listing Standards on director independence and the Board affirmatively determines that the director has no material relationship with the Company (either directly, or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has determined that, with the exception of our CEO, Denise Dignam, each of the director nominees —  George R. Brokaw, Alister Cowan, Mary B. Cranston, Pamela F. Fletcher, Erin N. Kane, Joseph D. Kava, Sean D. Keohane, Courtney R. Mather, Livingston (Tony) L. Satterthwaite and Leslie M. Turner — are independent.
INDEPENDENT COMMITTEES
All members serving on the Audit Committee, CLDC and NCG Committee must be independent as defined by the Company’s Corporate Governance Guidelines.
In addition, Audit Committee members must meet heightened independence criteria under NYSE Listing Standards and the rules and regulations of the SEC relating to audit committees. Each CLDC member also meets the heightened independence criteria under NYSE Listing Standards and the rules and regulations of the SEC relating to compensation committees and is a “non-employee director” pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The Board has determined that each member of the Audit Committee, CLDC and NCG Committee meets the requisite independence criteria and related requirements.
DIRECTOR EDUCATION
New directors participate in an orientation process to become familiar with the Company and its strategic plans and businesses, significant financial matters and core values including ethics, compliance programs, corporate governance practices and other key policies and practices, through a review of background materials, meetings with senior executives and visits to Company facilities. The NCG Committee is responsible for providing guidance on directors’ continuing education and actively encourages director education opportunities.
MANAGEMENT SUCCESSION PLANNING
The CLDC, on behalf of the Board, oversees the CEO succession planning process. To assist the Board, the CEO periodically provides the Board with an assessment of senior executives and their potential to succeed to the position of CEO, as well as perspective on potential candidates from outside the Company. The Board makes available, on a continuing basis, the CEO’s succession recommendation(s) should he or she be unexpectedly unable to serve. The CEO also provides the Board with an assessment of key positions and a list of potential successors for those positions.
28	| 2026 PROXY STATEMENT

INSIDER TRADING POLICY
We have adopted an insider trading policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees and the Company itself.
POLICY ON HEDGING AND PLEDGING TRANSACTIONS
The insider trading policy prohibits all officers, directors and employees that receive or have access to material nonpublic information about the Company from engaging in transactions in publicly traded options, puts, calls or other derivative securities and from entering into hedges or swaps involving the Company’s securities. Officers and directors are also prohibited from pledging Chemours securities as collateral for a loan without special exception.
EQUITY GRANTING PROCESS
Grants of restricted stock units (“RSUs”), performance-based restricted stock units (“PSUs”), options and other equity awards to our executive officers are approved by the CLDC at regularly scheduled meetings, or sometimes by unanimous written consent. We have no practice of timing grants of equity awards to coordinate with the release of material nonpublic information, nor have we timed the release of material nonpublic information for the purpose of affecting the value of any compensation of our executive officers.
CORPORATE RISK AND COMPLIANCE
ENTERPRISE RISK MANAGEMENT
We are committed to maintaining a robust risk management framework to identify, assess, manage, and mitigate potential risks that could impact our business objectives, operations, employees, reputation, or communities. The risk management process is an integral part of our standard business practices and is embedded in our culture.
BOARD OVERSIGHT OF ENTERPRISE RISK MANAGEMENT
The full Board is responsible for overseeing the Company’s risk management framework and ensuring that it is effective and aligned with the Company’s strategic goals. The Chemours Executive Team (“CET”) is accountable for risk management, which is integrated into our annual strategic planning and business and functional managing processes, while our ERM process helps identify, oversee and coordinate certain enterprise-wide risks.
The Board regularly reviews and discusses significant enterprise risks, and the steps management has taken to monitor, mitigate, and report such risks. In fulfilling its risk oversight responsibility, the Board receives various management and Board committee reports and meets with the Chief Compliance and ERM Officer at least twice per year to discuss risk management. The full Board also engages in periodic discussions with the Company’s officers, as it may deem appropriate. In addition, each Board committee considers the risks within its areas of responsibility.

2026 PROXY STATEMENT |	29

AUDIT, RISK AND FINANCE COMMITTEE	COMPENSATION & LEADERSHIP DEVELOPMENT COMMITTEE	NOMINATING & CORPORATE GOVERNANCE COMMITTEE	ENVIRONMENTAL, HEALTH, AND SAFETY & OPERATIONAL PERFORMANCE COMMITTEE
Oversees the Company’s risk management processes, policies, and strategies related to the Company’s financial reporting system, internal controls, and information security and cybersecurity programs.	Responsible for overseeing risks that may be implicated by the Company’s incentive compensation program and risks related to the human capital management, talent recruitment, development and retention.	Considers risks related to corporate governance, Board composition, the Company’s political contributions and lobbying expenses and any transactions between the Company and related persons, as well as director education program and sustainability.	Provides oversight of the Company’s environmental, health and safety (“EHS”), programs, manufacturing operational performance, and the Company’s policies and practices for identifying, assessing, managing and mitigating such risks.
MANAGEMENT
The Company’s management provides the day-to-day oversight of risk management. Risks are managed by the business, functional and operations teams as part of their standard processes. Additionally, management has created the ERM function led by the Chief Compliance and ERM Officer to help identify, assess and develop mitigating strategies for enterprise-wide risks and to coordinate cross-functional mitigation activities with business leaders across the Company. The ERM function provides periodic reports to the CET and Board on its activities.
ETHICS AND INTEGRITY
Chemours is committed to living its shared corporate values of Safety, Integrity, Partnership, Ownership and Respect at all times. Upholding these values is foundational to our strategy, guiding every decision and action we take as an organization. By consistently acting in accordance with our principles, we foster a culture of Trusted Chemistry, which strengthens our reputation and drives sustainable success for our employees, customers, and communities.
CODE OF CONDUCT

▪
At the core of our values is our Code of Conduct, which applies to all directors, officers (including our CEO, CFO and Controller), and employees across the Company and world. The Code of Conduct is the primary resource for explaining the Company’s expectations of adherence to our corporate values, including how to act with integrity, maintain the safety of our employees and communities, create a respectful workplace and how to report concerns to the appropriate Company resource.

▪
100% of employees complete an annual online training course on the Code of Conduct and certify their understanding and commitment to its principles. This process ensures that every employee is equipped with the knowledge and tools necessary to uphold our values and navigate complex ethical situations with confidence.

▪
In 2025, the Ethics & Compliance team provided tailored, in-person compliance training to employees around the world. The Code of Conduct is regularly reviewed and approved by the Board, and the Code of Conduct is made available on the Company’s website at https://www.chemours.com/en/-/media/files/corporate/code-of-conduct-en-us.pdf.

30	| 2026 PROXY STATEMENT

▪
In addition to our Code of Conduct, the Company maintains a suite of policies to assist our employees to act in accordance with the Company’s values and all applicable legal and regulatory requirements. The Company also maintains a Code of Business Conduct and Ethics for the Board of Directors and a Code of Ethics for the CEO, CFO and Controller. These documents outline the enhanced obligations of these positions, above those outlined in the Code of Conduct. In fiscal year 2025, there were no waivers of any provision of the Company’s codes of conduct and ethics applicable to the Company’s directors or executive officers.

SPEAKING UP
▪
Chemours ensures that all employees understand the importance of speaking up to raise concerns about conduct that might fall below our high ethical standards or that may impact the safety or wellbeing of our workforce. The Company provides many reporting channels, including supervisors, HR, Internal Audit, our Ethics Champion Network, Legal, and Ethics & Compliance. In addition, the company provides an ethics hotline and reporting website which is available globally 24/7 in all of the Company’s recognized languages.

▪
Concerns raised to the Ethics & Compliance team are reviewed and addressed. The Ethics & Compliance team investigates ethics matters directly, and will work in partnership with Human Resources, Global Security, and Environmental, Health, Safety and Operations, to address non-ethics matters. As part of its Ethics & Compliance program, the Company engages in regular risk assessments and conducts root cause analyses for any confirmed instances of ethical misconduct. The Audit Committee receives quarterly updates on matters reported to the Ethics & Compliance team. The full Board receives an annual report on the Ethics & Compliance program, including data with respect to investigations.

CYBERSECURITY
The Company has adopted a cyber and information security program (the “Cybersecurity Program”) which is meant to (i) identify, prevent, and mitigate cybersecurity threats to the Company; (ii) preserve the confidentiality, security, and availability of information we collect and store; (iii) protect the Company’s intellectual property; (iv) maintain compliance with applicable global regulatory requirements; (v) maintain the confidence of our customers, business partners and other stakeholders; and (vi) provide appropriate public disclosure of cybersecurity risks and incidents, when required. The Cybersecurity Program is based upon standards published by the National Institute of Standards and Technology in their Cybersecurity Framework. The CISO reports to the Chief Information Officer and is principally responsible for managing and maintaining the Cybersecurity Program.
A key part of the Company’s strategy for managing risks from cybersecurity threats is the ongoing assessment and testing of the Company’s processes and practices through auditing, assessments, tabletop exercises, threat modeling, and other exercises focused on evaluating the effectiveness of the Cybersecurity Program. The Company adjusts its cybersecurity policies, standards, processes and practices as necessary based on the information provided by these assessments, audits and reviews, as well as alignment to the Company’s overall strategy of PTT.
The Board is informed of the risks associated with cybersecurity through periodic updates. The Board has also delegated oversight of the Cybersecurity Program and processes for assessing, identifying and managing material risks from cybersecurity threats to the Audit Committee. The Audit Committee regularly meets with the CISO to review and discuss cybersecurity risks, the status of ongoing cyber initiatives and strategies, incident reports and learnings, as well as key performance indicators. The results of any cyber risk assessments, audits, and reviews are reported to the Audit Committee and, ultimately, the Board.
2026 PROXY STATEMENT |	31

SUSTAINABILITY
At Chemours, sustainability is a core driver of long-term value creation. Our commitment begins with our vision to deliver Trusted Chemistry that improves lives and helps communities to thrive. This vision serves as the foundation for our sustainability goals, which we measure rigorously and report transparently in our annual sustainability report to ensure accountability and impact.
Our sustainability approach is tightly integrated with our PTT strategy, helping advance progress across our four strategic pillars: Operational Excellence, Enabling Growth, Portfolio Management, and Strengthening the Long Term. Through this approach, we are not only enhancing performance and resilience but also protecting our privilege to operate and differentiating our portfolio in a competitive market.

Chemours remains firmly committed to delivering on our CRC goals while maintaining a disciplined cost structure and capital allocation strategy. This ensures we can navigate changing market conditions and continue investing in sustainable innovation and growth for the future.

2025 SUSTAINABILITY HIGHLIGHTS
▪
We’ve reimagined our CRC goals with bold new aspirational statements that give us the agility to grow, evolve, and lead into the future. This refresh strengthens the connection between our CRC goals and our PTT strategy, our Trusted Chemistry vision, and the dynamic global sustainability landscape.

▪
With the refreshment of our CRC goals, we’ve announced our new circularity aspiration: to decouple our growth from resource consumption and reduce waste by implementing circularity principles in our operations and with our partners. To ensure a positive circularity trajectory, we plan to announce specific targets and key performance indicators in future sustainability reporting.

▪
Since 2018, we’ve achieved a 76% reduction in FOC process emissions globally and are advancing toward our goal of achieving a 99% reduction by 2030. We also reduced Scope 1 and 2 greenhouse gas emissions by 52%, firmly on track to achieve a 60% reduction by 2030, paving the way to net-zero by 2050.

▪
We also completed our first Double Materiality Assessment, deepening our understanding of the sustainability topics that matter most to our business and stakeholders. These insights are used to inform a sharper, more impactful sustainability strategy — one that’s aligned with our corporate priorities and stakeholder expectations.

▪
Our Trusted Chemistry vision is driving real-world impact through continued investment in breakthrough sustainable technologies — positioning Chemours at the forefront of responsible innovation.

–
We’re focused on revolutionizing data center cooling strategies with liquid cooling solutions, including two-phase immersion fluids that can reduce cooling energy use by up to 90% and nearly eliminate water consumption compared to traditional air-cooling systems.

–
In the electric vehicle space, our advanced binders enable dry electrode manufacturing for EV batteries — a game-changing process that can shrink the manufacturing footprint by 75%, cut energy use by 47%, and eliminate hazardous solvents, supporting cleaner, safer production.

32	| 2026 PROXY STATEMENT

BOARD OVERSIGHT OF SUSTAINABILITY
Sustainability is a foundational element of Chemours’ growth strategy and long-term success. We’ve implemented a robust two-tiered oversight model to effectively integrate sustainability risks and opportunities into our enterprise strategy — ensuring alignment with the evolving expectations of our customers, partners, investors, employees, and communities.
The full Board reviews our overall sustainability strategy, with input from management on key risks and opportunities. The Board and its committees receive regular updates from senior leadership on critical sustainability matters, including EHS, regulatory developments, social impact, product stewardship, and more.
Under the Board’s guidance, senior management continues to execute on our CRC goals. Together, we are advancing measurable progress — ensuring our sustainability strategy delivers both impact and enduring value.
TO VIEW OUR SUSTAINABILITY REPORT AND LEARN MORE ABOUT OUR GOALS, GO TO: HTTPS://WWW.CHEMOURS.COM/EN/SUSTAINABILITY.
SHAREHOLDER COMMUNICATION AND ENGAGEMENT
Our investor relations team regularly engages with investors, prospective investors and investment analysts at investor conferences, one-on-one and group meetings. Meetings can include participation by the CEO, CFO or other business leaders, as well as the Board Chair or other members of the Board, as appropriate. Shareholder feedback from engagement meetings is regularly shared with senior management and the Board and its committees for consideration and potential actions.
We have proactively reached out to shareholders representing over half of the total number of shares outstanding to hold stewardship engagement meetings to address issues related to governance, sustainability and other topics of interest to investors.
2026 PROXY STATEMENT |	33

BOARD STRUCTURE
AND COMMITTEE COMPOSITION
The Board met 15 times during fiscal year 2025 and currently has four standing committees: the Audit Committee, the CLDC, the NCG Committee, and the EHS&O Committee. Each committee operates under a written charter, available on our corporate website, www.chemours.com, under the heading “Investor Relations” and subheading “Corporate Governance.” Our Board has determined that each committee consists entirely of independent directors as defined under NYSE Listing Standards and applicable SEC rules. The principal functions of each committee are summarized below.
Each director attended at least 75% of the aggregate number of meetings of the Board and of its committees on which he or she served. All eleven independent directors who served on the Board at the time of the 2025 Annual Meeting of the Shareholders attended the 2025 Annual Meeting. Our Corporate Governance Guidelines provide that directors are expected to attend meetings of the Board, its committees on which they serve, and the Annual Meeting of Shareholders.
The information below reflects the composition of each committee as of March 2, 2026.
AUDIT, RISK & FINANCE COMMITTEE
Meetings in 2025: 8
	ALISTER COWAN (Chair)	GEORGE R. BROKAW	ERIN N. KANE	JOSEPH D. KAVA	SEAN D. KEOHANE	COURTNEY R. MATHER
The responsibilities of the Audit Committee are more fully described in the Audit Committee Charter and include, among other duties:
▪
The integrity of the financial statements of the Company

▪
The qualifications and independence of the Company’s independent auditor, and in connection with the Committee’s oversight in this regard, the Chair of the Audit Committee is engaged in the selection process for the audit engagement partner

▪
The performance of the Company’s internal audit function and independent auditors

▪
Compliance by the Company with legal and regulatory requirements

▪
The Company’s cybersecurity and information security programs

–
Conducting a quarterly review of the Company’s cybersecurity and information security programs and processes for assessing, identifying, and managing material risks from cybersecurity threats, as well as whether any such risks have affected or are reasonably likely to affect the Company, and the process for complying with any related disclosure requirements

▪
Review the capital allocation policy, overall financial position, capital structure policies, debt and liquidity, and investment opportunities

▪
Conducting an annual Committee self-assessment and an assessment of the independent audit firm, and reporting the results to the full Board

Each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such terms are interpreted by the Board in its business judgment. Additionally, the Board has determined, in its business judgment, that Alister Cowan, George R. Brokaw, Erin N. Kane, Sean D. Keohane and
34	| 2026 PROXY STATEMENT

Courtney R. Mather are “audit committee financial experts” for purposes of the SEC rules. The Audit Committee consists entirely of independent directors, and each member meets the heightened independence requirements under NYSE Listing Standards and the rules and regulations of the SEC relating to audit committees.
COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE
Meetings in 2025: 5
	LIVINGSTON L. SATTERTHWAITE (Chair)	GEORGE R BROKAW	LESLIE M. TURNER
The responsibilities of the CLDC are more fully described in the CLDC Charter and include, among other duties:
▪
Assess current and future senior leadership talent, including their development and the succession plans of key management positions (other than CEO)

▪
Assist the Board in CEO succession planning, including providing oversight of the CEO’s succession planning process

▪
Oversee the performance evaluation of the CEO based on input from other independent directors versus Board- approved goals and objectives

▪
Recommend to the independent members of the Board, compensation, including severance agreements as appropriate, for the CEO

▪
Review and approve compensation and employment arrangements, including equity compensation plans, bonus plans and severance agreements as appropriate, of senior executive officers other than the CEO

▪
Review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss at least annually the relationship between risk management policies and practices and compensation and evaluate compensation policies and practices that could mitigate any such risk

▪
Review and approve the CD&A and the CLDC report, and other executive compensation disclosures, as required to be included in the Company’s applicable SEC filings

▪
Conduct an annual assessment of the independent compensation consultant

The CLDC consists entirely of independent directors, and each member meets the heightened independence requirements under NYSE Listing Standards and the rules and regulations of the SEC relating to compensation committees; and is a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal year 2025, none of the members of the CLDC was an officer or employee of the Company. No executive officer of the Company served on the compensation committee (or other board committee performing equivalent functions) or on the board of directors of any company having an executive officer who served on the CLDC or the Board.
2026 PROXY STATEMENT |	35

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Meetings in 2025: 5
	SEAN D. KEOHANE (Chair)	PAMELA F. FLETCHER	COURTNEY R. MATHER	LESLIE M. TURNER
The responsibilities of the NCG Committee are more fully described in the NCG Committee Charter and include, among other duties:
▪
Develop and recommend to the Board a set of corporate governance guidelines

▪
Determine qualifications, qualities, skills and other expertise required for directors and recommend to the Board criteria to be considered in selecting director nominees

▪
Identify individuals qualified to become Board members consistent with criteria approved by the Board and recommend to the Board nominees for election as directors, including nominees whom the Board proposes for election as directors at the Annual Meeting

▪
Review and approve any transaction between the Company and any related person in accordance with the Company’s policies and procedures for transactions with related persons

▪
Oversee our corporate governance practices, including reviewing and recommending to the Board for approval any changes to the Company’s Code of Conduct, Certificate of Incorporation, Bylaws, Committee charters, Insider Trading Policy, policies and procedures for transactions with related persons, and delegation of authority

▪
Oversee the Company’s policies, performance, and reporting in the areas of sustainability, including environmental, social, governance, and the 2030 CRC goals

▪
Conduct an annual assessment of the Committee’s performance, oversee the self-evaluation process of the entire Board and its other committees, and oversee the assessment process for individual directors and report its findings to the Board

The NCG Committee consists entirely of independent directors, and each member meets the independence requirements under NYSE Listing Standards.
36	| 2026 PROXY STATEMENT

ENVIRONMENTAL, HEALTH, AND SAFETY & OPERATIONAL PERFORMANCE COMMITTEE
Meetings in 2025: 4
	ERIN N. KANE (Chair)	PAMELA F. FLETCHER	JOSEPH D. KAVA	LIVINGSTON L. SATTERTHWAITE
The responsibilities of the EHS&O Committee are more fully described in the EHS&O Committee Charter and include, among other duties:
▪
Review with management and make recommendations to the Board regarding the effectiveness of the Company’s environmental, health, and safety protection programs

▪
Review with management developments and trends related to environmental, health, and safety protection that may impact the Company

▪
Assist the Board in overseeing the assessment and management of environmental, health, and safety risks

▪
Review and discuss the adequacy of the Company’s resources dedicated to environmental, health, and safety programs

▪
Review with management the Company’s manufacturing operational performance programs

▪
Assist the Board in ensuring operational performance excellence at the Company’s manufacturing facilities

The EHS&O Committee consists entirely of independent directors, and each member meets the independence requirements under NYSE Listing Standards.
2026 PROXY STATEMENT |	37

DIRECTOR COMPENSATION
OVERVIEW
Non-employee directors receive compensation for Board service, which is designed to fairly compensate them for their Board responsibilities and align their interests with the long-term interests of shareholders. The NCG Committee, which consists solely of independent directors, has the primary responsibility to review and consider any revisions to directors’ compensation and to recommend any such changes to the full Board for approval.
During fiscal year 2025, non-employee directors were entitled to the following annual retainers:
Fiscal Year 2025 Director Retainers
Annual Cash Retainer(1)	$105,000
Annual Equity Award(2)	$170,000
Non-Executive Board Chair Retainer(3)	$125,000
Lead Independent Director Retainer	$25,000
Audit, Risk and Finance Committee Chair Retainer(1)	$22,500
Compensation and Leadership Development Committee Chair Retainer(1)	$17,500
Nominating and Corporate Governance Committee Chair Retainer(1)	$17,500
Environmental, Health, and Safety & Operational Performance Committee Chair Retainer(1)	$17,500

(1)
Amounts payable in cash may be deferred pursuant to The Chemours Company Stock Accumulation and Deferred Compensation Plan for Directors (the “Directors Deferred Compensation Plan”), which is described further below.

(2)
Equity awards are valued as of the grant date and rounded down to the nearest whole share. Equity awards may be deferred pursuant to Directors Deferred Compensation Plan. For 2025, equity awards were in the form of shares of common stock or for directors who elected to defer their equity awards, deferred stock units (“DSUs”) that convert into shares of common stock when a director leaves the Board or on a grant date anniversary selected by the director. Before DSUs are converted into shares, directors are not entitled to dividends on the DSUs, but they receive dividend equivalents (credited in the form of additional DSUs) that likewise are converted into shares (with any fractional share paid in cash) upon termination of service or on a grant date anniversary selected by the director.

(3)
Prior to October 1, 2025, the Non-Executive Board Chair cash retainer was $150,000.

The fees reflected in the table above assume service for a full year. The Company does not pay meeting fees but does pay for or reimburse directors for reasonable expenses related to Board service, including for attending Board, Committee, educational and Company business meetings.
During 2025, the NCG Committee reviewed and recommended to the Board the annual amount of the non-employee director equity and cash compensation. It recommended, and the Board approved, an annual retainer of $115,000, beginning January 1, 2026, and an annual equity award in the amount of  $170,000, effective April 21, 2025. The Board believes the compensation program is in the best interest of the Company and designed to fairly compensate directors for their Board responsibilities and align their interests with the long-term interests of shareholders.
The Board has adopted share ownership guidelines applicable to non-employee directors. The share ownership guidelines, contained in the Corporate Governance Guidelines, require non-employee directors to hold Chemours common stock and/or DSUs with a value of at least six (6) times the cash portion of their annual cash retainer while serving as a director. Non-employee directors have five (5) years to attain this ownership threshold from the time
38	| 2026 PROXY STATEMENT

of their initial election or appointment to the Board. All of our non-employee directors either already meet the share ownership guidelines or are on track to meet the share ownership guidelines by their fifth (5th) anniversary on the Board.
THE CHEMOURS COMPANY STOCK ACCUMULATION AND DEFERRED COMPENSATION PLAN FOR DIRECTORS
Under the Stock Accumulation and Deferred Compensation Plan for Directors, a director is eligible to defer all or part of his or her Board retainer and committee Chair fees in an interest-bearing notional cash account or stock units until a future year or years, payable in a lump sum or equal annual installments. Interest will accrue on the notional cash account at a rate corresponding to the average 30-year Treasury securities rate applicable for the quarter (or at such other rate as may be specified by the CLDC from time to time) with quarterly compounding. Dividend equivalents will accrue on DSUs. This deferred compensation is an unsecured obligation of the Company.
2025 DIRECTOR COMPENSATION TABLE
The following table shows information concerning the compensation earned in fiscal year 2025 to non-employee directors:
Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Curtis V. Anastasio(3)	63,750	—	63,750
George R. Brokaw(4)(5)	78,750	169,998	248,748
Alister Cowan(6)	128,125	169,998	298,123
Mary B. Cranston(7)	145,000	169,998	314,998
Dawn L. Farrell(8)	191,250	169,998	361,248
Pamela F. Fletcher(9)	105,000	169,998	274,998
Erin N. Kane(10)	122,500	169,998	292,498
Joseph D. Kava(11)(12)	105,000	169,998	274,998
Sean D. Keohane(13)	122,500	169,998	292,498
Courtney R. Mather(14)(15)	78,750	169,998	248,448
Guillaume Pepy(16)	52,500	—	52,500
Livingston L. Satterthwaite(17)	118,125	169,998	288,123
Leslie M. Turner(18)(19)	105,000	169,998	274,998

(1)
Column reflects all cash compensation earned during fiscal year 2025, whether or not payment was deferred pursuant to the Directors Deferred Compensation Plan.

(2)
This column represents the aggregate grant date fair value of DSUs and shares of common stock awarded to the directors in fiscal year 2025, computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“FASB ASC 718”) and disregarding estimated forfeitures related to service-based vesting. This value is determined by multiplying the number of shares or common stock or DSUs awarded by the closing share price on the grant date — $12.06 on April 22, 2025.

2026 PROXY STATEMENT |	39

(3)
Mr. Anastasio did not stand for reelection to the Board at the 2025 Annual Meeting of Shareholders.

(4)
Mr. Brokaw was elected to the Board on April 22, 2025.

(5)
Mr. Brokaw held 14,389 DSUs as of December 31, 2025.

(6)
Mr. Cowan held 26,368 DSUs as of December 31, 2025.

(7)
Ms. Cranston held 76,623 DSUs as of December 31, 2025.

(8)
Mrs. Farrell resigned from the Board on August 29, 2025, effective September 2, 2025.

(9)
Ms. Fletcher held 25,076 DSUs as of December 31, 2025.

(10)
Ms. Kane held 66,549 DSUs as of December 31, 2025.

(11)
Mr. Kava was appointed to the Board on January 3, 2025.

(12)
Mr. Kava held 17,335 DSUs as of December 31, 2025.

(13)
Mr. Keohane held 59,220 DSUs as of December 31, 2025.

(14)
Mr. Mather was elected to the Board April 22, 2025.

(15)
Mr. Mather held 20,605 DSUs as of December 31, 2025.

(16)
Mr. Pepy did not stand for reelection to the Board at the 2025 Annual Meeting of Shareholders.

(17)
Mr. Satterthwaite held 28,124 DSUs as of December 31, 2025.

(18)
Ms. Turner was appointed to the Board on February 19, 2025.

(19)
Ms. Turner held 17,335 DSUs as of December 31, 2025.

40	| 2026 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of Chemours’ common stock as of March 2, 2026 by each of the Company’s directors and nominees, NEOs, and all directors, nominees and executive officers as a group.
Amount and nature of beneficial ownership:
Name of Beneficial Owner	Direct(1)	Indirect(2)	Right to Acquire(3)	Total	Percent of Class
Denise Dignam	79,875	—	390,527	470,402	*
Shane Hostetter	16,875	—	61,763	78,638	*
Kristine M. Wellman	33,302	—	117,114	150,416	*
Joseph Martinko	12,215	—	72,312	84,527	*
Gerardo Familiar	17,398	—	70,434	87,832	*
Michael Foley	3,500	—	—	3,500	*
George R. Brokaw	—	—	14,389	14,389	*
Alister Cowan	10,200	—	26,368	36,568	*
Mary B. Cranston	22,643	—	76,623	99,266	*
Pamela F. Fletcher	—	—	25,076	25,076	*
Erin N. Kane	—	—	66,549	66,549	*
Joseph D. Kava	—	—	17,335	17,335	*
Sean D. Keohane	5,858	—	59,220	65,078	*
Courtney R. Mather(4)	—	—	20,605	20,605	*
Livingston L. Satterthwaite	—	—	24,499	24,499	*
Leslie M. Turner	—	—	17,335	17,335	*
Directors, nominees and executive officers, as a group (17 persons)	208,004	—	1,072,379	1,280,383	*

*
Indicates ownership of less than 1% of the outstanding shares of Chemours common stock. Each of the Company’s executive officers, directors and nominees may be contacted at 1007 Market Street, Wilmington, DE 19801.

(1)
Shares held individually or jointly with others, or in the name of a bank, broker or nominee for the individual’s account.

(2)
Shares over which directors, nominees and executive officers may be deemed to have or share voting or investment power, including shares owned by trusts and certain relatives.

(3)
Shares which directors and executive officers had a right to acquire beneficial ownership of within 60 days from March 2, 2026, through the exercise of stock options or through the conversion of stock units held under the Company’s equity-based compensation plans.

(4)
Mr. Mather is an officer of Vision One Management Partners, LP or one of its affiliates (collectively, “Vision One”). Mr. Mather disclaims beneficial ownership of the 1,720,189 shares of common stock of the Company beneficially owned by Vision One.

2026 PROXY STATEMENT |	41

SECURITY OWNERSHIP OF 5% BENEFICIAL OWNERS
The following table sets forth, as of March 2, 2026, information regarding ownership of Chemours common stock by any entity or person, to the extent known by us or ascertainable from public filings, that is the beneficial owner of more than five percent of the common stock.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class(1)
BlackRock, Inc(2) 50 Hudson Yards New York, NY 10001 55 East 52nd Street	25,235,416	16.81%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	17,663,980	11.76%

(1)
Ownership percentages based on 150,111,263 shares outstanding as of March 2, 2026.

(2)
Based solely on a Schedule 13G/A regarding holdings in Chemours common stock filed with the SEC on July 17, 2025, BlackRock, Inc. reported that it had sole voting power with respect to 24,977,712 shares and sole dispositive power with respect to 25,235,416 shares as of June 30, 2025.

(3)
Based solely on a Schedule 13G/A regarding holdings in Chemours common stock filed with the SEC on July 29, 2025, The Vanguard Group reported that it had shared voting power with respect to 181,238 shares, sole dispositive power with respect to 17,324,381 shares, and shared dispositive power with respect to 339,599 shares as of June 30, 2025.

42	| 2026 PROXY STATEMENT

2025 EXECUTIVE COMPENSATION OVERVIEW
COMPENSATION DISCUSSION AND ANALYSIS
NAMED EXECUTIVE OFFICERS FOR FISCAL YEAR 2025
This Compensation Discussion and Analysis (“CD&A”) primarily focuses on the compensation of our NEOs for fiscal year 2025. The table below represents our NEOs for fiscal year 2025 and their respective titles at the end of fiscal year 2025:

DENISE DIGNAM President and Chief Executive Officer	SHANE HOSTETTER Senior Vice President, Chief Financial Officer	KRISTINE WELLMAN Senior Vice President, General Counsel and Corporate Secretary	JOSEPH MARTINKO President, Thermal and Specialized Solutions	GERARDO FAMILIAR President, Advanced Performance Materials
The CD&A is organized into six sections:
1.	2.	3.	4.	5.	6.
Executive Summary	Executive Compensation Philosophy and Pay-for- Performance	Executive Compensation Decision Making	2025 Executive Compensation Highlights	Company Sponsored Employee Benefits	Other Compensation Matters
2026 PROXY STATEMENT |	43

EXECUTIVE SUMMARY
2025 BUSINESS HIGHLIGHTS
In 2025, Chemours made significant progress executing our PTT strategy with discipline to strengthen our long-term position, while maintaining the flexibility needed to seize new growth opportunities, despite a challenging macroeconomic environment. Over the course of the year, the Company continued to reinforce its leadership role in the U.S. technology transition — advancing critical solutions that enable next-generation mobility, energy efficiency, and advanced manufacturing — while driving meaningful growth opportunities for Chemours. The Company drove out costs and positioned itself for stronger cash generation, reshaped its portfolio to support high-value applications, resolved legacy liabilities and continued to advocate for its essential chemistries and science-based regulation globally.
The management team continued to focus on cash generation and the rebalancing of our debt profile, making notable progress toward our long-term target of achieving a net leverage ratio below 3x across economic cycles.
As a part of its annual financial performance, Chemours drove double-digit growth in the Opteon™ refrigerants portfolio, resulting in record sales results for TSS in each quarter and the full year for 2025, while also ending the year with volume and pricing stability in the TT segment. The APM portfolio faced continued weak and cyclically sensitive end-markets, but was able to position itself for long term growth in high-value semiconductor and data center end-markets as a part of the Company’s focus to pursue selective growth.
While unfavorable factors impacted financial performance, Chemours provided added clarity around its business priorities under PTT emphasizing its resolve to deliver long-term shareholder value underpinned by a conservative capital allocation policy to drive cash flow and de-lever over time.
Our 2025 results include4:
▪
Net Sales of  $5.8 billion, flat compared to the prior year

▪
Net Loss of  $386 million with EPS of  ($2.57), a decline of  $3.03 year-over-year

▪
Adjusted Net Income of  $143 million with Adjusted EPS of  $0.95, down $0.24 year-over-year5

▪
Adjusted EBITDA of  $742 million, down 3% year-over-year

▪
Returned $78 million to shareholders in dividends

Full year 2025 Net Sales of  $5.8 billion were flat compared to the prior year, with record annual sales in TSS driven by double-digit year-over-year sales growth in Opteon™.
Adjusted EBITDA for the full year 2025 was $742 million, compared to $768 million in the prior year. This decrease was primarily driven by lower cost absorption tied to lower production levels concentrated in APM and TT paired with operational disruptions, partially offset by volume increases in TSS and global cost reduction efforts.
Operating cash provided for the full year 2025 totaled $264 million, an increase of  $897 million compared to the prior year. The increase of operating cash flow reflects business cash flow performance from earnings and working capital compared with an increased cash usage in 2024 related to the release of the $592 million of restricted cash and cash equivalents per the terms of the U.S. Public Water System Class Action Suit Settlement agreement, along with cash impacts due to the unwinding of 2023 year-end net working capital actions. Capital

4
Adjusted EBITDA, Adjusted EPS and Adjusted Net Income are non-GAAP financial measures. Please refer to the Appendix A for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

5
In 2025, Chemours recorded litigation-related charges pertaining to litigation settlements, PFOA drinking water treatment accruals, and other related legal fees. These charges for 2025 primarily include a $270 million accrual related to the Company’s portion of Chemours, DuPont, Corteva, EID and the State of New Jersey’s settlement agreement reached in August 2025, $12 million in third-party legal fees directly related to the New Jersey Settlement agreement, $14 million related to the Company’s portion of Chemours, DuPont, Corteva, EID’s settlement agreement to resolve the Hoosick Falls class action lawsuit and $18 million related to reserves for asbestos and production liability matters.

44	| 2026 PROXY STATEMENT

expenditures for the full year 2025 amounted to $213 million, compared to $360 million in the prior year. TSS experienced a record year of  $2.1 billion of Net Sales, supported by double-digit growth (56%) in low GWP Opteon™ refrigerants due to regulatory transition. Full year Adjusted EBITDA increased 18% to $670 million, driven by increased Opteon™ volumes and higher prices throughout the portfolio; however, this was partially offset by the referenced increased input costs related to R32.
In connection with the continued regulatory transition to low GWP refrigerants, TSS continued its ramp up of the expansion of its Opteon™ YF capacity at Corpus Christi to meet the growing market demand for Opteon™ refrigerants products. The total capacity expansion is progressing well towards its targeted 40% production increase.
TT continued to face broader macro headwinds, but continued to make progress on driving operational stability and cost reduction efforts. TT’s full year 2025 Net Sales were $2.4 billion, a 6% decrease compared to full year 2024. The decrease in Net Sales was primarily driven by global pricing stemming from a weaker demand environment. TT segment full year Adjusted EBITDA decreased 52% from the prior year to $145 million. This decrease was also primarily driven by global pricing tied to the weaker demand environment, paired with lower cost absorption related to decisions to reduce production levels and operational disruption events that occurred in the year.
Similar to TT, our APM segment also faced a challenged macroeconomic environment, but continues to take meaningful steps in executing PTT strategy. Full year 2025 Net Sales for the APM segment were $1.3 billion, a 5% decrease compared to full year 2024. This decrease was primarily driven by weaker global demand across cyclically sensitive end markets. APM segment Adjusted EBITDA decreased 32% from the prior year to $108 million which was primarily driven by lower cost absorption tied to lower production and disruption impacts during the year. As Chemours remains focused on its strategy, APM continued to successfully ramp up production of its high-purity Teflon™ PFA line while completing the closure of the SPS Capstone™ product to ensure APM’s portfolio is positioned to drive the highest economic return. As APM exited the year there was strength in its order books tied to high value end markets in data centers and semiconductors, sectors that support economic trends within the artificial intelligence ecosystem.
Note: Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures. Please refer to Appendix A for a reconciliation of these non-GAAP measures from the most directly comparable GAAP measure.
EXECUTIVE COMPENSATION PHILOSOPHY
The objectives of Chemours’ executive compensation philosophy are rooted in:
▪
Promoting a culture that aligns executive interests with those of our shareholders and the Company’s strategic and financial priorities that drive sustainable shareholder value.

▪
Providing a competitive Total Direct Compensation (“TDC”) opportunity designed to attract, retain, and motivate high-performing executive talent.

These objectives are achieved through fixed and variable compensation elements. The CLDC determines the appropriate balance between these elements in setting the TDC opportunity for executives.
2026 PROXY STATEMENT |	45

ELEMENT	PURPOSE AND KEY FEATURES
Salary	▪ Salary paid in cash ▪ Provides a stable source of income and is a standard element in executive compensation packages ▪ Supports equitable pay practices
Annual Incentive Plan (“AIP”)
▪
Cash incentive earned and awarded annually

▪
Provides variable compensation related to performance, paying only when minimum performance criteria are met and increasing payout with higher performance results are achieved

▪
Contributes to overall competitive pay opportunity

▪
Reinforces and rewards executives for delivering key business goals that are aligned with driving shareholder value

▪
Primarily focuses on quantitative metrics but includes qualitative metrics when appropriate

▪
Includes a mix of corporate and business segment metrics

Long-Term Incentive Plan (“LTIP”)
▪
Equity-based incentives earned and awarded periodically

▪
Creates a realizable pay opportunity aligned with outcomes for our shareholders

▪
Provides incentive to achieve sustained performance and growth over time

46	| 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION GOVERNANCE AND BEST PRACTICES
Chemours’ executive compensation policies and practices demonstrate a commitment to strong governance standards and include features designed to align the interests of executives with the long-term interests of our shareholders. Policies and governance provisions help mitigate compensation-related risks and enable the CLDC discretion to adjust compensation packages as appropriate to protect shareholders’ interests. The table below highlights the key features of Chemours’ executive compensation programs and those features that Chemours does not employ:
WHAT CHEMOURS DOES	WHAT CHEMOURS DOESN’T DO
Pay-for-performance	Provide income tax gross-ups, other than for international assignment and / or relocation
Deliver executive compensation predominantly through variable, at risk performance-based pay	Allow for re-pricing of underwater stock options without shareholder approval
Set challenging short- and long-term incentive (“LTI”) award goals	Allow hedging, pledging, short sales, derivative transactions, margin accounts or short-term trading
Target pay and benefits to market competitive levels	Have a liberal share recycling provision in our equity plan
Maintain robust stock ownership requirements	Provide single trigger change in control
Maintain clawback policies for incentive-based compensation	Offer excessive perquisites
The Board and CLDC have the right to exercise negative discretion to appropriately reflect business outcomes
Annually review the constituents of compensation peer group and adjust as appropriate
Undertake an annual review of compensation risk
Regularly review compensation, especially performance-based compensation, to ensure continued alignment with Chemours’ strategy
2026 PROXY STATEMENT |	47

ALIGNING THE INTERESTS OF EXECUTIVES AND SHAREHOLDERS
We believe the structure of our compensation program motivates executives to act in the best interests of our shareholders. Most of the target pay is at risk for our executives. For the portion of compensation that is at risk, we believe the strategic and financial goals that we select in our compensation program are important factors for the success of our business and thus our ability to drive long-term shareholder value.
TDC for executives places greater weight on at-risk incentive pay and, therefore, fluctuates with business results and stock price. The following chart illustrates the percentage of target pay at-risk for the CEO and other NEOs on average in the 2025 compensation plan.
2025 “SAY ON PAY” VOTE RESULT
At Chemours’ 2025 Annual Meeting, shareholders approved the Company’s “Say on Pay” proposal with 93.8% of the votes cast in support of the executive compensation program. The CLDC takes pride in consistently receiving high support from our investors and is committed to regularly reviewing the program in the context of Chemours’ executive compensation philosophy and will continue to consider shareholder input in evaluating program design and decisions.
5 Years of “Say on Pay”
2021	2022	2023	2024	2025
94%	95%	96%	95%	94%
48	| 2026 PROXY STATEMENT

2025 EXECUTIVE COMPENSATION HIGHLIGHTS
NAMED EXECUTIVE OFFICER
During fiscal year 2025, Chemours maintained a stable and experienced executive leadership team, with no changes in the roles of our NEOs. The steady leadership of our NEOs further enabled our PTT strategy. Additionally, these key executives enabled Chemours to drive improved operational excellence, advance our growth initiatives, and deliver value to our shareholders, customers, and employees.
2025 DESIGN
The CLDC maintained its focus on aligning the AIP with shareholders’ interests. The 2025 AIP was tied primarily to our performance against financial metrics (90%). For 2025, in order to provide a more comprehensive and accurate assessment of the Company’s effectiveness in managing cash, the CLDC introduced TTM Cash Conversion Cycle (“CCC”) to the plan with a 10% plan weight that replaced Average Networking Capital Days. TTM CCC measures the time between cash outflow to secure inventory and cash received from customers, while factoring in the time taken to pay suppliers. This metric appropriately balances sales performance with inventory management.
Additionally, the financial metrics were supplemented with executive key performance indicators (“KPI”), carrying a 10% overall weighting. The metric is designed to reinforce Chemours’ commitment to safety and sustainability, and aligns with our Pathway to Thrive strategy. Each NEO was held accountable for a common set of safety measures — specifically process safety and the reduction of severe employee injuries — which comprised 6% of the metric’s total weight. The remaining 4% was allocated to individual performance objectives tailored to each executive’s role and responsibilities.
2025 AIP RESULTS
As discussed in the “2025 Business Highlights,” 2025 unfolded against a challenging macroeconomic backdrop, shaped by external pressures and internal operational disruptions. In response, management took decisive actions and remained disciplined in executing the Company’s PTT strategy, focused on strengthening Chemours’ long-term position. Throughout the year, the Company advanced significant cost reduction initiatives, resolved legacy liabilities, further optimized its asset portfolio to enhance efficiency and flexibility, concentrated resources on high-value applications and end markets where it holds differentiated capabilities, and continued to advocate globally for its essential chemistries and science-based regulation.
In 2025, Chemours delivered net sales of  $5.8 billion and adjusted EBITDA of  $742 million. Notably, TSS delivered another year of exceptional performance, with Opteon™ Refrigerants recording a 56% year-over-year increase in Net Sales compared to 2024 as global regulation continues to drive adoption.
While unfavorable factors impacted financial performance, we continued to make measurable progress across all four pillars of our PTT strategy. In this context, results under the AIP were mixed and appropriately reflected both financial outcomes and strategic execution.
The following summarizes each NEO’s AIP outcome:
The following NEOs were aligned to the Corporate AIP outcome:
▪
Ms. Dignam’s executive KPIs were achieved at 100%, resulting in a final AIP achievement of 87.5%.

▪
Mr. Hostetter’s executive KPIs were achieved at 80%, resulting in a final AIP achievement of 85.5%.

▪
Ms. Wellman’s executive KPIs were achieved at 140%, resulting in a final AIP achievement of 91.5%.

2026 PROXY STATEMENT |	49

The following NEOs were assigned to the applicable business segment AIP outcome:
▪
Mr. Martinko’s executive KPIs were achieved at 100%, resulting in a final TSS AIP achievement of 78.3%.

▪
Mr. Familiar’s executive KPIs were achieved at 80%, resulting in a final APM AIP achievement of 45.5%.

2025 PERFORMANCE AGAINST AIP TARGETS WITH PAY SCALE APPLIED

CHEMOURS
TT
TSS
APM
MAXIMUM
TARGET
THRESHOLD
ADJUSTED EBITDA
DISCRETIONARY FCF
CCC DAYS (AVG)
CORPORATE EXPENSES / FUNCTIONS, EX-AIP / LTIP
COST OF MANUFACTURING
TSS BU EBITDA
APM BU ADJUSTED EBITDA

2025 – 2027 LTIP DESIGN
The structure of the 2025 – 2027 LTIP remained unchanged from the prior year. The LTIP features equal weighting among four equity vehicles: PSUs, Premium Stock Options (“PSOs”), Non-Qualified Stock Options (“NQSOs”), and RSUs. The CLDC maintained this diversified mix of awards which created balanced risk and reward profile for our executive team, motivating sustained performance while aligning executives’ interests with those of our shareholders. The Committee further believes the diverse approach mitigates the impact of long-term target setting which has been an on-going concern specifically as it relates to PSUs.
Performance Metrics and Alignment with Strategy
The metrics for the PSU component of the LTIP are unchanged for 2025 – 2027 and continue to focus on driving shareholder value:
▪
Economic Value Added (“EVA”) — 70%: EVA is a key measure of effective capital utilization, incentivizing management to pursue initiatives that generate returns above the Company’s cost of capital. This metric is closely tied to sustainable growth and long-term shareholder value creation.

▪
Relative Total Shareholder Return (“rTSR”) — 30%: rTSR measures our stock’s performance against a peer group, rewarding management for delivering superior shareholder returns compared to industry peers. This metric ensures that compensation outcomes reflect both absolute performance and competitive positioning.

50	| 2026 PROXY STATEMENT

Awards earned under the PSU portion of the LTIP are determined at the end of a three-year performance period, reinforcing a focus on long-term outcomes.
Emphasis on Pay-for-Performance and Retention
The 2025 LTIP awards continue to be heavily performance-weighted, with 75% of total value in the form of PSUs, PSOs, and NQSOs. These awards deliver value to executives only if Chemours achieves sustained, long-term shareholder value.
RSUs comprise the remaining 25% and are specifically designed to foster executive retention while also promoting alignment. As a less volatile equity vehicle, RSUs provide value based on continued employment, while maintaining shareholder alignment since each RSU is equivalent in value to a share of Chemours common stock.
2023 – 2025 PSU AWARD RESULTS
Shares earned from 2023 – 2025 PSUs were based on pre-established three-year cumulative targets for Adjusted Net Income (60%) and rTSR (40%). While threshold performance was not achieved for Adjusted Net Income, the Company’s rTSR ranked in the 40th percentile resulting in 85.7% of the PSUs tied to rTSR performance being earned. The combined achievement for the 2023 – 2025 PSUs was 34.3%.
EXECUTIVE COMPENSATION DECISION MAKING
COMPENSATION DECISION MAKING RESPONSIBILITIES
The CLDC applies the following factors to guide executive compensation decisions:
▪
Alignment of executives’ interests with shareholders

▪
Strategic needs of the Company

▪
Industry dynamics

The table below summarizes oversight responsibilities and participation in executive compensation decisions:
Compensation and Leadership Development Committee
▪
Establish executive compensation philosophy

▪
Approve incentive compensation programs and determine performance expectations for AIP and LTIP

▪
Review, discuss, and approve recommendations for all compensation actions for the NEOs, other than the CEO, including salary, AIP targets and actual payouts, and LTIP targets, grants and earned awards

▪
Recommend to the independent directors of the Board compensation actions for the CEO, including salary, AIP targets and actual payouts, and LTIP targets, grants and earned awards

All Independent Board Members	▪ Assess performance of the CEO ▪ Approve all compensation action for the CEO, including salary, AIP targets and actual payouts, and LTIP targets, grants and earned awards
2026 PROXY STATEMENT |	51

Chief Executive Officer
▪
Provide compensation recommendations for NEOs (other than the CEO) to the CLDC; and final approval of compensation actions for the CEO is solely by the independent members of the Board

▪
Make recommendations based on the CEO’s personal review of each other NEO’s performance, job responsibilities, and importance to the Company’s overall business strategy, as well as on the Company’s executive compensation philosophy

▪
In consultation with the CFO, after receiving detailed research and recommendations from an independent compensation consultant, recommend AIP and LTIP metrics and targets to the CLDC

Independent Consultant to the Compensation and Leadership Development Committee
▪
Provide independent advice, research, and analytical services on a variety of subjects, including compensation of executive officers and executive compensation trends

▪
Lead discussions with management and the Board on incentive plan design and play a significant role in determining the definition of metrics and targets

▪
Participate in meetings as requested by, and communicate with the CLDC Chair between meetings

▪
Evaluate executive compensation policies and guidelines and provide information regarding best practices in the industry

▪
Is engaged by, and reports directly to, the CLDC

INDEPENDENT COMPENSATION CONSULTANT
The CLDC has retained Farient Advisors (“Farient”) as its independent compensation consultant to advise on executive compensation matters. Farient provides a variety of consulting services to the CLDC. These services include but are not limited to, advising on market pay practices and compensation best practices, providing competitive pay reviews, reviewing our executive compensation philosophy, reviewing the disclosure of the executive compensation programs in the Proxy Statement, sharing market trends, opining on incentive plan design and target setting, recommending compensation peer group(s) and providing legislative and regulatory updates. During fiscal year 2025, Farient did not perform any services for Chemours other than advising on executive and non-employee director compensation under its engagement by the CLDC, and the CLDC determined that Farient was independent and that its engagement did not present any conflicts of interest.
COMPENSATION PEER GROUP SELECTION AND COMPETITIVE POSITIONING
In making compensation decisions, the CLDC considers competitive market compensation data from a peer group of companies as one of several reference points. Peer group compensation data is supplemented with broader chemical and general industry pay data. The CLDC reviews the composition of the peer group annually to ensure that it remains suitable and appropriate for benchmarking pay and performance.
The peer group is composed of publicly traded U.S. based companies of similar scale, with revenue generally 0.25x to 4x that of the Company, within the commodity, diversified and specialty chemicals sectors, and having business characteristics reflecting Chemours’ current business model and strategic direction. Market pay data are adjusted using regression to reflect Chemours’ relative scale. Thus, data from companies that are smaller or larger than Chemours are adjusted to better reflect market conditions given the Company’s size.
Based on the above criteria, the CLDC chose not to make a change to the peer group used for 2025.
52	| 2026 PROXY STATEMENT

The peer group consists of the following companies:
Albemarle Corporation	Element Solutions Inc.
Avient Corporation	H.B. Fuller Company
Axalta Coating Systems Ltd.	Huntsman Corporation
Cabot Corporation	Olin Corporation
Celanese Corporation	Trinseo PLC
Dupont de Nemours, Inc.	Tronox Holdings PLC
Eastman Chemical Company	Westlake Corporation
SALARY AND PERFORMANCE TARGET OPPORTUNITIES FOR NEOS
The below information reflects the components of the TDC opportunity for our NEOs for the 2025 performance year as compared to the 2024 performance year. For information on the compensation awarded to our NEOs for the 2025 performance period, please see the “2025 Outcomes” section below.
DENISE DIGNAM — PRESIDENT AND CEO — TARGET TOTAL DIRECT COMPENSATION
In early 2025, Ms. Denise Dignam’s compensation was adjusted to reflect her strong performance and market pay practices. Her 2025 compensation, as set forth in the table below, was recommended by the CLDC, with the support of its independent compensation consultant and was approved by the Board in the first quarter of 2025.
	2024	2025
Salary	$975,000	$1,075,000
Target AIP Opportunity	$1,170,000 (120% of salary)	$1,343,750 (125% of salary)
Target LTI Opportunity (Grant Value)	$4,335,000	$5,900,000
Target TDC	$6,500,000	$8,318,750
2025 SALARIES OF THE OTHER NEOS
Salaries for the NEOs are intended to be competitive with the market and attract and retain the executive talent needed to successfully execute on our strategy. The CLDC reviews salaries for NEOs annually in the first quarter. The NEOs’ salaries reflect the scope of their responsibilities, experience, performance, and external market competitiveness. Salaries represented approximately 31% of TDC for NEOs other than the CEO in 2025 on average.
After considering external market pay data, internal pay equity, and performance, the CLDC approved salary increases for the NEOs other than the CEO as set forth in the table below.
NEO	Salary as of December 31, 2024	Salary as of December 31, 2025
Shane Hostetter	$630,000	$650,000
Kristine Wellman	$550,000	$600,000
Joseph Martinko(1)	$475,000	$625,000
Gerardo Familiar(2)	$475,000	$600,000

(1)
Mr. Martinko received two salary adjustments during the year. The first adjustment increased his salary to $525,000, effective March 1st. The second adjustment increased his salary to $625,000 effective October 1st. The October increase was made after the CLDC reviewed updated market data and determined that Mr. Martinko’s salary was below the median of market levels.

2026 PROXY STATEMENT |	53

(2)
Mr. Familiar received two salary adjustments during the year. The first adjustment increased his salary to $525,000, effective March 1st. The second adjustment increased his salary to $600,000 effective October 1st. The October increase was made after the CLDC reviewed updated market data and determined that Mr. Familiar’s salary was significantly below the median of market levels.

ANNUAL INCENTIVE PLAN
Chemours’ AIP is designed to reward executives for achieving and exceeding annual performance goals. Under the AIP, each NEO has a target annual incentive opportunity, expressed as a percentage of salary. Incentive targets are determined based on the CLDC’s review of compensation peer group practices, chemical industry data from proprietary third-party surveys, and the position and scope of responsibilities of each NEO. Incentive targets are reviewed annually in the first quarter of the year.
After considering external market pay data, internal pay equity, and performance, the CLDC approved a target bonus opportunity increase for Mr. Hostetter from 75% to 85%. Target bonus amounts, as a percentage of base salary, for all other NEOs were maintained at the same levels as in 2024.
The following table summarizes 2024 and 2025 AIP target percentages for NEOs other than the CEO:
NEO	Bonus Target as of December 31, 2024	Bonus Target as of December 31, 2025
Shane Hostetter	75%	85%
Kristine Wellman	70%	70%
Joseph Martinko	70%	70%
Gerardo Familiar	70%	70%
INCENTIVE FORMULA
Actual annual incentive awards for NEOs in 2025 were determined using the formulas shown below. The calculation of award payments for each NEO was determined based on Chemours’ financial, safety, and sustainability performance or, for business segment leaders, a combination of Chemours’ financial and safety, and sustainability performance and business segment financial performance. The CLDC may use its discretion to increase or reduce the amount earned.
The AIP awards for Mses. Dignam and Wellman and Mr. Hostetter were determined as follows:
54	| 2026 PROXY STATEMENT

The AIP award for Messrs. Martinko and Familiar were determined as follows:
PERFORMANCE MEASURES
The CLDC maintained its focus on aligning the AIP with shareholders’ interests. The 2025 AIP was tied primarily to our performance against financial metrics (90%) In order to provide a more comprehensive and accurate assessment of the Company’s effectiveness in managing cash, TTM CCC was introduced as a financial performance metric with a 10% weighting, replacing Average Networking Capital Days. TTM CCC measures the time between cash outflow to secure inventory and cash received from customers, while also factoring in the time taken to pay suppliers. This metric appropriately balances sales performance with inventory management.
Additionally, the financial metrics were supplemented executive KPIs, carrying a 10% overall weighting. These metrics are designed to reinforce Chemours’ commitment to safety and sustainability, and aligns with our PTT strategy. Each NEO was held accountable for a common set of safety measures — specifically process safety and the reduction of severe employee injuries — which comprised 6% of the metric’s total weight. The remaining 4% was allocated to individual performance objectives tailored to each executive’s role and responsibilities. The portion of the executive KPIs allocated to individual performance objectives tailored to each executive’s role and responsibilities were as follows: for Ms. Dignam, the focus was on progress towards PTT objectives; for Mr. Hostetter, the focus was on stable forecasting process for cash; for Ms. Wellman, the focus was on regulatory advocacy efforts supporting strengthening the long-term pillar; and for Mr. Familiar and Mr. Martinko, the focus was on improving safety performance at priority sites. This new KPI underscores our emphasis on both collective and individual accountability in driving sustainable performance and a culture of safety across the Company.
The plan design focused NEOs on execution, delivering for our customers, operating and capital efficiency, and safety working as “One Chemours” to achieve our collective objectives. The maximum bonus opportunity for the NEOs remained 200% of their target annual incentive.
The following reflects the weightings for each metric in the AIP:
CHEMOURS — AIP for Mses. Dignam and Wellman and Mr. Hostetter	Weight
Executive KPIs	10.0%
Chemours Adjusted EBITDA*	50.0%
Chemours Discretionary Free Cash Flow*	10.0%
Chemours TTM CCC	10.0%
Chemours Functions Cost	20.0%
2026 PROXY STATEMENT |	55

THERMAL AND SPECIALIZED SOLUTIONS — AIP for Mr. Martinko	Weight
Executive KPIs	10.0%
Chemours Adjusted EBITDA*	50.0%
Chemours Discretionary Free Cash Flow*	10.0%
Chemours TTM CCC	10.0%
Business Segment Adjusted EBITDA*(1)	20.0%
ADVANCED PERFORMANCE MATERIALS — AIP for Mr. Familiar	Weight
Executive KPIs	10.0%
Chemours Adjusted EBITDA*	50.0%
Chemours Discretionary Free Cash Flow*	10.0%
Chemours TTM CCC	10.0%
Business Segment Adjusted EBITDA*	20.0%

*
Represents a non-GAAP metric. A description of how each such metric is calculated from the Company’s financial statements is set forth below.

(1)
BU Adjusted EBITDA replaced Opteon™ Revenue emphasizing bottom-line focus and creating plan closer design alignment.

DEFINITIONS OF METRICS:
Adjusted EBITDA
Defined as income (loss) before income taxes excluding the following items: interest expense, depreciation and amortization; non-operating pension and other post-retirement employee benefit costs, which represents the components of net periodic pension costs and other post-retirement employee benefit costs, which represents the non-service component of net periodic pension (income) costs; exchange gains (losses) included in other income (expense), net; restructuring, asset-related, and other charges; gains (losses) on sale of businesses or assets; and, other items not considered indicative of ongoing operational performance and expected to occur infrequently, including certain litigation related and environmental charges and qualified spend reimbursable by DuPont and/or Corteva as part of the Company’s cost-sharing agreement under terms of the Memorandum of Understanding that were previously excluded from Adjusted EBITDA, which, for purposes of AIP, also excludes adjustments to income, expenses and losses not budgeted resulting from acquisitions, dispositions, regulatory actions and legal settlements.
Discretionary Free Cash Flow
Defined as the cash remaining after mandatory payments and investments have been made. Discretionary Free Cash Flow is calculated by subtracting Planned Major Maintenance Activities, Run & Maintain capital expenditures, sustainability capital expenditures, and cash paid for taxes and interest, and from equity affiliates earnings, net of dividends received from Adjusted EBITDA.
TTM CCC
Measures the number of days required to convert working capital investments into cash and is calculated as Days Sales Outstanding plus Days Inventory Outstanding minus Days Payable Outstanding. For compensation purposes, CCC is evaluated on a TTM basis, which reflects how efficiently the Company converts cash on a consistent, month-to-month basis and avoids undue influence from short-term or one-time events.
56	| 2026 PROXY STATEMENT

Chemours Functions Cost
Defined as corporate overhead costs including corporate expenses and corporate functions prior to impacts of AIP and LTIP (or prior to impacts of costs associated with incentives)
2025 COMPENSATION PROGRAM OUTCOMES
As detailed in the “2025 Business Highlights,” Chemours’ performance was mixed in 2025, grappling with ongoing lower demand and increased input costs across several segments. The AIP outcome reflect the mixed results.
Corporate 87.5%, TSS 78.3%, and APM 45.5% (Impact of Executive KPI on individual outcomes is described below)
The 2023 – 2025 PSU award was earned based on pre-established three-year cumulative targets for Adjusted Net Income (60%) and rTSR (40%). While threshold performance was not achieved for Adjusted Net Income, the Company’s rTSR ranked in the 40th percentile resulting in a metric achievement of 85.7%. The combined achievement for the 2023-2025 PSUs resulted in a 34.3% of target shares paid out.
2025 OUTCOMES
The chart below shows the 2025 AIP performance targets, ranges and results approved by the CLDC. Performance targets were set and approved in early 2025 and were consistent with the Company’s budget. Targets for each of the performance measures were set at levels considered challenging, motivational, and competitive. The performance range was determined using external guidance, historical performance, and expectations as guardrails. The threshold amount was the level of performance that warranted the minimum payout. The maximum amount was considered exceptional and the level of performance that warranted the highest payout.
The following tables show the outcome of the measurement of the performance metrics under the 2025 bonus plan, which reflect the CLDC and Board actions described below.
Dollars are in millions
CORPORATE AIP — MSES. DIGNAM AND WELLMAN AND MR. HOSTETTER
Measure	Threshold(1)	Target	Maximum(2)	Actual	Weighted Funding Result
Consolidated Adjusted EBITDA	$740	$925	$1,100	$742	25%
Consolidated Discretionary Free Cash Flows	$317	$479	$641	$386	7%
TTM CCC	92	84	76	92	5%
Chemours Functions Cost	$(479)	$(469)	$(459)	$(433)	40%
Executive KPIs(3)	—		—	—	Varies%
					Varies(3)%
2026 PROXY STATEMENT |	57

THERMAL AND SPECIALIZED SOLUTIONS AIP — MR. MARTINKO
Measure	Threshold(1)	Target	Maximum(2)	Actual	Weighted Funding Result
Consolidated Adjusted EBITDA	$740	$925	$1,100	$742	25%
Consolidated Discretionary Free Cash Flows	$317	$479	$641	$386	7%
TTM CCC	92	84	76	92	5%
TSS Adjusted EBITDA	$484	$605	$726	$670	31%
Executive KPIs	—	—	—	—	10%
					78.3%
ADVANCED PERFORMANCE MATERIALS AIP — MR. FAMILIAR
Measure	Threshold(1)	Target	Maximum(2)	Actual	Weighted Funding Result
Consolidated Adjusted EBITDA	$740	$925	$1,100	$742	25%
Consolidated Discretionary Free Cash Flows	$317	$479	$641	$386	7%
TTM CCC	92	84	76	92	5%
APM Adjusted EBITDA	$118	$148	$178	$108	—%
Executive KPIs	—	—	—	—	8%
					45.5%

(1)
Represents the minimum level of performance required to earn any incentive for this metric of the 2025 AIP. Performance below this level resulted in no payout for the performance measure.

(2)
Represents the highest level of performance at which maximum payout under the 2025 AIP is earned. Achievement of performance above this level would not result in a greater payout for the performance measure.

(3)
Ms. Dignam achieved an Executive KPI outcome of  (100%), resulting in a final AIP achievement of 87.5%. Mr. Hostetter achieved an Executive KPI outcome of 80%, resulting in a final AIP achievement of 85.5%. Ms. Wellman achieved an Executive KPI outcome of 140%, resulting in a final AIP achievement of 91.5%.

58	| 2026 PROXY STATEMENT

The following AIP awards for each NEO were approved:
NEO	Bonus Target as of December 31, 2025	Salary as of December 31, 2025	AIP Achievement %	Actual Annual Incentive Payout
Denise Dignam	125%	$1,075,000	87.5%	$1,175,781
Shane Hostetter	85%	$650,000	85.5%	$472,388
Kristine Wellman	70%	$600,000	91.5%	$384,300
Joseph Martinko(1)	70%	$625,000	78.3%	$301,568
Gerardo Familiar(2)	70%	$600,000	45.5%	$173,233

(1)
Mr. Martinko’s actual annual incentive has been prorated to reflect his previous (Jan – Sept) and year-end (Oct – Dec) salaries.

(2)
Mr. Familiar’s actual annual incentive has been prorated to reflect his previous (Jan – Sept) and year-end (Oct – Dec) salaries.

LONG-TERM INCENTIVE PLAN
Chemours provides LTI compensation to tie the NEOs’ interests with the interests of shareholders and the creation of long-term, sustained value. The CLDC views these incentives as a critical element of the executive compensation program.
After considering external market pay data, internal pay equity, and performance, the CLDC approved the LTI target increases set forth in the table below.
The following table reflects the LTIP target opportunities at the end of fiscal years 2024 and 2025 for the NEOs other than Ms. Dignam, whose LTIP target opportunities are discussed above.
NEO	Long-Term Incentive Target as of December 31, 2024	Long-Term Incentive Target as of December 31, 2025
Shane Hostetter	$1,350,000	$1,515,000
Kristine Wellman	$850,000	$875,000
Joseph Martinko	$650,000	$745,000
Gerardo Familiar	$650,000	$745,000
2025 – 2027 LONG-TERM INCENTIVE PLAN DESIGN
2026 PROXY STATEMENT |	59

The structure of the 2025 – 2027 LTIP remained unchanged from the prior year. The LTIP features equal weighting among four equity vehicles: PSUs, PSOs, NQSOs, and RSUs. The CLDC maintained this diversified mix of awards which created balanced risk and reward profile for our executive team, motivating sustained performance while aligning executives’ interests with those of our shareholders. The Committee further believes the diverse approach mitigates the impact of long-term target setting which has been an on-going concern specifically as it relates to PSUs.
The 2025 LTIP awards remained heavily performance-weighted (75%) including PSUs, PSOs, and NQSOs delivering value to our executives only if we deliver long-term shareholder value. RSUs encourage retention and mitigate some risk as an inherently less volatile equity vehicle providing value based on continued employment, while maintaining alignment with shareholders since each RSU has the same value as a share of our common stock. The PSOs, NQSOs, and RSUs vest annually in three equal installments from the date of grant.
PERFORMANCE SHARE UNITS (25% OF LTI TARGET AWARD)
Twenty-five percent of each NEO’s LTIP award was delivered through PSUs. The PSUs are earned based on performance over a three-year performance period. The performance metrics used in the 2025 – 2027 PSU awards were EVA (70%) and rTSR (30%), both measured cumulatively over a three-year period ending December 31, 2027. The maximum opportunity remains 200% of target share award.
PERFORMANCE STOCK OPTIONS (25% OF LTIP TARGET AWARD)
The use of PSOs provides direct alignment with shareholder interests as they have value only if the price of Chemours’ stock at the time of exercise exceeds the stock price on the date of grant plus a 10% premium, while also encouraging retention through their service-based vesting conditions. As a result, these premium priced stock options encourage executives to focus on behaviors and initiatives that support significant stock price appreciation over time. The stock options vest in equal annual installments over three years from the grant date and have a ten-year term.
NON-QUALIFIED STOCK OPTIONS (25% OF LTIP TARGET AWARD)
The use of stock options provides direct alignment with shareholder interests as they have value only if the price of Chemours’ stock at the time of exercise exceeds the stock price on the date of grant. As a result, stock option grants encourage executives to focus on behaviors and initiatives that support sustained long-term stock price appreciation. The stock options vest in equal annual installments over three years from the grant date and have a ten-year term.
RESTRICTED STOCK UNITS (25% OF LTIP TARGET AWARD)
The mix of equity award types also includes RSUs with vesting tied to continued service. The plan supports a strong performance orientation and long-term retention of talent to drive the Company strategy. The RSUs vest in equal annual installments over three years from the grant date.
ECONOMIC VALUE ADDED
EVA is defined as modified adjusted earnings less cost of capital. Modified adjusted earnings is defined as Adjusted EBIT, net of tax. Cost of capital is defined as a two-year average capital multiplied by a 10% weighted
60	| 2026 PROXY STATEMENT

average cost of capital. Two-year average capital is defined as the two-year average of total debt, net of issuance discounts/costs and equity, net of cash plus cumulative amounts excluded from Adjusted EBIT, net of tax. Cumulative amounts excluded from Adjusted EBIT are accumulated from 2016 to the end of the performance period. The metric target for the three-year plan was defined as $770 million.
Adjusted EBIT is defined as income (loss) before income taxes, excluding the following items: interest expense; non-operating pension and other post-retirement employee benefit costs, which represents the components of net periodic pension costs and other post-retirement employee benefit costs, which represents the non-service component of net periodic pension (income) costs; exchange gains (losses) included in other income (expense), net; restructuring, asset-related, and other charges; gains (losses) on sale of businesses or assets; and, other items not considered indicative of ongoing operational performance and expected to occur infrequently, including certain litigation related and environmental charges and qualified spend reimbursable by DuPont and/or Corteva as part of the Company’s cost-sharing agreement under terms of the Memorandum of Understanding (“MOU”) that were previously excluded from Adjusted EBIT.
RELATIVE TOTAL SHAREHOLDER RETURN
Relative total shareholder return is defined as the change in the Company’s stock price plus dividends paid and assumed to be reinvested on the ex-dividend date during the period, divided by beginning stock price, compared on a percentile basis to the same change with respect to a peer group. For this purpose, a company’s beginning stock price will be the closing stock price averaged over the 20 trading days ending on the trading day before the start of the Performance Period and the ending stock price will be the closing stock price, inclusive of reinvested dividends, averaged over the 20 trading days ending with the last trading day within the Performance Period. The performance will be relative to the 2025 peer group. rTSR is a metric used to promote alignment with shareholder interests relative to our peers with whom we compete for capital.
The rTSR portion of the PSUs are earned as set forth in the table below. For purposes of calculating the appropriate earned percentile, any companies that are in the peer group at the beginning of the performance period that are no longer separate publicly traded companies due to merger, acquisition, or buyout shall be disregarded. Companies that are no longer publicly traded due to insolvency or bankruptcy will be included at the lowest performance ranking. For calculating the earned percentile, the Company will be considered a member of the peer group.
	Threshold	Target	Maximum
Achieved rTSR	15th Percentile	50th Percentile	85th Percentile
Payout	50%	100%	200%
2025 LTIP AWARDS
The LTIP awards granted to the NEOs in 2025 were as follows:
NEO	2025 Target LTI Award	Share Equivalent Value of Target PSUs on Grant Date	Target Number of PSUs Granted(1)	Grant Date Fair Value of RSUs	Number of RSUs Granted(1)	Grant Date Fair Value of Stock Options Granted(2)	Number of Shares Underlying Stock Options Granted(2)	Grant Date Fair Value of PSOs	Number of PSOs Granted(3)
Denise Dignam	$5,900,000	$1,475,000	106,421	$1,475,000	106,421	$1,475,000	353,717	$1,475,000	367,866
Shane Hostetter	$1,515,000	$378,750	27,326	$378,750	27,326	$378,750	90,827	$378,750	94,460
Kristine Wellman	$875,000	$218,750	15,782	$218,750	15,782	$218,750	52,458	$218,750	54,556
Joseph Martinko	$745,000	$186,250	13,437	$186,250	13,437	$186,250	44,664	$186,250	46,451
Gerardo Familiar	$745,000	$186,250	13,437	$186,250	13,437	$186,250	44,664	$186,250	46,451
The Annual LTI awards were granted on March 3rd in accordance with our normal grant practice.
(1)
The number of PSUs and RSUs awarded was determined by dividing the dollar target value for each NEO by the closing price for Chemours common stock on grant date and rounding down to the nearest whole share. The closing price of Chemours common stock was $13.86 on March 3, 2025.

2026 PROXY STATEMENT |	61

(2)
The number of shares underlying NQSOs awarded was determined based on the Black-Scholes value. The Black-Scholes value of an option was $4.17 on March 3, 2025. The exercise price of the NQSOs was equal to the closing price of Chemours common stock on the grant date.

(3)
The number of shares underlying PSOs awarded was determined based on the Monte-Carlo value which was $3.90 on March 3, 2025. The exercise price of the PSOs was equal to 110% of the closing price of Chemours common stock on the grant date.

2023 – 2025 PSU AWARD RESULTS
Shares earned from 2023 – 2025 PSUs were based on pre-established three-year cumulative targets for Adjusted Net Income (60%) and rTSR (40%). While the threshold was not achieved for Adjusted Net Income, the Company’s rTSR ranked in at the 40th percentile resulting in a metric achievement of 85.7%. The combined achievement for the plan was 34.3%.
As a cyclical business, Chemours has historically faced difficulties in setting targets for performance metrics, and these challenges are exacerbated under fluctuating conditions. The dynamic market environment requires us to continuously adapt, making it more complex to establish three-year targets.
The performance peer group for these PSUs was comprised of the following companies:
Albemarle Corp.	Dupont de Nemours Inc.	Olin Company
Avient Corp.(1)	Eastman Chemical Company	Trinseo S.A.
Axalta Coating Systems Ltd	Element Solutions Inc.	Tronox Holdings PLC
Cabot Corp.	PH.B. Fuller Company	Venator Materials PLC
Celanese Corp.	Huntsman Corp.	Westlake Corp.

(1)
Formerly known as PolyOne Corporation

The table below shows the target number of PSUs granted in 2023, and the actual number of PSUs earned, including dividends equivalents that were converted into additional PSUs.
NEO(1)	Target Shares Granted in 2023	Achievement	Earned Shares
Denise Dignam	5,919	34.3%	2,260
Kristine Wellman	4,664	34.3%	1,781

(1)
Messrs. Hostetter, Martinko, and Familiar were not eligible for PSU awards in 2023.

COMPANY SPONSORED EMPLOYEE BENEFITS
The Company offers its NEOs health, welfare and retirement plan benefits consistent with all other U.S. based employees. Additional elements specific to the executive compensation program include non-qualified retirement benefit plans, reimbursement of financial planning and income tax preparation services, and executive medical exam benefits.
THE NON-QUALIFIED RETIREMENT SAVINGS RESTORATION PLAN (“RSRP”)
The RSRP is a non-qualified defined contribution plan that restores benefits above the Internal Revenue Code limits for tax-qualified retirement plans to be consistent with those provided to other eligible employees.
Each year during the enrollment window, eligible employees can elect to defer 1-6% of eligible compensation. The deferral elections are effective when the participant’s year-to-date compensation exceeds the IRS annual compensation limit of  $350,000 for 2025. Eligible compensation for RSRP purposes consists of salary and AIP payments. Chemours provides a Company-matching contribution equal to 100% of the first 6% of the NEO’s deferral amount. In addition, and entirely at its discretion, the Company may make non-elective contributions to the RSRP.
62	| 2026 PROXY STATEMENT

Employee and matching contributions are always 100% vested. Non-elective contributions are vested upon completion of three years of service. The NEOs are 100% vested in their deferrals and related investment experience.
Amounts contributed to the non-qualified deferred compensation plans represent unsecured obligations of the Company and, as such, are subject to the risk of loss in the event of the Company’s insolvency or default.
THE NON-QUALIFIED MANAGEMENT DEFERRED COMPENSATION PLAN (“MDCP”)
Under the MDCP, a nonqualified elective deferred compensation plan, participants may defer salary, AIP, and certain incentive plan awards until a later date. Each year during the enrollment window eligible employees can elect to defer: 1 – 60% of  “salary” and/or 1 – 60% of the annual incentives. Additionally, corporate officers may elect to defer settlement of their equity awards (i.e., RSUs and/or PSUs). NEOs are 100% vested in their deferrals and related investment experience.
Amounts contributed to the non-qualified deferred compensation plans represent unsecured obligations of the Company and, as such, are subject to the risk of loss in the event of the Company’s insolvency or default.
FINANCIAL PLANNING AND INCOME TAX PREPARATION BENEFIT
NEOs are eligible to receive reimbursement up to $15,000 per calendar year for financial planning and income tax preparation services provided to them by the financial services professional(s) of their choosing. This benefit is intended to enhance understanding and appreciation of Company-sponsored compensation and benefit programs and emphasize the link between Company financial outcomes and executive financial wellness. Amounts reimbursed will be imputed as income to the eligible executive in accordance with IRS regulations.
EXECUTIVE MEDICAL ASSESSMENT
Starting in October 2025, NEOs are eligible to receive an executive medical assessment with an approximate value of  $5,000 per calendar year. This program delivers a comprehensive, personalized one-day immersive health experience, designed specifically for executives seeking efficiency, high-value preventive care. The assessment includes a full suite of advanced screenings, laboratory tests, and diagnostics tailored to each individual’s risk factors, age, and medical history. Amounts reimbursed will be imputed as income to the eligible executive in accordance with IRS regulations.
SEVERANCE BENEFITS
The Company maintains a severance policy under which executive officers and certain other employees of the Company are eligible for severance payments and benefits upon a termination without cause or resignation for good reason from the Company. The policy applies to executive officers and certain other employees of the Company designated for participation by the CLDC, or in the case of the Company’s Chief Executive Officer, the Board. For additional information, see “Executive Compensation — Potential Payments upon Termination or Change-in-Control.”
Benefits provided under the severance policy include:
▪
A lump sum cash payment of one times (two times for the CEO) the sum of the NEO’s base salary, target AIP and annualized health care subsidy; and

▪
A lump sum cash payment equal to the pro-rated portion of the NEO’s AIP for the year of termination.

To ensure that executives remain focused on Chemours’ business during a period of uncertainty, the Company maintains a change-in-control severance plan for NEOs. For any benefits to be earned, a change in control must occur and the executive’s employment must be terminated following the change in control and during the term of the change-in-control severance plan, either by Chemours without cause or the executive for good reason (often
2026 PROXY STATEMENT |	63

called a “double trigger”). The plan does not provide tax gross-ups. For additional information, see “Executive Compensation — Potential Payments upon Termination or Change-in-Control.”
Benefits provided under the change-in-control severance plan include:
▪
A lump sum cash payment of two times (three times for the CEO) the sum of the NEO’s base salary and target AIP;

▪
A lump sum cash payment equal to the pro-rated portion of the NEO’s AIP target for the year of termination; and

▪
Continued health and dental benefits, financial counseling and tax preparation, and outplacement services for up to two years (three years for the CEO) following the date of termination.

The change-in-control severance plan also includes 12-month (18-month for the CEO) non-competition and non-solicitation covenants, non-disparagement, and confidentiality provisions.
OTHER COMPENSATION MATTERS
COMPENSATION AND RISK
Management reviewed its executive and non-executive compensation programs and, in consultation with the CLDC’s independent compensation consultant, determined its compensation programs do not encourage or create excessive risk-taking, and none are reasonably likely to have a material adverse effect on the Company.
In conducting this assessment, the components and design features of executive and non-executive plans and programs were analyzed. A summary of the findings of the assessment was provided to the CLDC. Overall, the CLDC concluded that (1) the Company’s executive compensation programs provide a mix of awards with performance criteria and design features that mitigate potential excessive risk taking, and (2) non-executive employee compensation programs are appropriately balanced between fixed and variable compensation and do not encourage excessive risk taking. The CLDC also considered its payout caps or limits, stock ownership guidelines, and clawback policy as risk mitigating features of its executive compensation program.
STOCK OWNERSHIP GUIDELINES
To further support the goal of achieving a strong link between shareholders and executive interests, the Company maintains stock ownership guidelines that require executives, including the NEOs, to hold shares with share ownership of a value equal to a specified multiple of salary as set forth in the table below. Executives have five years from the date they become subject to the guidelines to reach their respective ownership requirements. Until the ownership requirement is satisfied, 100% of the net shares realized from the exercise or vesting of stock-based awards must be retained.
Multiple of Salary	2025 Target
CEO	5.0x
Other NEOs	3.0x
All applicable NEOs have satisfied or are on track to satisfy those guidelines.
INCENTIVE COMPENSATION CLAWBACK POLICIES
The Chemours Incentive-Based Compensation Clawback Policy for Executive Officers (“Executive Officer Clawback Policy”) is in line with SEC Rule 10D-1 and NYSE standards, along with the Incentive Compensation
64	| 2026 PROXY STATEMENT

Clawback Policy for all current and former employees. The Executive Officer Clawback Policy requires the Company to recover excess incentive-based compensation from executive officers and certain high-level employees (“Executive Officers”) in the case of a financial restatement due to material noncompliance with financial reporting requirements. Compensation subject to clawback includes stock price or shareholder return based incentives, with recoveries calculated based on either restated financials or reasonable estimates for stock-related metrics. The policy also specifies that “Recoverable Incentive-Based Compensation” pertains to compensation received after the effective date of the policy, during or after service as an Executive Officer, while listed on exchanges, and within three fiscal years preceding a restatement.
The Executive Officer Clawback Policy stipulates that unless the CLDC deems recovery impracticable, all erroneously awarded compensation must be reclaimed, and indemnification for such amounts is prohibited. Additionally, this policy sits alongside other recovery rights and does not limit the Company’s ability to enforce obligations or seek legal action against covered persons. The policy also contains provisions for automatic compliance updates to match SEC and NYSE changes and is administered by the CLDC, which has final say on policy interpretations.
Furthermore, the Incentive Compensation Clawback Policy provides for broader remedial actions against all employees for misconduct-related restatements, including forfeiture of future awards and repayment demands covering all incentive vehicles, including annual incentive payments, and time- and performance-based LTIs. Triggers for clawback include terminations for cause, breaches of non-compete or confidentiality agreements, fraud, or misconduct leading to restatements, or failure to act upon knowledge of such issues. The Company engages independent consultants and external counsel to regularly review and ensure the continued compliance of the policies with the evolving regulatory landscape.
RESTRICTIONS ON HEDGING AND SIMILAR TRANSACTIONS
The Company’s Insider Trading Policy has a provision that prohibits executive officers and directors from engaging in the following types of transactions with respect to Chemours’ stock: hedging transactions, pledging securities, short sales, derivative transactions, margin accounts, and short-term trading.
2026 PROXY STATEMENT |	65

EXECUTIVE COMPENSATION TABLES
SUMMARY COMPENSATION TABLE (“SCT”)
The following table sets forth information concerning the total compensation earned by the NEOs during fiscal years 2025, 2024, and 2023.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Denise Dignam President and Chief Executive Officer	2025	1,058,836	—	3,368,225	2,909,677	1,175,781	82,558	8,595,076
	2024	904,167	—	2,075,156	1,909,580	864,923	134,154	5,887,980
	2023	531,667	—	1,046,719	412,480	166,808	75,059	2,232,733
Shane Hostetter Senior Vice President, Chief Financial Officer	2025	646,767	—	864,868	747,143	472,388	15,000	2,746,166
	2024	305,000	50,000	499,992	—	193,873	1,000	1,049,865
Kristine Wellman Senior Vice President, General Counsel and Corporate Secretary	2025	591,918	—	499,500	431,518	384,300	51,570	1,958,806
	2024	541,667	—	465,706	428,553	324,555	60,164	1,820,645
	2023	491,667	—	472,018	324,993	80,850	45,367	1,414,895
Joseph Martinko President, Thermal & Specialized Solutions	2025	542,123	—	425,281	367,408	301,568	32,327	1,668,707
	2024	473,333	—	356,135	327,708	251,370	24,500	1,433,046
Gerardo Familiar President, Advanced Performance Materials	2025	535,822	—	425,281	367,408	173,233	31,091	1,532,835
	2024	473,333	—	356,135	327,708	187,530	29,291	1,373,997

(1)
Represents the aggregate grant date fair value of PSUs and RSUs computed in accordance with FASB ASC 718 disregarding estimated forfeitures related to service-based vesting. The grant date fair value of each PSU granted to NEOs in 2025, assuming the probable outcome of the performance conditions, was determined to be $17.79. The techniques and assumptions used in determining the values can be found in Note 24 (“Stock-based Compensation”) to the Consolidated Financial Statements in Chemours’ Annual Report on Form 10-K for the year ended December 31, 2025. The grant date fair value of each RSU granted to NEOs in 2025 is equal to the closing share price of Chemours common stock on the grant date — $13.86 on March 3, 2025.

(2)
If the maximum level of performance were achieved, each NEO would earn 200% of the target number of PSUs awarded. Based on the closing price of Chemours common stock on the March 3 grant date ($13.86), the maximum value of PSUs awarded to each NEO in 2025 is as follows: Ms. Dignam — $2,950,000; Mr. Hostetter $757,477; Ms. Wellman — $437,477; Mr. Martinko — $372,474; and Mr. Familiar — $372,474.

(3)
Represents the aggregate grant date fair value of NQSOs and PSOs computed in accordance with FASB ASC 718. Assumptions used in determining the values can be found in Note 24 (“Stock-based Compensation”) to the Consolidated Financial Statements in Chemours’ Annual Report on Form 10-K for the year ended December 31, 2025.

(4)
Represents payouts under AIP. This column includes compensation that has been deferred at the NEO’s election under the MDP. Any such amounts are included in the “Executive Contributions” column of the 2025 Nonqualified Deferred Compensation table.

(5)
The amounts reflect perquisites and personal benefits (financial planning / income tax preparation and medical assessment) and Company contributions to qualified and nonqualified defined contribution plans. The following table details these amounts.

Name	Company Contributions to Qualified Defined Contribution Plan ($)	Company Contribution to Nonqualified Defined Contribution Plan ($)	Financial Planning/Income Tax Preparation ($)
Denise Dignam	24,000	43,558	15,000
Shane Hostetter	15,000	—	—
Kristine Wellman	22,000	27,000	2,570
Joseph Martinko	24,000	—	8,327
Gerardo Familiar	22,000	—	9,091
66	| 2026 PROXY STATEMENT

2025 GRANTS OF PLAN BASED AWARDS
The following table provides information on AIP awards, PSUs, PSOs, NQSOs and RSUs granted in 2025 to each NEO. For a complete understanding of the table, refer to the footnotes that follow.
Name(4)	Type of Award	Grant Date	Approval Date	Estimated Possible Payouts Under Nonequity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of Shares or Stock or Units (#)	All Other Option Awards Number of Securities Underlying Options(3) (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Denise Dignam	2025 AIP	—	—	671,875	1,343,750	2,687,500	—	—	—	—	—	—	—
	NQSOs	3/3/2025	2/13/2025	—	—	—	—	—	—	—	353,717	13.86	1,475,000
	PSO	3/3/2025	2/13/2025	—	—	—	—	—	—	—	367,866	15.25	1,434,677
	PSU	3/3/2025	2/13/2025	—	—	—	53,211	106,421	212,842	—	—	—	1,474,995
	RSU	3/3/2025	2/13/2025	—	—	—	—	—	—	106,421	—	—	1,474,995
Shane Hostetter	2025 AIP	—	—	276,250	552,500	1,105,000	—	—	—	—	—	—
	NQSOs	3/3/2025	2/13/2025	—	—	—	—	—	—	—	90,827	13.86	378,749
	PSO	3/3/2025	2/13/2025	—	—	—	—	—	—	—	94,460	15.25	368,394
	PSU	3/3/2025	2/13/2025	—	—	—	13,663	27,326	54,652	—	—	—	378,738
	RSU	3/3/2025	2/13/2025	—	—	—	—	—	—	27,326	—	—	378,738
Kristine Wellman	2025 AIP	—	—	210,000	420,000	840,000	—	—	—	—	—	—	—
	NQSOs	3/3/2025	2/13/2025	—	—	—	—	—	—	—	52,458	13.86	218,750
	PSO	3/3/2025	2/13/2025	—	—	—	—	—	—	—	54,556	15.25	212,768
	PSU	3/3/2025	2/13/2025	—	—	—	7,891	15,782	31,564	—	—	—	218,739
	RSU	3/3/2025	2/13/2025	—	—	—	—	—	—	15,782	—	—	218,739
Joseph Martinko	2025 AIP	—	—	192,572	385,144	770,288	—	—	—	—	—	—	—
	NQSOs	3/3/2025	2/13/2025	—	—	—	—	—	—	—	44,664	13.86	186,249
	PSO	3/3/2025	2/13/2025	—	—	—	—	—	—	—	46,451	15.25	181,159
	PSU	3/3/2025	2/13/2025	—	—	—	6,719	13,437	26,874	—	—	—	186,237
	RSU	3/3/2025	2/13/2025	—	—	—	—	—	—	13,437	—	—	186,237
Gerardo Familiar	2025 AIP	—	—	190,367	380,733	761,466	—	—	—	—	—	—	—
	NQSOs	3/3/2025	2/13/2025	—	—	—	—	—	—	—	44,664	13.86	186,249
	PSO	3/3/2025	2/13/2025	—	—	—	—	—	—	—	46,451	15.25	181,159
	PSU	3/3/2025	2/13/2025	—	—	—	6,719	13,437	26,874	—	—	—	186,237
	RSU	3/3/2025	2/13/2025	—	—	—	—	—	—	13,437	—	—	186,237

(1)
Nonequity incentive plan awards are short-term incentives that may be earned under the 2025 AIP.

(2)
Equity incentive plan awards are PSUs corresponding to a three-year performance period, FY2025 – FY2027. The NEOs may earn 50% of the target award upon attainment of threshold performance and up to 200% of the target award upon attainment of maximum performance. Performance outcomes will be determined following the conclusion of the performance period. Dividend equivalent units will be applied to the actual number of shares earned.

(3)
The exercise price for stock options is equal to the fair market value of a share of Chemours common stock on the grant date. The exercise price for PSOs is equal to the fair market value of a share of Chemours common stock on the grant date plus a 10% premium. Stock options and PSOs are not credited with dividend equivalent units. NQSOs and PSOs feature three-year equal ratable vesting and a ten-year term.

2026 PROXY STATEMENT |	67

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END
The following table shows the number of shares underlying exercisable and unexercisable options and unvested and, as applicable, unearned RSUs and PSUs (in each case denominated in shares of Chemours common stock) held by each of the NEOs as of December 31, 2025. Market or payout values in the table below are based on the closing price of Chemours common stock as of December 31, 2025: $11.79.
	Number of Securities Underlying Unexercised Options(1)					Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Name	Grant Date	Exercisable (#)	Unexercisable ($)	Option Exercise Price ($)	Option Expiration Date
Denise Dignam	3/3/2025	—	353,717	13.86	3/3/2035	106,421	1,254,704	106,421	1,254,704
	3/3/2025	—	367,866	15.25	3/3/2035	—	—	—	—
	5/8/2024	31,931	63,861	30.25	5/8/2034	—	—	—	—
	5/8/2024	30,703	61,405	27.50	5/8/2034	22,954	270,628	37,114	437,574
	8/1/2023	—	—	—	—	904	10,658	—	—
	3/1/2023	9,185	4,592	38.32	3/1/2033	—	—	—	—
	3/1/2023	8,951	4,476	34.84	3/1/2033	16,324	192,460	6,590	77,696
	3/1/2022	22,244	—	25.98	3/1/2032	—	—	—	—
	3/1/2021	18,404	—	24.01	3/1/2031	—	—	9,496	227,999
	3/2/2020	16,711	—	14.43	3/2/2030	—	—	—	—
	3/1/2019	3,832	—	38.02	3/1/2029	—	—	—	—
	3/1/2018	2,068	—	48.53	3/1/2028	—	—	—	—
	3/1/2017	2,473	—	34.72	3/1/2027	—	—	—	—
Shane Hostetter	3/3/2025	—	90,827	13.86	3/3/2035	27,326	322,174	27,326	321,112
	3/3/2025	—	94,460	15.25	3/3/2035	—	—	—	—
	8/6/2024	—	—	—	—	17,806	209,933	—	—
Kristine Wellman	3/3/2025	—	52,458	13.86	3/3/2035	15,782	186,070	15,782	186,070
	3/3/2025	—	54,556	15.25	3/3/2035	—	—	—	—
	5/8/2024	7,166	14,322	30.25	5/8/2034	—	—	—	—
	5/8/2024	6,891	13,780	27.50	5/8/2034	—	—	—	—
	8/1/2023	—	—	—	—	1,085	12,793	—	—
	3/1/2023	7,237	3,618	38.32	3/1/2033	—	—	—	—
	3/1/2023	7,053	3,526	34.84	3/1/2033	1,555	18,333	5,193	61,225
	3/1/2022	15,925	—	25.98	3/1/2032	—	—	—	—
	3/1/2021	6,390	—	24.01	3/1/2031	—	—	—	—
	3/2/2020	16,711	—	14.43	3/2/2030	—	—	—	—
	3/1/2019	4,006	—	38.02	3/1/2029	—	—	—	—
	3/1/2018	2,554	—	48.53	3/1/2028	—	—	—	—
	3/1/2017	5,936	—	34.72	3/1/2027	—	—	—	—
68	| 2026 PROXY STATEMENT

	Number of Securities Underlying Unexercised Options(1)					Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Name	Grant Date	Exercisable (#)	Unexercisable ($)	Option Exercise Price ($)	Option Expiration Date
Joseph Martinko	3/3/2025	—	44,664	13.86	3/3/2035	13,437	158,422	13,437	158,422
	3/3/2025	—	46,451	15.25	3/3/2035	—	—	—	—
	5/8/2024	5,480	10,959	30.25	5/8/2034	—	—	—	—
	5/8/2024	5,269	10,538	27.50	5/8/2034	3,939	46,441	6,369	75,091
	8/1/2023	—	—	—	—	1,718	20,255	—	—
	3/1/2023	2,495	1,248	34.84	3/1/2033	550	6,485	—	—
	3/1/2022	5,813	—	25.98	3/1/2032	—	—	—	—
	3/1/2021	5,112	—	24.01	3/1/2031	—	—	—	—
	3/2/2020	13,368	—	14.43	3/2/2030	—	—	—	—
	3/1/2019	3,658	—	38.02	3/1/2029	—	—	—	—
	3/1/2018	2,189	—	48.53	3/1/2028	—	—	—	—
	3/1/2017	2,308	—	34.72	3/1/2027	—	—	—	—
Gerardo Familiar	3/3/2025	—	44,664	13.86	3/3/2035	13,437	158,422	13,437	158,422
	3/3/2025	—	46,451	15.25	3/3/2035	—	—	—	—
	5/8/2024	5,480	10,959	30.25	5/8/2034	—	—	—	—
	5/8/2024	5,269	10,538	27.50	5/8/2034	3,939	46,441	6,369	75,091
	8/1/2023	—	—	—	—	2,622	30,913	—	—
	3/1/2023	1,302	2,604	34.84	3/1/2033	—	—	—	—
	9/1/2022	—	—	—	—	—	—	—	—
	3/1/2022	5,813	—	25.98	3/1/2032	—	—	—	—
	3/1/2021	4,089	—	24.01	3/1/2031	—	—	—	—
	3/2/2020	11,363	—	14.43	3/2/2030	—	—	—	—
	3/1/2019	2,439	—	38.02	3/1/2029	—	—	—	—
	3/1/2018	1,703	—	48.53	3/1/2028	—	—	—	—

(1)
The following table provides the vesting schedules of unvested stock options outstanding as of December 31, 2025:

GRANT DATE	OUTSTANDING VESTING DATES
3/3/2025	Vests in equal installments on March 3, 2026, 2027 and 2028
5/8/2024	Vests in equal installments on May 8, 2026 and 2027
3/1/2023	Vests on March 1, 2026
2026 PROXY STATEMENT |	69

(2)
The following table consists of RSUs outstanding as of December 31, 2025, and PSUs where the performance period is complete, but the units remain unvested. The following table provides details of the vesting schedules for such RSUs and PSUs, including dividend equivalent units:

GRANT DATE	OUTSTANDING VESTING DATES
3/3/2025	RSUs vest in equal installments on March 3, 2026, 2027 and 2028
8/6/2024	RSUs vest in equal installments on August 6, 2025, 2026 and 2027
5/8/2024	RSUs vest in equal installments on March 1, 2026 and 2027
8/1/2023	RSUs vest on August 1, 2026
8/1/2023	RSUs vest on August 1, 2026
3/1/2023	RSUs vest on March 1, 2026
3/1/2023	RSUs vest on March 1, 2026

(3)
The following table provides the vesting schedules for unearned PSUs with outstanding vesting dates as of December 31, 2025:

GRANT DATE	OUTSTANDING VESTING DATES
3/3/2025	Performance period ending December 31, 2027. The number of PSUs reported is based on achievement of target performance
5/8/2024	Performance period ending December 31, 2026. The number of PSUs reported is based on achievement of threshold performance
3/1/2023	Performance period ending December 31, 2025. The number of PSUs reported is based on achievement of threshold performance
The 2024 – 2026 PSU plan provides for a payout range of 0% to 200% and dividend equivalent units are applied subsequently to the final performance determination.
The 2025 – 2027 PSU plan provides for a payout range of 0% to 200% and dividend equivalent units are applied subsequently to the final performance determination.
OPTION EXERCISES AND STOCK VESTED
The table below identifies the number of shares of Chemours common stock acquired upon the exercise of stock options and the vesting of RSUs and PSUs during 2025:
	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Denise Dignam	—	—	18,814	337,538
Shane Hostetter	—	—	9,381	112,567
Kristine Wellman	—	—	14,723	288,316
Joseph Martinko	—	—	9,220	169,086
Gerardo Familiar	—	—	15,209	210,566

(1)
The value realized upon exercise is the difference between the market value of the stock on the exercise date and the option exercise price, multiplied by the number of shares acquired on exercise.

(2)
Represents the number of RSUs, PSUs and related dividend equivalent units vesting in 2025. The value realized upon vesting is computed by multiplying the number of units by the closing price of the underlying shares on the vesting date.

70	| 2026 PROXY STATEMENT

2025 NONQUALIFIED DEFERRED COMPENSATION
The following table provides information on the Company’s defined contribution or other plans that during 2025 provided for deferrals of compensation on a basis that is not tax qualified. Mses. Dignam and Wellman and each participated in the RSRP during 2025. Messrs. Hostetter, Martinko, and Familiar did not participate in the plan during 2025.
Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contribution in Last Fiscal Year ($)(2)	Aggregate Earning in Last Fiscal Year ($)(3)	Aggregate Withdrawals / Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)
Denise Dignam	—	—	—	—	—
RSRP	129,000	129,000	77,753	—	582,170
Kristine Wellman	—	—	—	—	—
RSRP	50,058	50,058	38,062	—	284,358

(1)
The amount in this column represents deferrals from salary and Non-Equity Incentive Plan Compensation under the RSRP and/or MDCP. The amounts are also included in the 2025 SCT.

(2)
The amount in this column represents employer contributions made under the RSRP; the amounts are also included in the 2025 SCT.

(3)
Earnings (loss) represent returns on investments in 20 core investment alternatives and interest accruals on cash balances, Chemours common stock returns, and dividend reinvestments. The core investment alternatives are the same investment alternatives available to all employees under the qualified plan. Interest is accrued on cash balances based on a rate that is traditionally less than 120% of the applicable federal rate, and dividend equivalents are accrued at a non-preferential rate. Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the 2025 SCT.

This table reflects Salary and Non-Equity Incentive Plan Compensation amounts and Company contributions to qualified and nonqualified defined contribution plans reported in the aggregate balance at last fiscal year-end that were previously reported as compensation to the NEO in Chemours’ SCT for previous year(s).
	RSRP ($)	MDCP ($)	Total ($)
Denise Dignam	582,170	—	582,170
Kristine Wellman	284,358	—	284,358
NARRATIVE DISCUSSION OF THE NONQUALIFIED DEFERRED COMPENSATION TABLE
Chemours sponsors two non-qualified deferred compensation plans for the benefit of eligible employees. The RSRP supplements our qualified defined contribution plan, the Retirement Savings Plan (“RSP”), and is designed to provide benefits more than IRS qualified plan limits applicable to the RSP. The MDCP is an elective deferral plan that provides eligible employees with the opportunity to defer receipt of a specified portion of their compensation, thereby postponing income taxation on amounts deferred until the time such deferrals are distributed from the MDCP. Eligible employees may elect to participate in either, neither, or both non-qualified deferred compensation plans annually. The following provides an overview of the various deferral options as of December 31, 2025.
RETIREMENT SAVINGS RESTORATION PLAN
Each year during the enrollment window, eligible employees can elect to defer 1 – 6% of compensation. The deferral elections spring into effect when the participant’s year-to-date compensation exceeds the IRS annual
2026 PROXY STATEMENT |	71

compensation limit $350,000 for 2025. Compensation for RSRP purposes consists of salary and annual incentive payments. Chemours provides a Company matching contribution equal to 100% of the first 6% of the NEOs deferral amount. In addition, and entirely at its discretion, the Company may make non-elective contributions to the RSRP.
Deferrals and contributions to the RSRP are notionally invested in the available investment alternatives which mirror those made available under the qualified RSP. The term “notional” means account balances are not actually invested in any of the deemed investment alternatives, rather, the rate of return derived from the notional investments is credited to individual account balances consistent with the participant’s investment direction elections.
When enrolling in the RSRP, participants are also requested to make distribution elections. Distributions are triggered by termination of employment and will commence either upon separation from service or 1 – 5 years thereafter if the participant so elects. Distributions may be paid in a lump sum or substantially equal annual installments over 2 – 15 years, at the election of the participant.
Employee and matching contributions are always 100% vested. Non-elective contributions are vested upon completion of three years of service. The NEOs are 100% vested in their deferrals and related investment experience.
MANAGEMENT DEFERRED COMPENSATION PLAN
Under the terms of the MDCP, each year during the enrollment window eligible employees can elect to defer: 1 – 60% of  “salary” and/or 1 – 60% of the annual incentives. Additionally, corporate officers may elect to defer settlement of their equity awards (i.e., RSUs and/or PSUs).
Salary and annual incentive award deferrals are notionally invested in the available investment alternatives. The term “notional” means account balances are not actually invested in any of the deemed investment alternatives, rather, the rate of return derived from the notional investments is credited to individual account balances consistent with the participant’s investment direction elections. Equity award deferrals are notionally invested in Chemours common stock with dividend equivalents credited as additional stock units. Chemours does not match deferrals under the MDCP.
When enrolling in the MDCP, participants are also requested to make distribution elections. Participants may elect either in- service or termination distribution elections. In-service distributions are payable as of a specified date in the form of a lump sum. Termination distributions commence either upon separation from service or 1 – 5 years thereafter if the participant so elects and can be paid either in a lump sum or substantially equal annual installments over 2 – 15 years, at the election of the participant.
NEOs are 100% vested in their deferrals and related investment experience.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The table below summarizes the potential payouts to the NEOs, upon a termination from the Company, or under specified situations in a change in control as further described below. The amounts shown in the following table are approximate and reflect certain assumptions that the Company has made in accordance with the SEC’s rules. These assumptions include that the termination of employment or change in control occurred on December 31, 2025, and that the value of a share of the Company’s stock on that day was $11.79, the closing price per share of the Company’s common stock on December 31, 2025. The table also includes potential payments under The Chemours Company 2017 Equity and Incentive Plan (the “2017 Plan”). The treatment of benefits under each plan on termination or change in control is detailed in the footnotes to the table.
72	| 2026 PROXY STATEMENT

Effective January 1, 2017, Chemours revised the termination provisions associated with PSUs, PSOs, NQSOs, and RSUs awards to be more consistent with market prevalence and simplify administration. A summary of the provisions by award type follows.
Name	Form of Compensation(1)	Voluntary or for Cause ($)	Involuntary Termination Without Cause or for Good Reason ($)(2)	Retirement ($)(3)	Death ($)(4)	Disability ($)(5)	Change in Control with Assumption or Substitution(6)	Change in Control without Assumption or Substitution(7)	Termination without Cause or Resignation for Good Reason in Connection with Change in Control(8)
Denise Dignam	Annual Salary	—	2,150,000	—	—	—	—	—	3,225,000
	Target Annual Bonus	—	2,687,500	—	—	—	—	—	4,031,250
	Annual Bonus (pro-rated)	—	1,175,781	1,175,781	1,343,750	1,343,750	—	—	1,343,750
	Health and Dental Benefits	—	75,720	—	—	—	—	—	113,580
	Outplacement Services	—	—	—	—	—	—	—	12,900
	Stock Options	—	—	—	—	—	—	—	—
	RSUs	—	—	1,801,752	1,728,449	1,728,449	—	1,728,449	1,728,449
	PSUs	—	—	493,306	1,769,974	1,769,974	—	1,769,974	2,725,226
	Total	—	6,089,001	3,470,839	4,842,173	4,842,173	—	3,498,423	13,180,155
Shane Hostetter	Annual Salary	—	650,000	—	—	—	—	—	1,260,000
	Target Annual Bonus	—	552,500	—	—	—	—	—	945,000
	Annual Bonus (pro-rated)	—	472,338	—	552,500	552,500	—	—	472,500
	Health and Dental Benefits	—	37,860	—	—	—	—	—	75,720
	Outplacement Services	—	—	—	—	—	—	—	8,600
	Stock Options	—	—	—	—	—	—	—	—
	RSUs	—	—	—	532,106	532,106	—	532,106	532,106
	PSUs	—	—	—	209,933	209,933	—	209,933	378,738
	Total	—	1,712,698	—	1,294,539	1,294,539	—	742,039	3,872,664
Kristine Wellman	Annual Salary	—	600,000	—	—	—	—	—	1,200,000
	Target Annual Bonus	—	420,000	—	420,000	420,000	—	—	840,000
	Annual Bonus (pro-rated)	—	384,300	—	385,000	385,000	—	—	420,000
	Health and Dental Benefits	—	—	—	—	—	—	—	—
	Outplacement Services	—	—	—	—	—	—	—	8,600
	Stock Options	—	—	—	—	—	—	—	—
	RSUs	—	—	—	277,926	277,926	—	277,926	277,926
	PSUs	—	—	—	345,494	345,494	—	345,494	628,710
	Total	—	1,404,300	—	1,043,420	1,043,420	—	623,420	3,375,236
2026 PROXY STATEMENT |	73

Name	Form of Compensation(1)	Voluntary or for Cause ($)	Involuntary Termination Without Cause or for Good Reason ($)(2)	Retirement ($)(3)	Death ($)(4)	Disability ($)(5)	Change in Control with Assumption or Substitution(6)	Change in Control without Assumption or Substitution(7)	Termination without Cause or Resignation for Good Reason in Connection with Change in Control(8)
Joseph Martinko	Annual Salary	—	625,000	—	—	—	—	—	950,000
	Target Annual Bonus	—	437,500	—	—	—	—	—	665,000
	Annual Bonus (pro-rated)	—	301,568	—	437,500	437,500	—	—	437,500
	Health and Dental Benefits	—	23,365	—	—	—	—	—	46,730
	Outplacement Services	—	—	—	—	—	—	—	8,600
	Stock Options	—	—	—	—	—	—	—	—
	RSUs	—	—	—	231,603	231,603	—	231,603	231,603
	PSUs	—	—	—	233,513	233,513	—	233,513	361,384
	Total	—	1,387,433	—	902,616	902,616	—	465,116	3,210,817
Gerardo Familiar	Annual Salary	—	600,000	—	—	—	—	—	1,200,000
	Target Annual Bonus	—	420,000	—	—	—	—	—	840,000
	Annual Bonus (pro-rated)	—	173,233	—	420,000	420,000	—	—	420,000
	Health and Dental Benefits	—	25,266	—	—	—	—	—	44,145
	Outplacement Services	—	—	—	—	—	—	—	8,600
	Stock Options	—	—	—	—	—	—	—	—
	RSUs	—	—	—	204,863	204,863	—	204,863	204,863
	PSUs	—	—	—	233,513	233,513	—	233,513	361,384
	Total	—	1,218,499	—	438,376	438,376	—	438,376	3,078,992
PSUs
▪
Retirement eligibility results in vesting of a pro-rated portion of the award, with performance based on actual performance over the full performance period and proration based on the number of days the NEO was employed during the performance period

▪
Death or Disability results in vesting of a pro-rated portion of the award, with performance based on actual performance over the full performance period and proration based on the number of days the NEO was employed during the performance period

▪
Change in Control with qualifying termination remains consistent with the description below

PSOs and NQSOs
▪
Retirement eligibility results in continued vesting, and the time to exercise is three years post-employment or the original expiration date of the award, whichever occurs first

▪
Death or disability termination results in immediate vesting of unvested awards and the time to exercise is limited to two years post-employment, or the original expiration date of the award whichever occurs first

▪
Change in Control with qualifying termination remains consistent with the description below

▪
Any other termination results in the forfeiture of unvested options and 90 days post-employment to exercise any options vested as of the termination date

74	| 2026 PROXY STATEMENT

RSUs
▪
Retirement eligibility results in continued vesting of unvested awards

▪
Death or Disability termination results in immediate vesting of unvested awards

▪
Change in Control with qualifying termination remains consistent with the description below

▪
Any other termination results in forfeiture of unvested awards

(1)
The award agreements for PSOs, NQSOs, PSUs and RSUs contain restrictive covenants that may result in forfeiture of unvested PSUs, PSOs, NQSOs, and RSUs upon a breach of confidentiality, non-solicitation and non-competition obligations during employment and after termination of employment (for a period of one year for non-solicitation and non-competition).

(2)
Upon an Involuntary Termination without Cause or for Good Reason:

a.
Under the Chemours Company Executive Severance Policy, and the executive’s employment is terminated either by the Company without cause or the executive for good reason, subject to the executive’s execution of a release of claims, the executive receives (i) a lump sum cash payment equal to one times (two times for the CEO) the sum of the executive’s base salary, target annual bonus and annualized healthcare subsidy and a prorated annual bonus determined based on actual performance.

b.
PSOs and NQSOs granted on or after January 1, 2017 and vested as of the termination date may be exercised during the 90-day period following termination. Unvested stock option awards granted on or after January 1, 2017, to holders who are not retirement eligible are forfeited.

c.
NQSOs awards granted prior to January 1, 2017, may be exercised during the one-year period following termination.

d.
PSUs granted on or after January 1, 2017, and unvested as of the termination date are forfeited.

e.
To the extent that an NEO is retirement eligible, unvested PSOs, NQSOs, RSUs, and PSUs are treated as if the NEO has retired.

f.
Severance benefits consist of the following: CEO 2x salary and target bonus and pro-rata target annual bonus based on service during the performance period (i.e., calendar year); 24 months of Company-paid health care continuation coverage; all other NEOs 1x salary and target bonus and pro-rata target annual bonus based on service during the performance period (i.e., calendar year); 12 months of Company-paid health care continuation coverage.

(3)
Upon Retirement:

a.
PSOs and NQSOs granted on or after January 1, 2017 continue vesting, but the time to exercise is limited to three years post-employment or the original expiration date of the award, whichever occurs first.

b.
For NQSOs granted prior to January 1, 2017 the award holder retains the full term of the award in which to exercise.

c.
PSUs are pro-rated based on actual performance for service during the performance period. Amount shown represents the pro-rated number of units earned as of December 31, 2025 at the level of performance assumed and disclosed in the Outstanding Equity Awards at 2025 Fiscal Year-End table.

(4)
Upon Death:

a.
PSOs and NQSOs awards immediately vest and the time to exercise is limited to two years post-employment or the original expiration date of the award, whichever occurs first. Amount shown represents the in-the-money value of stock options for which vesting is accelerated, as of December 31, 2025.

b.
RSUs are automatically vested and paid out. Amount shown represents the value of all RSUs as of December 31, 2025 that are automatically vested and paid out.

c.
PSUs are pro-rated based on actual performance for service during the performance period. Amount shown represents the pro-rated number of units earned as of December 31, 2025 at the level of performance assumed and disclosed in the Outstanding Equity Awards at 2025 Fiscal Year-End table.

(5)
Upon termination of employment due to Disability:

a.
PSOs and NQSOs awards granted on or after January 1, 2017 are immediately vested and the time to exercise is limited to two years post- employment or the original expiration date of the award, whichever occurs first.

b.
NQSOs granted prior to January 1, 2017 may be exercised during the one-year period following termination.

c.
PSUs are pro-rated based on actual performance for service during the performance period. Amount shown represents the pro-rated number of units earned as of December 31, 2025 at the level of performance assumed and disclosed in the Outstanding Equity Awards at 2025 Fiscal Year-End table.

d.
RSUs are automatically vested and paid out. Amount shown represents the value of all RSUs as of December 31, 2025 that are automatically vested and paid out.

e.
To the extent that the NEO is retirement eligible, unvested stock options, RSUs and PSUs are treated as if the NEO has retired.

(6)
Change in Control with Assumption or Substitution:

Values in this column assume the Company is the surviving entity and/or the awards are assumed or substituted by an acquiring entity. If the company is the surviving entity or the awards are assumed or substituted, service-based vesting conditions applicable to options and RSUs are not accelerated, and PSU performance goals are deemed achieved at target levels with the awards remaining subject to service-based vesting conditions.
(7)
Change in Control without Assumption or Substitution:

Values shown in this column assume that the Company is not the surviving entity and the acquiring entity does not assume or substitute outstanding equity awards, resulting in the awards vesting in full, with PSUs vesting at target levels. Accordingly, the amounts shown in this column reflect the in-the-money value of unvested stock options, the value of all RSUs, and the value of PSUs at target levels, in each case as of December 31, 2025.
(8)
Termination without Cause or Resignation for Good Reason in connection with Change in Control:

Under the Senior Executive Severance Plan, if a change in control occurs and the executive’s employment is terminated following the change in control and during the term of the Senior Executive Severance Plan, either by the Company without cause or the executive for good reason (often called a “double trigger”), subject to the executive’s execution of a release of claims, the executive receives (i) a lump sum cash payment equal to two times (three times for the CEO) the sum of the executive’s salary and target annual bonus; (ii) a lump sum cash payment equal to the prorated portion of the executive’s target annual bonus for the year of termination; and (iii) continued health and dental benefits and outplacement services for two years (three years for the CEO) following the date of termination. Additionally, under the 2017 Plan, equity awards would become fully vested, with PSUs vesting at target levels.
Amounts shown in this column reflect severance payable under the Senior Executive Severance Plan and the value of equity awards that would vest assuming a change in control occurs and the executive’s employment is terminated without cause or for good reason on December 31, 2025.
2026 PROXY STATEMENT |	75

COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE REPORT
Notwithstanding anything to the contrary set forth in any of the previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.
The CLDC reviewed and discussed the CD&A contained in this Proxy Statement with management of the Company. Based on the review and discussions noted above, the CLDC recommended to the Board that the CD&A be included in our Annual Report and in this Proxy Statement.
COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE
Livingston L. Satterthwaite, Chair
George R. Brokaw
Leslie M. Turner
CEO PAY RATIO
There were no significant changes to the global employee population nor significant changes to employee compensation arrangements. Per SEC rules, Chemours is using the same median employee as last year for the CEO Pay Ratio. The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with SEC rules.
The median employee’s compensation reflects compensation from January 1, 2025 to December 31, 2025.
Chemours chose total earnings including overtime pay as the consistently applied compensation measure. Chemours used a valid statistical sampling methodology to identify a population of employees whose base pay was within a 5% range of the median. Using this methodology, Chemours identified the median employee from that group.
The total compensation for the selected median employee in 2025 was $121,131. The ratio of CEO pay to the median worker pay is 71:1.
Element	Median Employee $	CEO $
Salary (includes Overtime)(1)	112,305	1,058,836
Stock Awards	—	3,386,225
Option Awards	—	2,909,677
Non-Equity Incentive Plan Compensation/Bonus(2)	2,134	1,175,781
Change in Pension Value	—	—
All Other Compensation(3)	6,692	82,558
Summary Compensation Table Totals	121,131	8,595,077
CEO Pay Ratio	71:1

(1)
Consists of 2025 salary plus overtime pay.

(2)
Actual 2025 cash incentive paid in fiscal year 2026 under a performance-based compensation plan.

76	| 2026 PROXY STATEMENT

(3)
Consists of 2025 employer contributions to qualified and non-qualified defined contribution plans and perquisites/personal benefits as listed in footnote 5 of the SCT.

PAY VERSUS PERFORMANCE
Chemours and the CLDC are committed to ensuring alignment between Company performance and executive compensation to encourage and reward management for the creation of shareholder value. This Pay vs. Performance disclosure provides an additional perspective on our pay and performance alignment. This perspective is enhanced by the inclusion of Compensation Actually Paid (“CAP”) to our PEOs and NEOs, which captures the annual change in management’s total, company-derived wealth. This provides a distinct view from total compensation for our CEO and NEO as set forth in the SCT, which captures the annual economic cost of compensation to the Company. CAP is a more suitable comparator to performance since it includes the effect of performance on executive compensation over time and the degree to which pay is aligned with performance. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Executive Compensation” section of the CD&A.
PAY VERSUS PERFORMANCE TABLE
The following table shows the past five fiscal years’ of SCT total compensation, compensation actually paid, as calculated in accordance with Item 402(v) of Regulation S-K (“CAP”), our cumulative total shareholder return (“TSR”), the cumulative TSR of our performance peers over the same period, our net income, and our Adjusted EBITDA. As the table below demonstrates, there is a strong relationship between our financial outcomes and CAP to the principal executive officers (“PEOs”) and the average of CAP to the remaining NEOs. The CLDC believes strongly that the Company’s pay-for-performance approach is working as designed.
Year	Summary Compensation Table Total for First PEO(1)	Compensation Actually Paid to First PEO(2)	Summary Compensation Table Total for Second PEO(3)	Compensation Actually Paid to Second PEO(4)	Summary Compensation Table Total for Third PEO(5)	Compensation Actually Paid to Third PEO(6)	Average Summary Compensation Table Total for non-PEO(7)	Average Compensation Actually Paid to Non-PEO NEO(S)(8)	Value of Initial Fixed $100 Investment Based on:		Net Income (Millions)(11)	Adjusted EBITDA (Millions)(12)
									Total Shareholder Return(9)	Per Group Total Shareholder Return(10)
2025	—	—	—	—	8,595,077	7,880,010	1,976,629	1,904,385	56.80	100.30	(386)	742
2024	—	—	297,851	(6,155,142)	5,887,980	3,112,991	1,316,692	654,642	114.19	137.58	69	768
2023	—	—	7,335,430	934,313	—	—	1,542,699	(296,368)(13)	203.94	149.93	(252)	1,013
2022	—	—	7,670,351	9,839,552	—	—	2,107,360	2,450,210	191.44	130.45	578	1,361
2021	9,012,886	25,427,573	5,537,669	10,256,484	—	—	2,359,471	5,383,970	203.63	151.70	608	1,313

(1)
The dollar amounts reported are the amounts of total compensation reported for Mr. Vergnano for each corresponding year in the “Total” column of the SCT. Refer to “Executive Compensation — Executive Compensation Tables — Summary Compensation Table.”

(2)
The dollar amounts reported represent CAP to Mr. Vergnano. The dollar amount does not reflect the actual amount of compensation earned by or paid to Mr. Vergnano during 2021. In accordance with the requirements of Item 402(v) of Regulation S-K, the “Pay Versus Performance Calculation Detail” table set forth below displays the adjustments made to Mr. Vergnano’s total compensation for each year to determine the CAP.

(3)
The dollar amounts reported are the amounts of total compensation reported for Mr. Newman for each corresponding year in the “Total” column of the SCT. Refer to “Executive Compensation — Executive Compensation Tables — Summary Compensation Table.”

(4)
The dollar amounts reported represent the amount of CAP to Mr. Newman. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Newman during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the “Pay Versus Performance Calculation Detail” table set forth below displays the adjustments made to Mr. Newman’s total compensation for each year to determine the CAP.

(5)
The dollar amounts reported are the amounts of total compensation reported for Ms. Dignam for each corresponding year in the “Total” column of the SCT. Refer to “Executive Compensation — Executive Compensation Tables — Summary Compensation Table.”

(6)
The dollar amounts reported represent the amount of CAP to Ms. Dignam. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. Dignam during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the “Pay Versus Performance Calculation Detail” table set forth below displays the adjustments made to Ms. Dignam’s total compensation for each year to determine the CAP.

(7)
The dollar amounts reported represent the average of the amounts reported for the Company’s NEOs as a group (excluding the applicable PEO) in the “Total” column of the SCT in each applicable year. The names of each of the NEOs (excluding the applicable PEO) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, Shane Hostetter, Kristine Wellman, Joseph Martinko, Gerardo Familiar (ii) for 2024, Shane Hostetter, Kristine Wellman, Joseph Martinko, Gerardo Familiar, Matthew Abbott and Jonathan Lock; (iii) for 2023, Jonathan Lock, Denise Dignam, Kristine Wellman, Alvenia Scarborough, Susan Kelliher, Sameer Ralhan, and Edwin Sparks; (iv) for 2022, Sameer Ralhan, Edwin Sparks, Alisha Bellezza, Denise Dignam, and David Shelton; and (v) for 2021, Sameer Ralhan, Edwin Sparks, Susan Kelliher, Bryan Snell, and David Shelton.

(8)
The dollar amounts reported represent the average amount of CAP to the NEOs as a group (excluding the applicable PEO). The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding the applicable PEO) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the “Pay Versus Performance Calculation Detail” table set forth below displays the adjustments made to the NEOs’ (excluding the applicable PEO) total compensation for each year to determine the CAP.

2026 PROXY STATEMENT |	77

(9)
TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(10)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 400 Chemicals.

(11)
The dollar amounts reported represent the amount of Net Income reflected in the Company’s audited financial statements for the applicable year.

(12)
See “Compensation Discussion and Analysis” in this Proxy Statement for the definition of Adjusted EBITDA.

PAY VERSUS PERFORMANCE CALCULATION DETAIL
	PEO 1					PEO 2
	2025	2024	2023	2022	2021	2025	2024	2023	2022	2021
Summary Compensation Table Total	—	—	—	—	9,012,886		297,851	7,335,430	7,670,351	5,537,669
Less: Reported Fair Value of Equity Awards(a)	—	—	—	—	7,056,334	—	—	6,249,631	5,504,353	3,039,984
Add: Year-End Fair Value of Equity Awards Granted in the Year(b(i))	—	—	—	—	10,037,056	—	—	5,542,082	7,286,350	3,737,324
Add: Change in Fair Value of Equity Awards Granted in Prior Years and Remain Unvested(b(ii))	—	—	—	—	11,676,849	—	—	(4,188,551)	(231,485)	3,508,735
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year(b(iii))	—	—	—	—	144,996	—	—	—	—	—
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year(b(iv))	—	—	—	—	507,084	—	(1,095,363)	516,921	333,788	184,986
Add: Fair Value at the End of Prior Year of Equity Awards that Fail to Meet Vesting Conditions(b(v))	—	—	—	—	—	—	(5,293,120)	(1,929,442)	—	—
Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation(b(vi))	—	—	—	—	1,105,035	—	(64,510)	(92,496)	284,902	327,754
Less: Reported Change in the Actuarial Present Value of Pension Benefits(c)	—	—	—	—	—	—	—	—	—	—
Add: Actuarially determined service cost for services rendered during the fiscal year	—	—	—	—	—	—	—	—	—	—
Add: Entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation	—	—	—	—	—	—	—	—	—	—
CAP	—	—	—	—	25,427,573	—	(6,155,142)	934,313	9,839,552	10,256,484
78	| 2026 PROXY STATEMENT

	PEO 3					NEO 1
	2025	2024	2023	2022	2021	2025	2024	2023	2022	2021
Summary Compensation Table Total	8,595,077	5,887,980	—	—	—	1,976,629	1,316,692	1,542,699	2,107,360	2,359,471
Less: Reported Fair Value of Equity Awards(a)	(6,277,902)	3,984,736	—	—	—	(1,032,102)	688,272	1,042,701	1,130,702	1,139,675
Add: Year-End Fair Value of Equity Awards Granted in the Year(b(i))	6,312,538	1,981,568	—	—	—	1,112,021	376,061	549,601	1,482,246	1,697,677
Add: Change in Fair Value of Equity Awards Granted in Prior Years and Remain Unvested(b(ii))	(587,461)	(663,542)	—	—	—	(104,739)	(150,317)	(246,002)	(164,478)	2,182,023
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year(b(iii))	—	—	—	—	—	—	—	—	—	—
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year(b(iv))	(197,821)	(160,152)	—	—	—	(55,386)	(95,438)	97,757	47,967	77,860
Add: Fair Value at the End of Prior Year of Equity Awards that Fail to Meet Vesting Conditions(b(v))	—	—	—	—	—	—	(113,044)	(1,178,272)	—	—
Add: Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation(b(vi))	35,580	51,873	—	—	—	7,963	8,961	(19,450)	107,817	206,615
Less: Reported Change in the Actuarial Present Value of Pension Benefits(c)	—	—	—	—	—	—	—	—	—	—
Add: Actuarially determined service cost for services rendered during the fiscal year	—	—	—	—	—	—	—	—	—	—
Add: Entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation	—	—	—	—	—	—	—	—	—	—
CAP	7,880,010	3,112,991	—	—	—	1,904,385	654,642	(296,368)	2,450,210	5,383,970

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(c)
The amounts included in this row are the amounts reported in “Change in Pension and Nonqualified Deferred Compensation” column of the SCT for each applicable year.

RELATIONSHIP BETWEEN CAP AND PERFORMANCE MEASURES
Our equity-based compensation is influenced by stock price performance and by the Company’s performance against strategic and financial priorities established by the Board and CLDC. As a result, PEOs and NEOs actual compensation is driven by the Company’s success in delivering TSR relative to the rTSR of its peers and by delivering strategic and financial excellence. We note the following factors influenced the results of the Pay Versus Performance calculations:
2026 PROXY STATEMENT |	79

Impact of Equity Compensation — A significant portion of the executives’ TDC is equity-based. Given the critical role of equity grants in the executives’ pay, stock price has a significant impact on actual compensation. The Company’s stock price has been volatile over the past five years, ranging from approximately $10 to above $44 per share, and the CAP to the PEOs, and the average of CAP to the remaining NEOs, has been impacted by that volatility.
CEO Transitions — 2025 was Ms. Dignam’s first full year as the CEO. In March 2024, the Company completed a transition of the CEO role from Mr. Newman to Ms. Dignam. The following tables reflect that transition, including the value of Mr. Newman’s separation agreement (including significant forfeitures). Additionally, they reflect Ms. Dignam’s compensation prior to and after her promotion to CEO.
Likewise in July 2021, the Company completed a transition of the CEO role from Mr. Vergnano to Mr. Newman. The following tables reflect that transition, including the value of Mr. Vergnano’s separation agreement. Additionally, they reflect Mr. Newman’s compensation prior to and after his promotion to CEO.
Financial Metrics —  Free Cash Flow correlates with TSR over the long-term, but not necessarily in any given year, in part because TSR reflects investors’ assessment of the Company’s value, taking forward-looking factors into account. Conversely, Adjusted EBITDA and Free Cash Flow are backward-looking and measure performance over discrete one-year time periods. Our compensation program reflects our belief that actual compensation should correlate closely with shareholder returns but should also correlate with performance on key strategic priorities or financial metrics like Free Cash Flow or Adjusted EBITDA.
The graph below displays the relationship between the CAP versus the Company’s Adjusted EBITDA.
80	| 2026 PROXY STATEMENT

The graph below displays the relationship between the CAP versus the Company’s Net Income.
The graph below displays the relationship between the Company’s TSR and the TSR of its peer group.
2026 PROXY STATEMENT |	81

CAP VS COMPANY TSR(1)
The chart below shows the relationship between the PEOs’ and the average of the other NEOs’ CAP and TSR, which demonstrates the critical role of equity grants and significant impact of our stock price on our executives’ pay.
(1)
TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

MOST IMPORTANT COMPANY PERFORMANCE MEASURES FOR DETERMINING EXECUTIVE COMPENSATION
For fiscal year 2025, our CLDC identified the performance measures listed below as the most important financial performance measures used by the Company to link CAP for our NEOs, for the most recently completed fiscal year, to the Company’s performance:
▪
Adjusted EBITDA

▪
Free Cash Flow

▪
Net Income

▪
TSR

82	| 2026 PROXY STATEMENT

PROPOSAL 2
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Pursuant to Section 14A of the Exchange Act and the related rules of the SEC, the Company seeks your vote to approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the CD&A, the compensation tables, and the narrative disclosures in the Company’s compensation tables (a “say-on-pay” vote).
As described in detail under the heading “Executive Compensation — CD&A” in this Proxy Statement, the Board seeks to link a significant portion of executive officer compensation with the Company’s performance. The Company’s compensation programs are designed to reward the Company’s executive officers for the achievement of short-term and long-term financial goals, while minimizing excessive risk taking. The Company’s executive compensation program is strongly aligned with the long-term interests of shareholders. The Company urges you to read the CD&A section of this Proxy Statement for additional details on executive compensation programs, including compensation philosophy and objectives, and the compensation of NEOs during fiscal year 2025.
The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s NEOs, as described in this Proxy Statement.
The vote is advisory and is not binding on the Company, the Board, or the CLDC, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board, or the CLDC. However, the Board and the CLDC value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers. The Company has determined that shareholders should cast an advisory vote on the compensation of the Company’s named executive officers on an annual basis. Unless this policy changes, the next advisory vote on the compensation of the Company’s named executive officers will be at the 2027 Annual Meeting of Shareholders.
Accordingly, the Board and management ask shareholders to approve the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the Company’s NEOs, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, the compensation tables and any related disclosure in this Proxy Statement.”
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.
2026 PROXY STATEMENT |	83

PROPOSAL 3
APPROVAL OF THE CHEMOURS COMPANY 2026 EQUITY AND INCENTIVE PLAN
OVERVIEW
The Board recommends that the Company’s shareholders approve The Chemours Company 2026 Equity and Incentive Plan (the “2026 Plan”).
GENERAL
The Board and the CLDC believe that equity awards play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors, and consultants of the Company and its affiliates, upon whose judgment, initiative, and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. The Board and CLDC believe that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and our stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
On February 9, 2026, based in part on the recommendation of the CLDC, our Board adopted, subject to shareholder approval, the 2026 Plan. If approved by our shareholders, the 2026 Plan will become effective as of the date of the Annual Meeting, and thereafter, we will not grant any awards under the 2017 Plan. A copy of the proposed 2026 Plan is attached as Appendix B to this Proxy Statement and is incorporated herein by reference.
As of March 2, 2026, there were 4,697,275 shares remaining available for issuance under the 2017 Plan and we are requesting an additional 1,678,000 shares, resulting in a total proposed share reserve under the 2026 Plan of 6,375,275 shares.
SUMMARY OF MATERIAL FEATURES OF THE 2026 PLAN
The following is a summary of certain material features of the 2026 Plan, including a number of provisions that the Board believes are consistent with the interests of shareholders and sound corporate governance practices:
▪
Fixed maximum share reserve. The maximum number of shares of common stock reserved for issuance under the 2026 Plan is 6,375,275 shares (which represents the 4,697,275 shares remaining available for issuance under the 2017 Plan as of March 2, 2026 plus an additional 1,678,000 shares proposed to be reserved under the 2026 Plan), less one share for every one share of common stock granted under the 2017 Plan between March 2, 2026 and the effective date of the 2026 Plan;

▪
Types of awards. The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock awards, RSUs, unrestricted stock awards, cash-based awards, and dividend equivalent rights is permitted;

▪
Minimum vesting requirements. The 2026 Plan requires a minimum vesting period of one year for all awards granted under the 2026 Plan, subject to limited exceptions;

▪
No stock option repricing or exchanges without shareholder approval. Like the 2017 Plan, the 2026 Plan prohibits the repricing of stock options without shareholder approval;

▪
Clawback policy. The 2026 Plan provides that awards are subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted

84	| 2026 PROXY STATEMENT

by the Board or administrator of the 2026 Plan and as in effect from time to time, including the Company’s Incentive-Based Compensation Clawback Policy for Executive Officers (as such policy may be amended and/or restated from time to time); and (ii) applicable law. Further, to the extent that the grantee receives any amount in excess of the amount that the grantee should otherwise have received under the terms of an award under the 2026 Plan for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations, or other administrative error), the grantee will be required to repay any such excess amount to the Company;
▪
Limit on non-employee director compensation. The 2026 Plan continues to provide an annual cap on the compensation of non-employee directors of  $750,000;

▪
Administered by an independent committee. The 2026 Plan will be administered by CLDC. All members of the CLDC qualify as independent, non-employee directors;

▪
Double-trigger acceleration. Like the 2017 Plan, the 2026 Plan provides for “double trigger” acceleration. Accordingly, to the extent that awards under the 2026 Plan are assumed, continued or substituted in connection with a “change in control” (as defined in the 2026 Plan), accelerated vesting will occur only if the grantee’s service relationship with the Company terminates within 24 months following the change in control, either by the Company or successor entity without cause or by the grantee for good reason;

▪
No dividends on unvested awards. Under the 2026 Plan, no dividends or dividend equivalents will be paid on any unvested awards. Dividends on unvested restricted stock awards and dividend equivalent rights granted with respect to RSUs will accrue and not be paid unless and until the underlying award vests;

▪
No liberal share recycling. Under the 2026 Plan, any shares that are withheld by the Company or tendered (by either actual delivery or attestation) by a grantee to satisfy tax withholding obligations, or to pay the exercise price of an award will not be added back to the share reserve and will not become available for future grants under the 2026 Plan. In addition, shares of common stock subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof and shares of common stock repurchased on the open market are not added to the number of shares reserved under the 2026 Plan;

▪
The term of the 2026 Plan will expire on April 24, 2036.

RATIONALE FOR THE 2026 PLAN
The 2026 Plan is critical to our ongoing effort to build shareholder value. Equity incentive awards are an important component of our executive and non-executive employees’ compensation. The CLDC and the Board believe that we must continue to offer a competitive equity compensation program in order to attract, retain, and motivate the talented and qualified service providers necessary for our continued growth and success.
We rely on equity awards as a key component of our compensation program. Our equity program enables us to attract, engage, and retain key employees and other service providers and foster a long-term commitment to the Company and to further align their interests with those of shareholders. Providing these equity awards allows us to provide meaningful non-cash compensation with significant potential upside, allowing us to focus our cash reserves to fund operations in achieving our critical milestones.
If our shareholders do not approve the 2026 Plan, the 2026 Plan will not become effective and the 2017 Plan will continue in effect, but we will not have sufficient shares to continue offering equity awards to our employees at competitive levels. Ultimately, we believe this would limit our ability to attract and retain the talent needed to achieve our goals. Competition for qualified talent in our industry is significant and having enough shares available for equity awards is important in our endeavor to attract and retain employees, senior management, and Board members. We believe our ability to recruit and retain top talent will be adversely affected if the 2026 Plan is not approved.
The CLDC carefully monitors our annual burn rate, total dilution, and equity expense in order to maximize shareholder value by granting the number of equity incentive awards that it believes are necessary and appropriate
2026 PROXY STATEMENT |	85

to attract, reward, and retain our employees. The Board and the CLDC determined the size of the reserved pool under the 2026 Plan based on projected equity awards to anticipated new hires, and projected annual equity awards to existing employees.
The following table includes information regarding outstanding equity awards as of March 2, 2026 (including the equity awards granted under the 2017 Plan and The Chemours Company Equity and Incentive Plan (the “2017 Plan”), and information regarding the 2017 Plan’s remaining share reserve and the Company’s total outstanding shares (without giving effect to approval of the 2026 Plan). The closing price of the Company’s common stock on March 2, 2026, was $17.99 per share.
Total shares underlying outstanding options and stock appreciation rights (including Conversion Awards*)	5,179,727
Weighted average exercise price of outstanding options and stock appreciation rights	$21.14
Weighted average remaining contractual life of outstanding options and stock appreciation rights	6.89 years
Total shares underlying outstanding full-value awards	3,074,658
Total shares available for new awards under the 2017 Plan	4,697,275
Total common shares outstanding	150,111,263
In determining whether to approve the 2026 Plan, the Board considered the following:
▪
In determining the size of the share increase request, the Board considered the number of equity awards previously used (represents stock options and time-based RSUs granted, and PSUs vested) under the 2017 Plan in the past three calendar years (2023, 2024, and 2025), which we refer to as the “burn rate.” Over this three-year period, equity awards covering a total of approximately 6,689,000 shares were granted under the 2017 Plan, which results in an annual value-adjusted burn rate of 1.21%, and a three-year average value-adjusted burn rate of 0.90%, which is lower than the burn rate benchmark of 1.51% for companies within our industry and of a similar size.

▪
As of March 2, 2026, the Company’s capital structure consisted of approximately 5.18 million shares of common stock outstanding and no shares of preferred stock. Outstanding awards under the 2017 plan covered 4.7 million shares which represented 3.1% of shares outstanding. If the 2026 Plan is approved, the 1.67 million newly authorized shares requested would represent, as of March 2, 2026, 1.1% of outstanding shares of common stock. In total, our basic overhang was 8.6% as of March 2, 2026 and would increase to 9.6% if the new shares for authorization are included.

Overhang is calculated as the total of  (i) shares underlying outstanding awards plus shares of common stock available for issuance under future equity awards (plus new shares requested for authorization), divided by (ii) the total shares of common stock outstanding (plus new shares requested for authorization).
▪
While share usage may vary based on a variety of factors, we estimate that the shares that would be available for issuance under the 2026 Plan would allow us to continue granting stock-based awards for approximately three to four years, assuming a stock price of  $15 - $20.

In light of the factors described above and the belief that having a sufficient number of shares available for future grants is vital to the Company’s ability to continue to attract, retain and motivate employees and other service providers in the competitive labor markets in which the Company competes, the Board believes the requested share reserve under the 2026 Plan is reasonable and appropriate.
86	| 2026 PROXY STATEMENT

SUMMARY OF THE 2026 PLAN
The principal terms of the 2026 Plan are summarized below, but the summary is qualified in its entirety by reference to the full text of the 2026 Plan, a copy of which is attached to this Proxy Statement as Appendix B and is incorporated herein by reference.
Administration. The 2026 Plan may be administered by our Board, the CLDC or a similar committee comprised of at least two non-employee directors. We refer to the administrator of the 2026 Plan as the “Administrator.” The Administrator has full power to select from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2026 Plan. The Administrator may delegate to a committee consisting of one or more officers of the Company the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.
Eligibility; Plan Limits. All officers, employees, non-employee directors, and consultants of the Company and its affiliates are eligible to participate in the 2026 Plan, subject to the discretion of the Administrator. As of December 31, 2025, approximately 5,700 individuals would have been eligible to participate in the 2026 Plan had it been effective on such date, which includes six executive officers, approximately 5,694 employees who are not executive officers, ten non-employee directors and approximately 2,150 consultants. There are certain limits on the number of awards that may be granted under the 2026 Plan. For example, no more than 6,375,275 shares of common stock may be granted in the form of incentive stock options.
Director Compensation Limit. The 2026 Plan provides that the value of all awards awarded under the 2026 Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $750,000.
Stock Options. The 2026 Plan permits the granting of  (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2026 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiary corporations. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The exercise price of each option will be determined by the Administrator. Except in the case of options (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant, or (iii) that are otherwise exempt from , or compliant with, Section 409A of the Code, the exercise price of an option may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose is determined by reference to the closing price of the common stock on the NYSE. The exercise price of an option may not be reduced after the date of the option grant without shareholder approval, other than to appropriately reflect changes in our capital structure.
The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator determines at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. In general, unless otherwise permitted by the Administrator, no option granted under the 2026 Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.
Upon exercise of options, the exercise price must be paid in full either in cash, by certified or bank check, or other instrument acceptable to the Administrator or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to
2026 PROXY STATEMENT |	87

the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature, which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the aggregate exercise price.
To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.
Stock Appreciation Rights. The Administrator may award stock appreciation rights subject to such conditions and restrictions as the Administrator determines. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. Except in the case of stock appreciation rights (i) granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) granted to individuals who are not subject to U.S. income tax on the date of grant, or (iii) that are otherwise exempt from, or compliant with, Section 409A of the Code, the exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.
Restricted Stock. The Administrator may award shares of common stock to participants subject to such conditions and restrictions as the Administrator determines. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards will not be paid unless and until such restricted stock awards vest).
Restricted Stock Units. The Administrator may award RSUs to participants. RSUs are ultimately payable in the form of shares of common stock or cash, subject to such conditions and restrictions as the Administrator determines. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment through a specified vesting period. In the Administrator’s sole discretion, it may permit a participant to make an advance election to receive a portion of such participant’s future cash compensation otherwise due in the form of a RSU award, subject to the participant’s compliance with the procedures established by the Administrator and requirements of Section 409A of the Code. During the deferral period, the deferred RSUs may be credited with dividend equivalent rights.
Unrestricted Stock Awards. The Administrator may also grant shares of common stock that are free from any restrictions under the 2026 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.
Dividend Equivalent Rights. The Administrator may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of an award of RSUs or as a freestanding award and will be paid only if the related award vests. Dividend equivalent rights may not be granted as a component of a stock option or stock appreciation right award. Dividend equivalent rights may be settled in cash, shares of common stock, or a combination thereof, in a single installment or installments, as specified in the award.
Cash-Based Awards. The Administrator may grant cash bonuses under the 2026 Plan to participants. Such cash bonuses may be subject to the achievement of certain performance goals, which goals may include individual performance objectives as well as well as financial, non-financial, or operational measurements of the performance of the Company including: (i) earnings, including operating income, earnings before or after taxes, interest, depreciation, amortization, and/or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) EPS of common stock (basic or diluted); (iv) operating profit; (v) revenue, revenue growth, or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses;
88	| 2026 PROXY STATEMENT

(ix) share price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), return on invested capital (before or after taxes), net cash provided by operations, or cash flow net of capital expenditures; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative EPS growth; (xiv) operating margin or profit margin; (xv) stock price or total shareholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures, and similar transactions and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and/or (xix) any other goal established by the Administrator.
Change of Control Provisions. In the event of a “change in control,” as defined in the 2026 Plan, except as the Administrator may otherwise specify, all awards subject to the achievement of performance goals shall be deemed earned immediately prior to the change in control at the target level performance of the applicable performance goals. In addition, awards under the 2026 Plan may be assumed, continued, or substituted. In the event that awards are not assumed, continued, or substituted, upon the effective time of the change in control, except as otherwise provided by the Administrator, all awards will become vested and exercisable or nonforfeitable upon the change in control. In addition, we may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration in the change in control and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or greater than the per share cash consideration, such option or stock appreciation right will be canceled for no consideration). We also have the option to make or provide for a payment, in cash or in kind, to participants holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a change in control unless they are assumed by the successor entity.
To the extent awards are assumed, continued, or substituted in connection with a change in control, if a participant’s service relationship is terminated by the Company or its successor without “cause,” as defined in the 2026 Plan, or by the participant for “good reason,” as defined in the 2026 Plan, any then-outstanding awards will become immediately vested and exercisable or nonforfeitable upon the termination of a participant’s service relationship.
Adjustments for Stock Dividends, Stock Splits, Etc. The 2026 Plan requires the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the 2026 Plan, to certain limits in the 2026 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends, and similar events.
Tax Withholding. Participants in the 2026 Plan are responsible for the payment of any federal, state, or local taxes that the Company or an affiliate of the Company is required by law to withhold with respect to awards under the 2026 Plan. The Administrator may require that tax withholding obligations be satisfied by withholding shares of common stock to be issued pursuant to the exercise or vesting of an award. The Administrator may also require the Company’s or any affiliate’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company or the applicable affiliate in an amount that would satisfy the withholding amount due.
Amendments and Termination. The Board may at any time amend or discontinue the 2026 Plan and the Administrator may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may materially and adversely affect any rights under any outstanding award without the holder’s consent. To the extent determined by the Administrator to be
2026 PROXY STATEMENT |	89

required under the rules of the NYSE, any amendments that materially change the terms of the 2026 Plan will be subject to approval by our shareholders. Amendments will also be subject to approval by our shareholders if and to the extent determined by the Administrator to be required by the Code to preserve the qualified status of incentive options.
Effective Date of Plan. The 2026 Plan was approved by the Board on February 9, 2026. Awards of incentive stock options may be granted under the 2026 Plan until the date that is ten years from the date of Board approval. No other awards may be granted under the 2026 Plan after the date that is ten years from the date of shareholder approval.
PLAN BENEFITS
Because the grant of awards under the 2026 Plan is within the discretion of the Administrator, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2026 Plan.
TAX ASPECTS UNDER THE CODE
The following is a summary of the principal U.S. federal income tax consequences of certain transactions under the 2026 Plan. It does not describe all U.S. federal tax consequences under the 2026 Plan, nor does it describe state, local, or non-U.S. tax consequences.
Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof and (ii) we will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.
If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
Non-Qualified Stock Options. No income is realized by the optionee at the time a non-qualified stock option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.
90	| 2026 PROXY STATEMENT

Other Awards. We generally will be entitled to a tax deduction in connection with other awards under the 2026 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests, or becomes non-forfeitable, unless the award provides for a further deferral.
Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Limitation on Deductions. Under Section 162(m) of the Code, our deduction for awards under the 2026 Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of  $1 million a year.
Equity Compensation Plan Information
The following table summarizes information regarding outstanding options and shares available for future issuance as of the close of business on December 31, 2025, under the Company’s equity compensation plan.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY
COMPENSATION PLANS AS OF DECEMBER 31, 2025
(shares in thousands, except per share)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity compensation plans approved by security holders	6,759	$22.08	6,114
Equity compensation plans not approved by security holders
Total	6,759	$22.08	6,114

(1)
Includes the approximate number of outstanding stock options, RSUs and PSUs.

(2)
Represents the weighted-average exercise price of outstanding stock options only. RSUs and PSUs do not have associated exercise prices.

(3)
Reflects the approximate shares available for issuance pursuant to 2017 Plan.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE CHEMOURS COMPANY 2026 EQUITY AND INCENTIVE PLAN.
2026 PROXY STATEMENT |	91

PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for the fiscal year ending December 31, 2026. In Proposal 4, the Company is asking shareholders to ratify this selection.
Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the selection of PwC to the Company’s shareholders for ratification. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its shareholders.
Representatives of PwC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PwC has served as the Company’s independent registered public accounting firm since 2014. Aggregate fees for professional services rendered by PwC for 2025 and 2024 are set forth in the table below.
	2025 (in Thousands)	2024 (in Thousands)
Audit fees(1)	$8,079	$8,018
Audit-related fees(2)	704	633
Tax fees(3)	105	233
All other fees(4)	2	4
Total	$8,890	$8,888
92	| 2026 PROXY STATEMENT

(1)
Audit fees related to audits of financial statements and internal controls over financial reporting, statutory audits, reviews of quarterly financial statements, and certain periodic reports filed with the SEC.

(2)
Audit-related fees related primarily to accounting consultations and other assurance-related services not required by statute.

(3)
Tax fees related primarily to tax compliance and advice.

(4)
Other fees in 2025 are related to tax research and technical accounting and reporting software tools.

AUDIT, RISK AND FINANCE COMMITTEE’S PRE-APPROVAL POLICIES AND PROCEDURES
To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence in appearance and/or fact, the Audit Committee has established the Audit and Non-Audit Services Pre-Approval Policy of the Audit Committee (the “Policy”). The Policy outlines the scope of services that PwC may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining PwC to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services that may not be performed by PwC under any circumstances. Pursuant to the Policy, the Audit Committee has approved services to be provided by PwC and fee thresholds within each of the service categories, and services within these thresholds are deemed pre-approved. Additional services and fees exceeding those thresholds require further pre-approval. Requests for specific pre-approvals may be considered by the full Audit Committee. In addition, the Audit Committee has delegated to the Chair the authority to grant specific pre-approvals. Any such pre-approvals are reported to the full Audit Committee at its next meeting. The Policy is evaluated and updated annually by the Audit Committee. For fiscal year 2025, all services provided by PwC were approved by the Audit Committee.
REPORT OF THE AUDIT, RISK AND FINANCE COMMITTEE
Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.
The Audit Committee is appointed by the Board to assist the Board in the oversight of  (i) the integrity of the financial statements of the Company, (ii) the qualifications and independence of the Company’s independent auditor, (iii) the performance of the Company’s internal audit function and independent auditors, (iv) the compliance by the Company with legal and regulatory requirements, (v) the enterprise risk process, and (vi) overseeing the Company’s capital allocation policy and processes, financial position and finance and treasury functions. All members of the Audit Committee meet the criteria for independence applicable to Audit Committee members under NYSE Listing Standards and the rules and regulations of the SEC relating to audit committees. The Audit Committee Charter complies with NYSE Listing Standards.
Management is responsible for the financial reporting process, including its internal control over financial reporting, and for the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing opinions on the consolidated financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes and act in an oversight capacity. The Audit Committee does not certify the financial statements or guarantee the independent registered public accounting firm’s report. The Audit Committee relies, without independent verification, on the information provided to it, including representations made by management and the independent registered public accounting firm, including its audit report.
The Audit Committee discussed with PwC, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight
2026 PROXY STATEMENT |	93

Board and the SEC. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC its independence. The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2025 with management and PwC. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2025.
AUDIT, RISK AND FINANCE COMMITTEE
Alister Cowan, Chair
George R. Brokaw
Erin N. Kane
Joseph D. Kava
Sean D. Keohane
Courtney R. Mather
94	| 2026 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND TRANSACTIONS
The Board has adopted “Policies and Procedures for Transactions with Related Persons” to assist it in reviewing, approving and ratifying Related Person Transactions and to assist the Company in preparing the disclosures that the rules and regulations of the SEC require to be included in the Company’s applicable SEC filings. Pursuant to the policies and procedures, any reported transaction between the Company and a “Related Person” that may qualify as a “Related Person Transaction” will be referred to the NCG Committee or any other committee comprised of independent directors designated by the Board.
The NCG Committee (or its Chair, under some circumstances) will determine whether to approve, ratify, disapprove or reject any Related Person Transaction following consideration of all relevant factors, including, without limitation, the following: (i) the commercial reasonableness of the transaction; (ii) the materiality of the Related Person’s direct or indirect interest in the transaction; (iii) whether the transaction may involve an actual or the appearance of a conflict of interest; (iv) whether the transaction was in the ordinary course of business; (v) the benefits to the Company; (vi) the availability of other sources for comparable products or services; and (vii) the impact of the transaction on the Related Person’s independence under the Company’s Corporate Governance Guidelines and applicable regulatory and listing standards. Related Person Transactions will be approved or ratified only if they are determined to be in the best interests of the Company and its shareholders.
If a Related Person Transaction that has not been previously approved or ratified is discovered, the Related Person Transaction will be presented to the NCG Committee for ratification. If the NCG Committee does not ratify the Related Person Transaction, then the Company will ensure all appropriate disclosures regarding the transaction are made and, if appropriate, take all reasonable actions to attempt to terminate the Company’s participation in the transaction.
It is expected that the Company and its subsidiaries may purchase products and services from and/or sell products and services to companies of which certain of the Company’s directors or executive officers, or their immediate family members, are directors or employees. Chemours carries out transactions with these entities on customary terms, and, in many instances, the Company’s directors and executive officers may not be aware of them. To the Company’s knowledge, since the beginning of fiscal year 2025, no related person has had a material interest in any of the Company’s business transactions or relationships.
2026 PROXY STATEMENT |	95

OTHER INFORMATION
OTHER BUSINESS THAT MAY COME BEFORE THE MEETING
The Company does not intend to bring any other business before the Annual Meeting for action and has not been notified of any other business proposed to be brought before the Annual Meeting. However, if any other business should be properly presented for action, it is the intention of the persons named on the proxy card to vote in accordance with their judgment on such business.
2027 ANNUAL MEETING OF SHAREHOLDERS
PROCEDURES FOR SUBMITTING SHAREHOLDER PROPOSALS AND NOMINATIONS
If you want to include a shareholder proposal in the Proxy Statement for the Company’s 2027 Annual Meeting of Shareholders, your shareholder proposal must be delivered to the Company not later than November 9, 2026, and it must satisfy the rules and regulations of the SEC to be eligible for inclusion in the Proxy Statement for that meeting. If the date of the Company’s 2027 Annual Meeting of Shareholders changes by more than 30 days from the date that is the first anniversary of the 2026 Annual Meeting of Shareholders, then the deadline is a reasonable time before the Company begins to print and mail proxy materials for the 2027 Annual Meeting of Shareholders.
If you want to submit a shareholder proposal for the Company’s 2027 Annual Meeting of Shareholders and you do not require that the proposal be included in the Company’s proxy materials or want to submit a director nomination, your shareholder proposal or director nomination must be delivered to the Company not earlier than December 25, 2026 and not later than January 24, 2027. However, if the date of the 2027 Annual Meeting of Shareholders changes by more than 30 days from the date that is the first anniversary of the 2026 Annual Meeting of Shareholders, then any shareholder proposal or nomination must be received no later than the close of business on the tenth day following the date of public disclosure of the date of such meeting. Your notice must also include the information required by the Company’s Bylaws. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.
All shareholder proposals and director nominations must be delivered to the Company at the following address: The Chemours Company, 1007 Market Street, Wilmington, DE 19801, Attention: Corporate Secretary.
The Chair of the Annual Meeting or any other annual meeting or special meeting of shareholders may refuse to acknowledge the nomination or shareholder proposal of any person not made in compliance with the foregoing procedures and the Bylaws. A shareholder’s compliance with these procedures will not require the Company to include information regarding a proposed nominee in the Company’s proxy solicitation materials.
ANNUAL REPORT ON FORM 10-K
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the financial statements and schedules and a list of all exhibits, will be supplied without charge to any shareholder upon written request sent to The Chemours Company, 1007 Market Street, Wilmington, DE 19801, Attention: Investor Relations. Exhibits to the Form 10-K are available for a reasonable fee. You may also view the Annual Report on Form 10-K and its exhibits online at the SEC website at www.sec.gov or on the Company’s website at https://investors.chemours.com.
IMPORTANT
WE VALUE THE INPUT AND SUPPORT OF ALL SHAREHOLDERS. WHETHER YOUR SHARE HOLDINGS ARE LARGE OR SMALL, PLEASE PROMPTLY SUBMIT YOUR PROXY BY TELEPHONE, THROUGH THE INTERNET OR BY MAIL.
96	| 2026 PROXY STATEMENT

GENERAL INFORMATION ABOUT THE
MEETING
Q.
WHY AM I BEING ASKED TO REVIEW THESE MATERIALS?

A.
In order to solicit your proxy for its Annual Meeting of Shareholders, the Company must furnish you with these proxy materials, which contain information about the proposals to be voted upon at the Annual Meeting. As a shareholder, you are invited to participate in the Annual Meeting and are entitled and encouraged to vote on the proposals described in this Proxy Statement. These proxy materials and our Annual Report to Shareholders are first being mailed to shareholders and made available on the Internet on or about March 10, 2026.

Q.
HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT?

A.	MANAGEMENT PROPOSALS	BOARD VOTE RECOMMENDATION
	Proposal 1 — Election of Directors Our Board is comprised of highly qualified directors with the depth and diversity of skills to support our refreshed corporate growth strategy	FOR EACH NOMINEE
	Proposal 2 — Advisory Vote on Executive Compensation The CLDC believes that 2025 pay outcomes are aligned with our financial performance results and our shareholders’ experience	FOR

Proposal 3 — Approval of The Chemours Company 2026 Equity and Incentive Plan
Equity awards play an important role in the success of the Company by encouraging and enabling the employees and other service providers to acquire a proprietary interest in the Company and the 2026 Equity and Incentive Plan will allow us to continue to offer a competitive equity compensation program.
FOR

Proposal 4 — Ratification of Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP is qualified to serve as our independent auditor and possesses the expertise needed to audit our corporate financial statements
FOR

Q.
WHO MAY VOTE AT THE MEETING?

A.
Only holders of record of Chemours common stock at the close of business on March 2, 2026 (the “Record Date”) are entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote. On the Record Date, there were 150,111,263 shares of Chemours common stock outstanding and entitled to vote.

2026 PROXY STATEMENT |	97

Q.
HOW DO I VOTE?

A.
If your shares are registered directly in your own name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered a “shareholder of record” with respect to those shares, and these proxy materials have been sent directly to you. As a shareholder of record, you may submit your proxy in advance of the Annual Meeting using any of the following alternatives:

INTERNET	MAIL	TELEPHONE	DURING THE MEETING
Visit www.AALVote.com/CC. Have your proxy card available when you access the above website. Follow the prompts to vote your shares by Internet until 11:59 p.m., Eastern Time, on April 23, 2026.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.	Use any touch-tone telephone to vote your proxy. Call 1 866-804-9616. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
If you wish to vote your shares electronically during the virtual Annual Meeting, go to www.AALvote.com/CC during the Annual Meeting while the polls are open. You will need the control number on your proxy materials mailed to you, as applicable.

If, like most shareholders of the Company, you hold your shares through a broker, bank or other nominee, you are considered a “beneficial owner” of those shares, holding the shares in “street name.” If you are a beneficial owner of shares, you will receive instructions from your broker or other nominee describing how to vote your shares. To vote online during the Annual Meeting, beneficial owners will need to contact the broker, trustee or nominee that holds their shares to obtain a “legal proxy” to bring to the meeting. If you are a beneficial owner of shares, see “How will votes be counted on shares held through brokers?” below regarding the ability of a broker, bank or other nominee to vote uninstructed shares in its discretion and the effect of broker non-votes.
Q.
WHAT IS THE DEADLINE FOR VOTING IF I DO NOT PLAN TO PARTICIPATE IN THE VIRTUAL ANNUAL MEETING?

A.
You may submit your proxy via the Internet or by telephone until 11:59 p.m., Eastern Time, on April 23, 2026, or the Company’s agent must receive your paper proxy card by mail on or before April 23, 2026. If your shares are held in “street name,” please refer to the voting instructions from your broker, trustee or other nominee.

Q.
IF I PROVIDE VOTING INSTRUCTIONS AND/OR GRANT MY PROXY, WHO WILL VOTE MY SHARES AT THE VIRTUAL ANNUAL MEETING AND HOW WILL THEY VOTE MY SHARES?

A.
Shane Hostetter and Kristine M. Wellman are officers of the Company and were named by the Board as proxy holders. They will vote all proxies, or record an abstention, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by the Board.

98	| 2026 PROXY STATEMENT

Q.
WHO WILL COUNT THE VOTES?

A.
A representative of Alliance Advisors, LLC, an independent tabulator, will count the vote and act as the inspector of election.

Q.
CAN I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY?

A.
Yes. Submission of a later proxy by any means by the deadlines or voting online at the Annual Meeting will change your prior vote. Beneficial owners who wish to change their vote must follow the procedures provided by their broker, bank or other nominee.

Q.
CAN I REVOKE A PROXY?

A.
Yes. A shareholder of record may revoke a properly executed proxy at any time before its exercise by submitting a letter addressed to, and received by, the Corporate Secretary, by delivering later dated proxy instructions or by voting at the virtual meeting. Beneficial owners who wish to revoke their proxy should contact their broker, bank or other nominee.

Attendance at the meeting alone will not revoke a proxy. Without a legal proxy from the record owner, beneficial owners cannot revoke their proxies at the Annual Meeting because the actual registered shareholders — the broker, bank or other nominees — will not be present. Beneficial owners who wish to vote at the Annual Meeting must obtain a legal proxy from their broker, bank or other nominee.
Q.
WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE SET OF PROXY MATERIALS?

A.
It means your shares are registered differently or are in more than one account. For all sets of proxy materials you receive, please submit your proxy by Internet for each control number you have been assigned or provide voting instructions for all proxy and voting instruction cards you receive, as applicable. The Company encourages you to register all your accounts in the same name and address. Registered shareholders may contact our transfer agent, Computershare Investor Services, P.O. Box 43006, Providence, RI 02940-3006, (866) 478-8569. Beneficial owners holding Chemours common stock through a broker, bank or other nominee should contact their broker, bank or nominee and request consolidation of their accounts.

Q.
WHAT IS A QUORUM? WHY IS A QUORUM REQUIRED?

A.
Return of your proxy is important because a quorum is required for shareholders to conduct business at the Annual Meeting. The presence at the Annual Meeting, online or by proxy, of the holders of shares having a majority of the voting power represented by all issued and outstanding shares entitled to vote on the Record Date will constitute a quorum, permitting the Company to conduct the business of the Annual Meeting.

Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. Because this proxy includes a “routine” management proposal, shares represented by “broker non-votes” will be counted in determining whether there is a quorum present. If there is not a quorum present at the virtual Annual Meeting, the Chair of the meeting may adjourn the Annual Meeting to a later time.
Q.
HOW WILL VOTES BE COUNTED ON SHARES HELD THROUGH BROKERS?

A.
If you are a beneficial owner and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. The shares of a shareholder whose shares are not voted because of a broker non-vote on a particular matter will be counted for purposes of determining whether a quorum is present at the virtual Annual Meeting so long as the shares are represented at the meeting.

2026 PROXY STATEMENT |	99

In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered present and entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of the election of directors (Proposal 1), advisory approval of executive compensation (Proposal 2), the approval of the 2026 Plan (Proposal 3) and ratification of PwC LLP (Proposal 4) being voted on at the Annual Meeting, assuming that a quorum is obtained.
Q.
HOW MANY VOTES ARE NEEDED TO ELECT THE DIRECTOR NOMINEES AND APPROVE EACH OF THE PROPOSALS?

A.	PROPOSAL	VOTE REQUIRED	BROKER DISCRETIONARY VOTING ALLOWED?
	Elections of Directors	Majority of Votes Cast	No
	Advisory Approval of Executive Compensation	Majority of Votes Represented and Entitled to Vote	No
	Approval of the 2026 Plan	Majority of Votes Represented and Entitled to Vote	No
	Ratification of PwC LLP	Majority of Votes Represented and Entitled to Vote	Yes
For the election of directors (Proposal 1), under the Bylaws, the number of votes cast “for” a nominee must exceed the number of votes cast “against” the nominee for the nominee to be elected as a director. For all other matters, except as set forth in the Certificate, the Bylaws or applicable law, the approval of the holders of a majority of votes represented at the meeting and entitled to vote on the proposal is required for approval of a proposal under the Bylaws.
In accordance with the voting standards set forth above, abstentions from voting on a matter by a shareholder present in person or represented by proxy at the meeting have no effect on the election of directors but have the same effect as votes “against” the other proposals.
Q.
WHAT HAPPENS IF AN INCUMBENT DIRECTOR NOMINEE DOES NOT RECEIVE A MAJORITY OF THE VOTES CAST FOR HIS OR HER RE-ELECTION AT THE ANNUAL MEETING?

A.
Our Corporate Governance Guidelines provide that the Board shall nominate for election or re-election only those candidates who agree to tender, promptly following the annual meeting at which they are elected or re-elected as a director, their irrevocable resignations contingent upon their failure to receive a majority of the votes cast for their election in an election that is not a contested election and the Board’s acceptance of such resignations. In the event an incumbent director fails to receive the required vote for re-election, the NCG Committee will make a recommendation to the Board as to whether to accept or reject the resignation of the incumbent director. The Board will act on the resignation, taking into account the recommendation of the NCG Committee, and publicly disclose its decision within ninety (90) days following certification of the election results. The NCG Committee in making its recommendation and the Board in making its decision may consider all facts and circumstances they consider relevant or appropriate in reaching their determinations.

Q.
WHERE CAN I FIND VOTING RESULTS OF THE ANNUAL MEETING?

A.
We will announce preliminary general voting results at the meeting and publish final detailed voting results on a Current Report on Form 8-K that Chemours will file with the SEC within four business days after the Annual Meeting.

100	| 2026 PROXY STATEMENT

Q.
WHO WILL BEAR THE COST FOR SOLICITING VOTES FOR THE ANNUAL MEETING?

A.
We will bear all expenses in conjunction with the solicitation of the enclosed proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to security owners and the fee to Innisfree M&A Incorporated (“Innisfree”), who will help the Company solicit proxies. Chemours anticipates that the fee to Innisfree will be approximately $20,000, plus expenses. In addition, proxies may be solicited by mail, email, in person, or by telephone or fax by certain of the Company’s directors, officers and other employees.

Q.
WHAT DO I NEED TO DO TO ATTEND THE ANNUAL MEETING VIRTUALLY?

A.
Both shareholders of record and street name shareholders will need to register to be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting by following the instructions below.

If you are a shareholder of record, you must:
▪
Follow the instructions provided on these proxy materials to first register at web.viewproxy.com/Chemours/2026 by 11:59 p.m. Eastern Time on April 23, 2026. You will need to enter your name, phone number, virtual control number (included on these proxy materials) and email address as part of the registration, following which, you will receive an email confirming your registration, as well as the password to attend the virtual Annual Meeting.

▪
On the day of the virtual Annual Meeting, if you have properly registered, you may enter the virtual Annual Meeting by logging in using the password you received via email by clicking on the link in your registration confirmation. (If you wish to vote you will need the virtual control number included on these proxy materials).

▪
If you wish to vote your shares electronically at the virtual Annual Meeting, you will need to click on http://www.AALvote.com/CC during the Annual Meeting while the polls are open (you will need the virtual control number included on these proxy materials).

If you are a street name shareholder, you must:
▪
Register at web.viewproxy.com/Chemours/2026 by 11:59 p.m. Eastern Time on April 17, 2026. You will need to enter your name, phone number and email address, and if you want to vote at the Annual Meeting, provide a copy of the legal proxy (which may be uploaded to the registration website or sent via email to virtualmeeting@viewproxy.com as part of the registration, following which, you will receive an email confirming your registration, your virtual control number, as well as the password to attend the virtual Annual Meeting. Please note, if you do not provide a copy of the legal proxy, you may still attend the virtual Annual Meeting, but you will be unable to vote your shares electronically at the virtual Annual Meeting.

▪
On the day of the virtual Annual Meeting, if you have properly registered, you may enter the virtual Annual Meeting by logging in using the password you received via email by clicking on the link in your registration confirmation. (If you wish to vote you will need the virtual control number assigned to you in your registration confirmation email).

▪
If you wish to vote your shares electronically at the virtual Annual Meeting, you will need to click http://www.AALvote.com/CC during the virtual Annual Meeting while the polls are open (you will need the virtual control number assigned to you in your registration confirmation email). Further instructions on how to attend the Annual Meeting via live audio webcast, including how to vote your shares electronically at the virtual Annual Meeting are posted on web.viewproxy.com/Chemours/2026 under Frequently Asked Questions (FAQ). The Annual Meeting live audio webcast will begin promptly at 10:00 a.m. Eastern Daylight Time on April 24, 2026. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

2026 PROXY STATEMENT |	101

We have created and implemented the virtual format in order to facilitate shareholder attendance and participation by enabling shareholders to participate fully, and equally, from any location around the world, at no cost. However, you will bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
A virtual Annual Meeting makes it possible for more shareholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our shareholders time and money, especially as physical attendance at meetings has dwindled. We also believe that the online tools we have selected will increase shareholder communication. For example, the virtual format allows shareholders to communicate during the Annual Meeting so they can ask questions of our Board or management. During the live Q&A session of the virtual Annual Meeting, we may answer questions as they come in, to the extent they are relevant to the business of the Annual Meeting, as time permits.
Q.
CAN I ACCESS FUTURE ANNUAL MEETING MATERIALS THROUGH THE INTERNET RATHER THAN RECEIVING THEM BY MAIL?

A.
Yes. Shareholders of record can sign up for electronic delivery at web.viewproxy.com/chemours/2026. If you submit your proxy through the Internet, you can also sign up for electronic delivery by following the instructions that appear after you finish voting. You will receive an e-mail next year containing links to our Annual Report to Shareholders and the Proxy Statement for the 2027 Annual Meeting.

Beneficial owners may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker or other nominee regarding the availability of this service. This procedure reduces the printing costs and fees the Company incurs in connection with the solicitation of proxies.
Q.
WHAT PROXY MATERIALS ARE AVAILABLE ON THE INTERNET?

A.
The Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at web.viewproxy.com/chemours/2026.

Q.
WHAT IS “HOUSEHOLDING”?

A.
As permitted by SEC rules, the Company has adopted a procedure called “householding,” under which multiple shareholders who have the same address will receive a single set of proxy materials, unless one or more of these shareholders notifies the Company that they wish to continue receiving individual copies.

Shareholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to the Company by reducing printing and postage costs.
If you are a registered holder and would like to participate in householding, or if you participate in householding and would like to receive a separate set of proxy materials, please contact Alliance Advisors, LLC by calling 1-877-777-2857 or by e-mailing requests@viewproxy.com. Beneficial owners should contact their broker or other nominee for information about householding.
Q.
HOW CAN I COMMUNICATE WITH THE COMPANY’S BOARD?

A.
Shareholders and other interested parties may send communications to the Board in care of the Corporate Secretary, The Chemours Company, 1007 Market Street, Wilmington, Delaware 19801. Please indicate whether your message is for the Board as a whole, a particular group or committee of directors, or an individual director.

102	| 2026 PROXY STATEMENT

Q.
WHAT IF I HAVE ADDITIONAL QUESTIONS?

A.
If you have additional questions about the Annual Meeting or any of the information presented in this Proxy Statement, you may direct your questions to Chemours Investor Relations at annualmeeting@chemours.com, or call (302) 773-3291. Alternatively, you may call our proxy solicitor, Innisfree M&A Incorporated, at (877) 750-8315 (toll-free from the U.S. and Canada) or at +1 (412) 232-3651 (from other countries). Web links throughout this document are provided for convenience only and are not intended to be active hyperlinks to the referenced websites. The content on the referenced websites does not constitute a part of this Proxy Statement.

2026 PROXY STATEMENT |	103

APPENDIX A — SUPPLEMENTAL INFORMATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)
(Dollars in millions)
The Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non- GAAP financial measures used by the Company may be different from the methods used by other companies.
GAAP NET INCOME (LOSS) ATTRIBUTABLE TO CHEMOURS TO ADJUSTED NET INCOME AND ADJUSTED EBITDA RECONCILIATION
Adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) is defined as income (loss) before income taxes, excluding the following items: interest expense, depreciation, and amortization; non-operating pension and other post-retirement employee benefit costs, which represents the components of net periodic pension costs excluding the service cost component; exchange (gains) losses included in other income (expense), net; restructuring, asset- related, and other charges; (gains) losses on sales of businesses or assets; and, other items not considered indicative of the Company’s ongoing operational performance and expected to occur infrequently, including certain litigation related and environmental charges and Qualified Spend reimbursable by DuPont and/or Corteva as part of the Company’s cost- sharing agreement under the terms of the MOU that were previously excluded from Adjusted EBITDA. Adjusted Net Income is defined as net income (loss) attributable to Chemours, adjusted for items excluded from Adjusted EBITDA, except interest expense, depreciation, amortization, and certain provision for (benefit from) income tax amounts.
2026 PROXY STATEMENT |	A-1

	Year Ended December 31,
	2025	2024
Income (loss) before income taxes	$(277)	$106
Net (loss) income attributable to Chemours	$(386)	$69
Non-operating pension and other post-retirement employee benefit (income) cost	(10)	(3)
Exchange losses, net	11	9
Restructuring, asset-related, and other charges(1)	58	58
Goodwill impairment charge(2)	—	56
Loss on extinguishment of debt	5	1
Gain on sales of assets and businesses, net(3)	(8)	(3)
Transaction costs(4)	6	2
Qualified spend recovery(5)	(42)	(26)
Litigation-related charges(6)	320	(2)
Environmental charges(7)	93	15
Adjustments made to income taxes(8)	182	9
Benefit from income taxes relating to reconciling items(9)	(86)	(6)
Adjusted Net Income	143	179
Net income attributable to non-controlling interests	—	—
Interest expense, net	269	263
Depreciation and amortization(10)	317	292
All remaining (benefit from) provision for income taxes(9)	13	34
Adjusted EBITDA	$742	$768

(1)
For the year ended December 31, 2025, restructuring, asset-related and other charges primarily includes charges related to our decision to exit our SPS Capstone™ business and the 2024 Restructuring Program. For the year ended December 31, 2024, restructuring, asset-related and other charges primarily includes charges related to the 2024 Restructuring Program and the Titanium Technologies Transformation Plan. See “Note 7 — Restructuring, Asset-Related and Other Charges” to the Consolidated Financial Statements in our Quarterly Report on Form 10-K for the year ended December 31, 2025 for further details.

(2)
Represents a non-cash goodwill impairment charge in the Advanced Performance Materials unit, which is discussed further in “Note 15 — Goodwill and Other Intangibles, Net” to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024.

(3)
For the year ended December 31, 2025, gain on sales of assets and businesses, net includes a gain on sale of  $7 million related to certain parcels of land at the Company’s manufacturing site in Kuan Yin, Taiwan.

(4)
For the year ended December 31, 2025, transaction costs includes $4 million of costs associated with the Senior Secured Credit Facilities. See “Note 20 — Debt” to the Consolidated Financial Statements in our Quarterly Report on Form 10-K for the year ended December 31, 2025 for further details.

(5)
Qualified spend recovery represents costs and expenses that were previously excluded from Adjusted EBITDA, reimbursable by DuPont and/or Corteva as part of our cost-sharing agreement under the terms of the MOU which is discussed in further detail in “Note 2 — Commitments and Contingent Liabilities” to the Consolidated Financial Statements in our Quarterly Report on Form 10-K for the year ended December 31, 2025.

A-2	| 2026 PROXY STATEMENT

(6)
Litigation-related charges pertains to litigation settlements, PFOA drinking water treatment accruals, and other related legal fees. For the year ended December 31, 2025, litigation-related charges primarily includes $270 million related to the Company’s portion of Chemours, DuPont, Corteva, EID and the State of New Jersey’s settlement agreement reached in August 2025, $12 million in third-party legal fees directly related to the New Jersey Settlement agreement, $14 million related to the Company’s portion of Chemours, DuPont, Corteva, EID’s settlement agreement to resolve the Hoosick Falls class action lawsuit and $18 million related to reserves for asbestos and production liability matters. For the year ended December 31, 2024, litigation-related charges includes $44 million of benefits from insurance recoveries, along with the $29 million accrual for the Ohio MDL. See “Note 22 — Commitments and Contingent Liabilities” to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025 for further details.

(7)
Environmental charges pertains to management’s assessment of estimated liabilities associated with certain non-recurring environmental remediation expenses at various sites. For the year ended December 31, 2025, environmental charges primarily includes changes in remediation reserves at the four sites covered by the New Jersey settlement agreement. For the year ended December 31, 2024, environmental charges primarily includes off-site remediation costs at Dordrecht Works. See “Note 22 — Commitments and Contingent Liabilities” to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025 for further details.

(8)
Includes the removal of certain discrete income tax impacts within our provision for income taxes, such as shortfalls and windfalls on our share-based payments, certain return-to-accrual adjustments, valuation allowance adjustments, unrealized gains and losses on foreign exchange rate changes, and other discrete income tax items.

(9)
The income tax impacts included in this caption are determined using the applicable rates in the taxing jurisdictions in which income or expense occurred for each of the reconciling items and represent both current and deferred income tax expense or benefit based on the nature of the non-GAAP financial measure

GAAP EARNINGS PER SHARE TO ADJUSTED EARNINGS PER SHARE RECONCILIATION
Adjusted earnings per share (“Adjusted EPS”) is calculated by dividing Adjusted Net Income by the weighted-average number of common shares outstanding. Diluted Adjusted EPS accounts for the dilutive impact of stock-based compensation awards, which includes unvested restricted shares. Diluted Adjusted EPS considers the impact of potentially-dilutive securities, except in periods in which there is a loss because the inclusion of the potentially-dilutive securities would have an anti-dilutive effect.
	Year Ended December 31,
	2025	2024
Numerator:
Net (loss) income attributable to Chemours	$(386)	$69
Adjusted Net Income	143	179
Denominator:
Weighted-average number of common shares outstanding – basic	150,237,101	149,494,462
Dilutive effect of the Company’s employee compensation plans(1)	404,781	677,827
Weighted-average number of common shares outstanding – diluted(1)	150,641,882	150,172,289
Basic (loss) earnings per share of common stock(2)	$(2.57)	$0.46
Diluted (loss) earnings per share of common stock(1)(2)	(2.57)	0.46
Adjusted basic earnings per share of common stock(2)	0.95	1.20
Adjusted diluted earnings per share of common stock(1)(2)	0.95	1.19

(1)
In periods where the Company incurs a net loss, the impact of potentially dilutive securities is excluded from the calculation of EPS under U.S. GAAP, as their inclusion would have an anti-dilutive effect. As such, with respect to the U.S. GAAP measure of diluted EPS, the impact of potentially dilutive securities is excluded from our calculation for the three months ended December 31, 2025 and December 31, 2024, as well as the year ended December 31, 2025. With respect to the non-GAAP measure of adjusted diluted EPS, the impact of potentially dilutive securities is included in our calculation for the three months ended December 31, 2025 and December 31, 2024, as well as the year ended December 31, 2025 as Adjusted Net Income was in a net income position.

(2)
Figures may not recalculate exactly due to rounding. Basic and diluted earnings (loss) per share are calculated based on unrounded numbers.

2026 PROXY STATEMENT |	A-3

GAAP CASH FLOW PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOWS RECONCILIATION
Free Cash Flows is defined as cash flows provided by (used for) operating activities, less purchases of property, plant and equipment as shown in the consolidated statements of cash flows.
	Year Ended December 31,
	2025	2024
Cash flows provided by (used for) operating activities	$264	$(633)
Less: Purchases of property, plant, and equipment	(213)	(360)
Free Cash Flows	$51	$(993)
A-4	| 2026 PROXY STATEMENT

APPENDIX B — 2026 EQUITY AND INCENTIVE PLAN
THE CHEMOURS COMPANY
2026 EQUITY AND INCENTIVE PLAN
SECTION 1.   GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan is The Chemours Company 2026 Equity and Incentive Plan (as amended from time to time, the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of The Chemours Company, a Delaware corporation (the “Company”), and its Subsidiaries and Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
The following terms shall be defined as set forth below:
“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and that is comprised of not less than two Non-Employee Directors who are independent.
“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company, as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
“Award” or “Awards,” except where referring to a particular category of grant under the Plan, includes Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights.
“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.
“Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act.
“Board” means the Board of Directors of the Company.
“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment upon the attainment of specified performance goals, which goals may include individual performance objectives as well as financial, non-financial or operational measurements of the performance of the Company (including, but not limited to, any unit, division, group or Affiliate of the Company) such as: (i) earnings, including operating income, earnings before or after taxes, interest, depreciation, amortization and/or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share of
2026 PROXY STATEMENT |	B-1

Stock (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), return on invested capital (before or after taxes), net cash provided by operations or cash flow net of capital expenditures; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) Stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology and goals relating to acquisitions, divestitures, joint ventures and similar transactions and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations and the completion of other corporate transactions; and/or (xix) any other goal established by the Administrator, any of which goals may be measured in absolute terms, as compared to any incremental increase, as compared to results of a peer group or on any other basis determined by the Administrator.
“Cause” shall have the meaning set forth in the grantee’s employment or other agreement with the Company or any Subsidiary or Affiliate, if any; provided that if the grantee is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall mean (i) the willful and continued failure of the grantee to perform substantially the grantee’s duties with the Company or any Subsidiary or Affiliate (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the grantee by the employing Company, Subsidiary or Affiliate that specifically identifies the alleged manner in which the grantee has not substantially performed the grantee’s duties or (ii) the willful engaging by the grantee in illegal conduct or misconduct that is injurious to the Company or any Subsidiary or Affiliate, including without limitation any breach of the Company’s Code of Business Conduct or other applicable ethics policy.
“Change in Control” means: (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (A) a merger or consolidation which results in (I) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (II) the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially
B-2	| 2026 PROXY STATEMENT

Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or (iv) there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an Affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (A) at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (B) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto. Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Consultant” means a consultant or adviser who provides bona fide services to the Company or a Subsidiary or Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.
“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on ordinary cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.
“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to the closing price of the Stock on such primary exchange. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.
“Good Reason” for Participants (as defined in the Company’s Executive Severance Plan (the “Severance Plan”) shall have the meaning set forth in the Severance Plan. For grantees who are not Participants in the Severance Plan, Good Reason shall have the meaning set forth in the grantee’s employment or other agreement with the Company, any Subsidiary or any Affiliate, if any, provided that if the Grantee is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Good Reason, then Good Reason shall mean (i) a material diminution in the grantee’s base compensation or (ii) a material adverse change in the geographic location at which the grantee must perform the grantee’s services for the employing Company, Subsidiary or Affiliate.
“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Minimum Vesting Period” means the one-year period following the date of grant of an Award.
2026 PROXY STATEMENT |	B-3

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary or Affiliate.
“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
“Option” or “Stock Option” means any option to purchase shares of Stock.
“Person” has the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof and the rules thereunder, except that such term shall not include (1) the Company or any Subsidiary corporation, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary corporation, (3) an underwriter temporarily holding securities pursuant to an offering of such securities or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
“Prior Plan” means The Chemours Company 2017 Equity and Incentive Plan.
“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.
“Restricted Stock Award” means an Award of Restricted Shares.
“Restricted Stock Units” means an Award of stock units.
“Sale Price” means the value, as determined by the Administrator, of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Change in Control.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Service Relationship” means any relationship as an officer, employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship will be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant or vice versa).
“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.
“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right is exercised.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50% interest, either directly or indirectly.
“Substitute Awards” means Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.
“Ten Percent Owner” means an employee of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.
“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.
B-4	| 2026 PROXY STATEMENT

SECTION 2.   ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a)   Administration of Plan.   The Plan shall be administered by the Administrator.
(b)   Powers of Administrator.   The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)   to select the individuals to whom Awards may from time to time be granted;
(ii)   to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
(iii)   to determine the number of shares of Stock or, in the case of a Cash-Based Award, the amount of cash, to be covered by any Award;
(iv)   to determine and, subject to Section 16, modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;
(v)   The Administrator can accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi)   subject to the provisions of Section 5(c) or Section 6(d), as applicable, to extend at any time the period in which Stock Options and Stock Appreciation Rights may be exercised;
(vii)   at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it deems advisable;
(viii)   to interpret the terms and provisions of the Plan and any Award (including related written instruments);
(ix)   to make all determinations it deems advisable for the administration of the Plan;
(x)   to decide all disputes arising in connection with the Plan; and
(xi)   to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c)   Delegation of Authority to Grant Awards.   Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company, including the Chief Executive Officer of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d)   Award Certificate.   Other than with respect to Cash-Based Awards, Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award, which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
2026 PROXY STATEMENT |	B-5

(e)   Indemnification.   Neither the Board nor the Administrator, nor any member of either, or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage that may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f)   Non-U.S. Award Recipients.   Notwithstanding any provision of the Plan to the contrary, in order to comply, or facilitate compliance, with the laws in other countries in which the Company and its Affiliates operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Affiliates shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply, or facilitate compliance, with applicable non-U.S. laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply, or facilitate compliance, with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code or any other applicable United States governing statute or law.
(g)   Minimum Vesting Requirements.   The vesting period for each Award granted under the Plan must be at least equal to the Minimum Vesting Period; provided, however, notwithstanding the foregoing, (i) up to 5% of the shares of Stock authorized for issuance under the Plan may be utilized for Unrestricted Stock Awards or other Awards with a vesting period that is less than the Minimum Vesting Period (each such Award, an “Excepted Award”) and (ii) annual Awards to Non-Employee Directors that occur in connection with the Company’s annual meeting of stockholders may vest on the earlier of the one-year anniversary of the date of grant or the date of the Company’s next annual meeting of stockholders that is at least 50 weeks after the immediately preceding year’s annual meeting. Notwithstanding the foregoing, (x) in addition to Excepted Awards, the Administrator may grant Awards that vest (or permit previously granted Awards to vest) within the Minimum Vesting Period (i) if such Awards are granted as substitute Awards in replacement of other Awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within the Minimum Vesting Period or (ii) if such Awards are being granted in lieu of fully vested cash compensation and (y) nothing in this Section 2(g) shall limit the Administrator’s authority to provide for the accelerated vesting of Awards in the terms of an Award Certificate or as permitted in Section 2(b)(v) above.
SECTION 3.   STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)   Stock Issuable.   Subject to adjustment as provided in this Section 3, the maximum number of shares of Stock reserved and available for issuance under the Plan shall be 6,375,275 shares less one share for every one share of Stock subject to an award granted under the Prior Plan after March 2, 2026. For purposes of this limitation, the shares of Stock underlying any awards under the Plan and under the Prior Plan that are forfeited, canceled, cash-settled or otherwise terminated (other than by exercise) will be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Notwithstanding the foregoing, the following shares will not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding and (ii) shares subject to a Stock Appreciation Right that are not issued in connection
B-6	| 2026 PROXY STATEMENT

with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares will not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 6,375,275 shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock, treasury Stock or shares of Stock reacquired by the Company. Upon effectiveness of the Plan, no new awards shall be granted under the Prior Plan.
(b)   Substitute Awards.   Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan, nor shall shares subject to a Substitute Award be added to the shares of Stock available for Awards under the Plan as provided in Section 3(a) above. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares authorized for grant under the Plan (and shares subject to such Awards shall not be added to the shares available for Awards under the Plan as provided in Section 3(a) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and may only be made to individuals who were not employees or directors prior to such acquisition or combination.
(c)   Changes in Stock.   Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation or sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(d)   Mergers and Other Transactions.
(i)   Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Change in Control, all Awards subject to the achievement of performance goals (“Performance-Based Awards”) shall be deemed earned immediately prior to the Change in Control at the target level performance of the applicable performance goals (“Earned Performance-Based Awards”).
2026 PROXY STATEMENT |	B-7

(ii)   In the case of a Change in Control, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties agree. In the event that a grantee’s Service Relationship is terminated by the Company (or its successor) without Cause or by the grantee for Good Reason either upon or within 24 months following a Change in Control, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, all Awards held by such grantee that are assumed, continued or substituted in connection with a Change in Control will become fully vested and exercisable or nonforfeitable on the date of termination and any Options and/or Stock Appreciation Rights held by such grantee that are assumed, continued or substituted in connection with a Change in Control will remain exercisable until the earlier of two years from the date of such termination and the original expiration date of the Award.
(iii)   To the extent the parties to such Change in Control do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Change in Control, the Plan and all outstanding Awards granted hereunder will terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Awards with time-based vesting conditions or restrictions and all Earned Performance Awards that are not vested and/or exercisable immediately prior to the effective time of the Change in Control will become fully vested and exercisable or nonforfeitable as of the effective time of the Change in Control. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right will be cancelled for no consideration); or (ii) each grantee will be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. In the event of such termination, the Company will also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.
(iv)   Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, notwithstanding the provisions of this Plan, in the event that any payment or benefit received or to be received by a grantee in connection with a Change in Control or the termination of the grantee’s employment or other Service Relationship (whether pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Company, any Subsidiary, any Affiliate, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, “Total Payments”) would be subject (in whole or part), to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement, the payment or benefit to be received by the grantee upon a Change in Control shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments) is greater than or equal to the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments). Neither the Company nor any of its Affiliates, representatives, directors, officers, employees or advisors shall have any liability or other obligation to indemnify, gross-up or otherwise hold a grantee or anyone else harmless for any tax, additional tax, penalty or interest incurred under Section 4999 of the Code.
B-8	| 2026 PROXY STATEMENT

(v)   Notwithstanding the foregoing provisions of this Section 3(d), a Change in Control shall result in the acceleration of the time of payment under an Award that is subject to Section 409A of the Code only if the Change in Control also constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the Company’s assets for purposes of Section 409A of the Code; provided that to the extent that the time of payment under an Award otherwise would have been accelerated but for the application of this Section 3(d)(v), vesting of the grantee in such payment shall be accelerated.
(e)   Maximum Awards to Non-Employee Directors.   Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year for services as a Non-Employee Director shall not exceed $750,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with FASB ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.
SECTION 4.   ELIGIBILITY
Grantees under the Plan will be such officers, employees, Non-Employee Directors or Consultants of the Company or its Subsidiaries or Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to officers, employees, Non-Employee Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.
SECTION 5.   STOCK OPTIONS
(a)   Award of Stock Options.   The Administrator may grant Stock Options under the Plan, subject to such restrictions and conditions as the Administrator determines. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it will be deemed a Non-Qualified Stock Option. Stock Options shall be subject to the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator deems desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the grantee’s election, subject to such terms and conditions as the Administrator may establish.
(b)   Exercise Price.   The exercise price per share for the Stock covered by a Stock Option will be determined by the Administrator at the time of grant but may not be less than 100% of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option may not be less than 110% of the Fair Market Value on the grant date. Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100% of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) if the Stock Option is otherwise exempt from or compliant with Section 409A.
(c)   Option Term.   The term of each Stock Option will be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option may be no more than five years from the date of grant. Notwithstanding the foregoing, to the extent permitted by Section 409A, in the event that on the last business day of the term of a Stock Option other than an Incentive Stock Option (x) the exercise of the Stock Option is prohibited by applicable law or (y) Stock may not be purchased or sold by the holder of such Stock Option
2026 PROXY STATEMENT |	B-9

due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Stock Option will be extended to the date that is 30 days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made if the exercise price of such Stock Option at the date the initial term would otherwise expire is equal to or in excess of the Fair Market Value of a share of Stock on such date.
(d)   Exercisability; Rights of a Stockholder.   Stock Options shall become exercisable at such time or times, whether or not in installments, as determined by the Administrator at or after the grant date. A grantee will have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e)   Method of Exercise.   Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Certificate:
(i)   In cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii)   Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are owned by the grantee and not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii)   By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the grantee chooses to pay the purchase price as so provided, the grantee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company reasonably prescribes as a condition of such payment procedure; or
(iv)   With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.
Payment instruments will be received subject to collection. The transfer to the grantee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the grantee (or a purchaser acting in the grantee’s stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company or any Subsidiary or Affiliate is obligated to withhold with respect to the grantee). In the event an grantee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the grantee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.
(f)   Annual Limit on Incentive Stock Options.   To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an grantee during any calendar year may not exceed $100,000. To the extent that any Stock Option exceeds this limit, it will constitute a Non-Qualified Stock Option.
B-10	| 2026 PROXY STATEMENT

SECTION 6.   STOCK APPRECIATION RIGHTS
(a)   Award of Stock Appreciation Rights.   The Administrator may grant Stock Appreciation Rights under the Plan, subject to such restrictions and conditions as the Administrator determines. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.
(b)   Exercise Price of Stock Appreciation Rights.   The exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Stock on the date of grant. Notwithstanding the foregoing, Stock Appreciation Rights may be granted with an exercise price per share that is less than 100% of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) if the Stock Appreciation Right is otherwise exempt from or compliant with Section 409A.
(c)   Grant and Exercise of Stock Appreciation Rights.   Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option.
(d)   Terms and Conditions of Stock Appreciation Rights.   Stock Appreciation Rights shall be subject to such terms and conditions as determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. The term of a Stock Appreciation Right may not exceed ten years. Notwithstanding the foregoing, to the extent permitted by Section 409A, in the event that on the last business day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) shares may not be purchased or sold by the holder of such Stock Appreciation Right due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Stock Appreciation Right will be extended to the date that is 30 days following the end of the legal prohibition, black-out period or lock-up agreement and provided further that no extension will be made if the exercise price of such Stock Appreciation Right at the date the initial term would otherwise expire is equal to or in excess of the Fair Market Value of a share of Stock on such date.
SECTION 7.   RESTRICTED STOCK AWARDS
(a)   Nature of Restricted Stock Awards.   The Administrator may grant Restricted Stock Awards under the Plan, subject to such restrictions and conditions as the Administrator determines. Such conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.
(b)   Rights as a Stockholder.   Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee will have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that any dividends paid by the Company during the vesting period will accrue but will not be paid to the grantee until and only to the extent the Restricted Stock Award vests. Unless the Administrator otherwise determines, (i) uncertificated Restricted Shares will be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below and (ii) certificated Restricted Shares will remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee will be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator prescribes.
(c)   Restrictions.   Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Affiliates terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of,
2026 PROXY STATEMENT |	B-11

the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d)   Vesting of Restricted Shares.   The Administrator will specify the date or dates and/or the attainment of pre-established performance goals, objectives and/or other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and/or other conditions, the shares on which all restrictions have lapsed will no longer be Restricted Shares and will be deemed “vested.”
SECTION 8.   RESTRICTED STOCK UNITS
(a)   Nature of Restricted Stock Units.   The Administrator may grant Restricted Stock Units under the Plan, subject to such restrictions and conditions as the Administrator determines. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals, objectives and/or other conditions. Restricted Stock Units may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, will be settled in the form of shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate). Restricted Stock Units with deferred settlement dates are subject to Section 409A and will contain such additional terms and conditions as the Administrator determines in its sole discretion in order to comply with the requirements of Section 409A.
(b)   Election to Receive Restricted Stock Units in Lieu of Compensation.   The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer will be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator has the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation will be fully vested, unless otherwise provided in the Award Certificate.
(c)   Rights as a Stockholder.   A grantee will have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the grantee’s Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator determines.
(d)   Termination.   Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested will automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Affiliates for any reason.
B-12	| 2026 PROXY STATEMENT

SECTION 9.   UNRESTRICTED STOCK AWARDS
Grant or Sale of Unrestricted Stock.   The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.
SECTION 10.   CASH-BASED AWARDS
Grant of Cash-Based Awards.   The Administrator may grant Cash-Based Awards under the Plan. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award will become vested or payable and such other provisions as the Administrator determines. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.
SECTION 11.   DIVIDEND EQUIVALENT RIGHTS
(a)   Dividend Equivalent Rights.   The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights will be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment will be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units may be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and such Dividend Equivalent Right will expire or be forfeited or annulled under the same conditions as such other Award. Notwithstanding anything to the contrary, no Dividend Equivalent Rights shall be granted with respect to any Stock Options or Stock Appreciation Rights.
(b)   Termination.   Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights will automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Affiliates for any reason.
SECTION 12.   TRANSFERABILITY OF AWARDS
(a)   Transferability.   Except as provided in Section 12(b) below, during a grantee’s lifetime, such grantee’s Awards are exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards may be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards will be subject, in whole or in part, to attachment, execution or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)   Administrator Action.   Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee may transfer the grantee’s Awards (other than Incentive Stock Options) to the grantee’s immediate family members, to trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.
2026 PROXY STATEMENT |	B-13

(c)   Family Member.   For purposes of Section 12(b), “family member” means a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50% of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets and any other entity in which these persons (or the grantee) own more than 50% of the voting interests.
SECTION 13.   TAX WITHHOLDING
(a)   Payment by Grantee.   Each grantee must, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, local, non-U.S. or other taxes of any kind required by law to be withheld by the Company or any applicable Subsidiary or Affiliate with respect to such income. The Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)   Payment in Stock.   The Administrator may require the Company or any Subsidiary or Affiliate’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares will be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company or any Subsidiary or Affiliate’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company or the applicable Subsidiary or Affiliate in an amount that would satisfy the withholding amount due.
SECTION 14.   SECTION 409A AWARDS
Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. If any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment may be made prior to the date that is the earlier of  (i) six months and one day after the grantee’s separation from service or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A. The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. The grantee is solely responsible for the payment of any taxes and penalties incurred with respect to Awards under the Plan, including under Section 409A.
SECTION 15.   TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.
(a)   Termination of Service Relationship.   If the grantee’s Service Relationship is with a Subsidiary or Affiliate and such Subsidiary or Affiliate ceases to be a Subsidiary or Affiliate, the grantee will be deemed to have terminated the grantee’s Service Relationship for purposes of the Plan.
B-14	| 2026 PROXY STATEMENT

(b)   For purposes of the Plan, the following events will not be deemed a termination of a Service Relationship:
(i)   a transfer of employment from the Company to a Subsidiary or Affiliate or vice versa, or from one Subsidiary or Affiliate to another;
(ii)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing; or
(iii)   the transfer in status from one eligibility category under Section 4 hereof to another category.
SECTION 16.   AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action may materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards or take any other action with respect to a Stock Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Stock is listed. To the extent determined by the Administrator to be required under the rules of any securities exchange or market system on which the Stock is listed, or by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).
SECTION 17.   STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator otherwise expressly determines in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 18.   GENERAL PROVISIONS
(a)   No Distribution.   The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)   Issuance of Stock.   To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company has mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock will be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company has given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary
2026 PROXY STATEMENT |	B-15

or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan will be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such covenants, agreements and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator has the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)   No Fractional Shares.   No fractional shares of Stock may be issued or delivered pursuant to the Plan or any Award, and the Administrator will determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(d)   Stockholder Rights.   Except as otherwise provided in this Plan or an Award Certificate, until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.
(e)   Other Compensation Arrangements; No Employment Rights.   Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any grantee any right to continued employment or other Service Relationship with the Company or any Affiliate.
(f)   Trading Policy Restrictions.   Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(g)   Clawback Policy.   All Awards are subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or Administrator and as in effect from time to time, including the Company’s Incentive-Based Compensation Clawback Policy for Executive Officers (as such policy may be amended and/or restated from time to time) and (ii) applicable law. Further, to the extent that the grantee receives any amount in excess of the amount that the grantee should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the grantee will be required to repay any such excess amount to the Company.
SECTION 19.   EFFECTIVE DATE OF PLAN
This Plan will become effective upon stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation and applicable stock exchange rules. No Awards may be granted hereunder after the tenth anniversary of the Effective Date and no Incentive Stock Options may be granted hereunder after the tenth anniversary of the date the Plan is approved by the Board.
SECTION 20.   GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.
DATE APPROVED BY BOARD OF DIRECTORS:
DATE APPROVED BY STOCKHOLDERS:
B-16	| 2026 PROXY STATEMENT

THE CHEMOURS COMPANY PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone. Vote Your Proxy on the Internet: Go to www.AALvote.com/CC Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Proxy by Phone: Call 1-866-804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid As a shareholder of The Chemours Company, you have the option of envelope provided. voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic or telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 PM ET, on April 23, 2026. PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t t The Chemours Company VIRTUAL ANNUAL MEETING OF SHAREHOLDERS APRIL 24, 2026 at 10:00 AM EST THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CHEMOURS COMPANY The undersigned hereby appoints Shane Hostetter and Kristine M. Wellman, or either of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Virtual Annual Meeting of Shareholders (the “Annual Meeting”) of The Chemours Company (the “Company”) to be held on April 24, 2026, and any adjournment or postponement thereof, as hereinafter specified and, in their judgment, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH OF THE NOMINEES NAMED IN PROPOSAL 1, AND “FOR” PROPOSALS 2, 3 AND 4. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR JUDGMENT UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Signature_____________________________________________________ Date_________________________________________________________ Title__________________________________________________________ Signature (Joint Owners)______________________________________ NOTE: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, limited liability company or partnership, please sign in full corporate, limited liability company, or partnership name by authorized officer or person. Address change: (If you noted any Address Changes above, please mark box.) o CONTROL NUMBER CONTROL NUMBER 26-5489 Chemours PC (AAL).indd 1 26-5489 Chemours PC (AAL).indd 1 3/5/26 11:28AM 3/5/26 11:28AM

Your Board of Directors recommends a vote FOR Proposals 2, 3 and 4. 2. Advisory Vote to Approve Named Executive Officer Compensation. FORoAGAINSToABSTAIN o 3. Proposal to Approve The Chemours Company 2026 Equity and Incentive Plan. FORoAGAINSToABSTAIN o 4. Ratification of Selection of PricewaterhouseCoopers LLP for fiscal year 2026. FORoAGAINSToABSTAIN o 1. Election of Directors to Serve One-Year Terms Expiring at the Annual Meeting of Shareholders in 2027. Your Board of Directors recommends you vote FOR each of the nominees named in Proposal 1. ELECTION OF DIRECTORS: FOR AGAINST ABSTAIN (1) George R. Brokaw o o o (2) Alister Cowan o o o (3) Mary B. Cranston o o o (4) Denise M. Dignam o o o (5) Pamela F. Fletcher o o o (6) Erin N. Kane o o o (7) Joseph D. Kava o o o (8) Sean D. Keohane o o o (9) Courtney R. Mather o o o (10) Livingston L. Satterthwaite o o o (11) Leslie M. Turner o o o When properly executed, your proxy card/voting instruction form will be voted in the manner you direct. If you do not specify your choices, your shares will be voted FOR all the nominees in Proposal 1, and FOR Proposals 2, 3 and 4. Please mark your votes like this PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. t t Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting of Shareholders to be held April 24, 2026: The Proxy Statement and our 2025 Annual Report to Shareholders are available at: http://web.viewproxy.com/chemours/2026 26-5489 Chemours PC (AAL).indd 2 26-5489 Chemours PC (AAL).indd 2 3/5/26 11:28AM 3/5/26 11:28AM 25-30256-1 C27.1 P2